As filed with the Securities and Exchange Commission on March 26,
2003                    Registration No. 333-98397



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM F-1
                                 AMENDMENT NO. 4

         REGISTRATION STATEMENT UNDER  THE SECURITIES ACT OF 1933


                        Commission file number 333-98397

                                LINGO MEDIA INC.
                                ----------------
             (Exact name of Registrant as specified in its charter)

Ontario,  Canada                              2741
----------------
(Jurisdiction  of  incorporation          (Primary  Standard  Industrial
or  organization)                         Classification  Code  Number

       151 Bloor Street West, Suite 890, Toronto, Ontario, Canada  M5S 1S4
       -------------------------------------------------------------------
                    (Address of principal executive offices)


                              David M. Loev, Esq.,
                         David M. Loev, Attorney at Law
                        2777 Allen Parkway, Suite 1000,
                              Houston, Texas 77019,
                                 (713) 524-4110
--------------------------------------------------------------------------------
(Name, Address, Including Zip Code, And Telephone Number, Including Area Code Of
                                Agent For Service

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

Title of                        Proposed        Proposed
Each Class      Amount to       Maximum         Maximum        Amount of
    Of              be          Offering        Aggregate    Registration
Securities to  Registered       Price per       Offering          Fee
be Registered                   Share (1)       Price (1)

Common
Stock, no      4,700,000         .08125           $381,875         35.13
Par value
Per share

Shares of
Common Stock   3,275,000         .08125           $266,093.75      24.45
Underlying
Warrants

Total          7,975,000                          $647,968.75      59.58

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933. The Company's average of the Company's bid and ask price on the TSX Venture Exchange was US$.08125 for purposes of this section.

THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A
FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                LINGO MEDIA, INC.

            Resale of 4,700,000 shares of common stock and 3,275,000
                   shares of common stock underlying warrants

The prospectus relates to the registration of the resale of 4,700,000 shares of our common stock and 3,275,000 shares of common stock underlying warrants by the selling stockholders listed on page 59. Shares offered by the selling stockholders may be sold by one or more of the following methods:

     ordinary brokerage transactions in which a broker solicits purchases; and face to face transactions between the selling stockholders and purchasers without a broker.

Selling stockholders will sell at the set price of $.40 per share until such time as our shares are quoted on the OTC Bulletin Board and then thereafter at prevailing market prices or privately negotiated prices. We sold 1,000,000 units, each unit priced at $.10 and consisting of one common share and one-half common share purchase Class C warrant. The Class C warrants are exercisable at $.15 per share. We sold 3,700,000 units at $.10 per unit, each unit consisting of one common share and three quarters of one Class D warrant. Each Class D warrant entitles the holder to purchase one common share for an exercise price of $.12 per share. Selling stockholders, including those warrant holders who are selling stockholders, will sell at the set price of $.40 per share until such time as our shares are quoted on the OTC Bulletin Board and then thereafter at prevailing market prices or privately negotiated prices. A current prospectus must be in effect at the time of the sale of the shares of common stock discussed above. We will not receive any proceeds from the resale of common stock by the selling stockholders. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, selling stockholders may be deemed underwriters.
Therefore, the selling stockholders may be subject to statutory liabilities if the registration statement, which includes this prospectus, is defective by virtue of containing a material misstatement or failing to disclose a statement of material fact. We have not agreed to indemnify any of the selling stockholders regarding such liability.


THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD RETAIN OR ACQUIRE OUR STOCK ONLY AFTER CONSIDERING THE RISKS ASSOCIATED WITH US. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 8ALONG WITH THE REST OF THIS
PROSPECTUS  BEFORE  YOU  MAKE  YOUR  INVESTMENT  DECISION.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is March 31, 2003
                                               ---------


                                TABLE OF CONTENTS


                                                               Page
                                                               ----
Prospectus Summary                                               3
The Offering                                                     6
Summary Consolidated Financial Data                              7
Risk Factors                                                     8
Identity of Directors, Senior Management and Advisors           20
Selected Financial Data                                         22
Market Information                                              24
Description of Securities                                       24
Forward-Looking Statements                                      25
Business Overview                                               26
Capitalization and Indebtedness                                 26
Operating and Financial Review and Prospects                    39
Directors and Senior Management                                 47
Principal Shareholders                                          52
Related Party Transactions                                      53
Plan of Distribution and Selling Stockholders                   59
Taxation                                                        63
Qualitative and Quantitative Disclosures and Market Risk        64
Memorandum and Articles of Association                          73
Validity of Securities                                          78
Experts                                                         78
Where You Can Find More Information                             78
Financial Statements                                            79
Indemnification of Directors and Officers                       80
Recent Sales of Unregistered Securities                         81
Exhibits and Financial  Statement Schedules                     83

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                               PROSPECTUS SUMMARY

Item  3.  Summary  Information,  Risk  Factors,  and  Ratio of Earnings to Fixed
Charges

This summary highlights material information found in greater detail elsewhere in this document. In addition to this summary, we urge you to read the entire document carefully, especially the discussion of the risks of investing in our ordinary shares under "Risk Factors," before deciding to buy our ordinary shares. References in this document to "Lingo Media," the "Company," "we," "our" and "us" refer to Lingo Media Inc., an Ontario company, and its subsidiaries.

During the year ended December 31, 2001, we had revenues of $333,691, a gross profit of $291,553, and a loss of $44,706.

Our auditors have expressed substantial doubt regarding our ability to continue as a going concern, based on operating losses we have incurred since inception.

THE  COMPANY
------------
Introduction
------------

Lingo Media is a provider of language learning products for the domestic and international markets, with a particular emphasis on China and Canada. The products include traditional media, i.e. books, audiocassettes, CD-ROMs, and supplemental products. Additionally, the Company is developing an online service for English language learning.

The  Company's  executive  office  is  located  at:
 151  Bloor  Street  West,  #890
 Toronto,  Ontario,  Canada  M5S  1S4
 Telephone:  (416)  927-7000
 Facsimile:  (416)  927-1222
 e-mail:  iatique@lingomedia.com
 website:  www.lingomedia.com
           ------------------
The  contact  person  is:
  Imran  Atique,  Secretary  and  Treasurer.

The  Company's  fiscal  year  ends  December  31st.

The Company's common shares trade on the TSX Venture Exchange under the symbol "LMD.V".

History  and  Development
-------------------------

Incorporation  and  Name  Changes
---------------------------------
The Company was incorporated under the name Alpha Publishing Inc. pursuant to the Business Corporations Act (Alberta) on April 22, 1996. The name was changed to Alpha Ventures Inc. on May 24, 1996. Pursuant to Articles of Continuance effective April 22, 1998, the Company was continued as an Ontario company under the provisions of the Business Corporations Act (Ontario) under the name, Alpha Communications Corp. The name was changed to Lingo Media Inc. on July 4,2000.

The Company currently has four subsidiaries: Lingo Media Ltd "LML", Lingo Media International Inc. "LMII", EnglishLingo, Inc. "ELI" and Mail Box Kids Corporation "MBK".

LML was incorporated pursuant to the Business Corporations Act (Ontario) on November 21, 1994 under the name Alpha Corporation. Alpha Corporation changed its name to Lingo Media Ltd on August 25, 2000.

LMII was incorporated pursuant to the Companies Act of Barbados on September 11, 1996 under the name International Alpha Ventures Inc. On May 13, 1997, wholly-owned subsidiary's name was changed to International Alpha Media, Inc. and then was changed to Lingo Media International Inc. on September 20, 2000.

ELI was incorporated under the laws of Delaware on April 6, 1999. On June 9, 1999, its articles were amended to increase its authorized capital and to include certain provisions with respect to the liability and indemnification of directors. On May 18, 2000 its name was changed from Yangtze OnLine, Inc. to EnglishLingo, Inc. ELI is 100% owned by the Company.

MBK was incorporated under the laws of Delaware on November 10, 1998. On December 22, 1998, the articles of the company were amended to increase the authorized capital and to include certain provisions with respect to the liability and indemnification of directors. MBK is owned 57.5% by the Company. The only asset of MBK which was a children software program was transferred to LMII and this company has been inactive for last two years.

     THE OFFERING

Common Stock to be Resold          4,700,000 shares of common stock and
                                   3,275,000 shares of common stock underlying warrants

Common Stock Outstanding          20,733,287 Shares


Use of Proceeds                   The Company will receive no proceeds from the
                                  resale of shares of common stock, but will receive proceeds from the exercise of warrants.

Limited Market Outside
of the U.S.                       Prior to this offering, there has been a
                                  limited public market for our shares of common stock on the TSX Venture Exchange under the stock symbol LMD.

No Market in U.S.                 Prior to this offering, there has been no
                                  public market for our shares of common stock in the U.S. We provide no assurance that there will be a market in the United States in the future for our common stock. In the event a market develops for our common stock, it will likely be sporadic and volatile.

Determination of Offering
Price The initial public trading price of our shares of common stock will be determined by market makers independent of us.

Risk Factors                      The securities offered hereby involve a high
                                  degree of risk.  See "Risk Factors".

Common Stock Outstanding After
Offering Assuming No Exercise
Of Warrants                       20,733,287 shares of common stock

Common Stock Outstanding
After Offering Assuming Exercise
of Warrants                       24,008,287 shares of common stock

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     You should read the following summary financial data in conjunction with our consolidated financial statements and the related notes, "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this document. Our financial statements are reported in Canadian dollars and presented in accordance with Canadian generally accepted accounting principles and reconciled to U.S. generally accepted accounting principles in the, footnotes, for the fiscal years ended December 31, 2001, December 31, 2000, December 31, 1999, and December 31, 1998 as well as the 13 months ended December 31, 1997 which was the Company's first audit report and includes an additional month to reflect the period since inception. The financial reports mentioned above have all been audited by KPMG LLP and information for the nine months ended September 30, 2002 and September 30, 2001 are unaudited.

     When we refer to "Canadian dollars" and "$" in this document, we are referring to Canada dollars, the legal currency of Canada. When we refer to "U.S. dollars," and "US$" in this document, we are referring to United States dollars, the legal currency of the United States.

     Please note that the US GAAP reconciliation numbers in the following table are selected from the note 19 of the December 31, 2001 statements and note 8 of the Interim statements as of September 30, 2002.


                                         Expressed in Canadian Dollars

                        Nine Months Ended September 30,        Year Ended December 31,                        13 Months

                             2002          2001          2001          2000          1999          1998         1997
STATEMENT OF
 OPERATIONS
 DATA:

Revenue                  $ 1,032,322   $    84,051   $   333,691   $   527,051   $   732,127   $ 1,926,786   $1,316,085

Cost of sales                386,523             -        42,138       371,668       475,957     1,608,956      751,490

Gross profit                 645,799        84,051       291,553       155,383       256,170       317,830      564,595
 (loss)

General and                  418,439       356,139       406,961       661,170       472,671       458,408      544,335
 administrative
 expenses

Operating income (loss)        9,766      (344,476)     (253,832)     (649,997)     (420,421)     (307,557)     (43,819)

Gain on sale                       -       197,719       197,719             -             -             -            -
 of subsidiary

Gain on                      101,438             -             -             -       143,962             -            -
 issuance of
 shares of
 subsidiary

Net income                   111,203      (146,757)      (44,706)     (774,997)     (276,459)     (307,557)       8,090
 (loss)

Net income
 (loss) per
 ordinary
 share:

Basic and                $       .00   $      (.01)  $      (.00)  $      (.05)  $      (.03)  $      (.03)  $     (.00)
 diluted

Weighted                  17,281,401    15,966,978    16,095,471    14,567,994    10,783,827    10,615,499    8,729,597
 Average
 number of
 common shares
 outstanding

US GAAP net                   79,029      (243,459)     (467,000)   (1,103,000)     (219,000)     (150,000)
 profit (loss)

US GAAP basic                  (0.00)        (0.01)        (0.04)        (0.08)        (0.01)        (0.01)
 loss per
 share






              September 30,        As of December 31,                             13 Months


BALANCE SHEET          2002        2001         2000         1999        1998        1997
DATA:

Cash             $   35,062  $    7,473   $   44,207           -           -   $   45,610

Working             409,437     (85,471)     (78,085)   (791,646)   (401,445)     197,912
 capital

Total assets      1,971,253   1,883,377    1,749,181   1,182,633   1,238,140    1,325,883

Short-term          131,903     411,096      195,700     561,302     428,884      288,200
 Borrowings
 and current
 portion of
 long term debt

Long term debt            -      54,480       47,250      92,950     143,650      198,575

Shareholders'     1,581,220   1,211,572    1,142,778      75,903     352,362      352,719
 equity

US GAAP equity      554,656     123,085     (511,000)    228,000     123,000       77,000


                                  RISK FACTORS
                                  ------------


The Company is subject to a number of risks and uncertainties. If any of the following risks occur, our business, results of operations and financial condition would likely suffer. In any such events, the market price of our common stock could decline and you may lose all or part of your investment in our shares of common stock.

RISKS  ASSOCIATED  WITH  DOING  BUSINESS  IN  CHINA
---------------------------------------------------

Risk  of  Failing  to  Achieve  Market  Acceptance
--------------------------------------------------

Although the Company has secured a commitment from People Education Press in Beijing for EFL materials, there can be no assurance that the educational system in China will continue to accept the educational publications produced by the Company. In addition, although the use of the Internet in China is growing, the success of the Company's on-line educational services in that country will depend in large part on the widespread continued adoption of the Internet for general and educational use. In the event of failure to achieve or maintain such market acceptance, there could be a material adverse impact on the development of such on-line educational services on the Internet that in turn could have a negative impact on the Company.

Government  Regulation of the Internet in China May Reduce Our Sales or Increase
--------------------------------------------------------------------------------
Our  Expenses
-------------

The Company's planned on-line educational services in China may be subject to various laws and regulations relating to Internet usage and access. The regulatory environment related to such usage and access may evolve to address issues such as privacy, content, copyrights, distribution and characteristics and quality of products and services. The enactment of further regulatory mechanisms laws or regulations may impede the development and implementation of such services on the Internet and, in turn, could decrease the demand for the products and services that the Company provides as well as increase the Company's costs of doing business. The extent and applicability of existing laws to the Internet in China in respect of issues such as content ownership, privacy, rights of publicity, language requirements and content restrictions are uncertain and could expose the Company to significant liabilities. In addition, the extent and application of any new laws and regulations to the Internet could have a material adverse effect on the Company.

Our  Limited  Experience  in  China  May  Impede  Our  Success
--------------------------------------------------------------

The Company has limited experience in the provision of traditional educational publishing and on-line services in China. Although the Company has retained the services of Canadian and Chinese educators to assist the Company with these endeavors, there can be no assurance that the Company will be able to attract and retain qualified personnel with relevant experience for the continued management and development of this area of its business.

Integration  and Operation of EnglishLingo May Result in Reduced Company Efforts
--------------------------------------------------------------------------------

The investment by the Company in the operations of EnglishLingo, Inc. may be accompanied by risks commonly encountered as businesses diversify into new areas of operation. Such risks include, among other things, the difficulty of assimilating the operations and personnel of the new areas of operation, the potential disruption of the Company's ongoing business, the distraction of management from the business of the Company, the inability of management to maximize the financial and strategic position of the Company, the maintenance of uniform standards, controls, procedures and policies and the impairment of relationships with employees and clients as a result of any integration of new management personnel. The failure to successfully integrate the new business operations of the Company could have a material adverse effect on the Company's business, revenues, operating results and financial condition.

Continuation  Of  Existing  Strategic  Alliances  Is  Important to the Company's
--------------------------------------------------------------------------------
Success
-------

The Company has developed strategic alliances in the form of Master Agreements to Develop, Publish, Sell Products And Product Agreements with People Education Press "PEP", Foreign Language Teaching and Research Press "FLTRP", Renzhen Group "RG" and China International Publishing Group "CIPG". The Company has also formed a marketing alliance with Clever Software Group Co., Ltd., a leading educational software company in China. The termination of these alliances may have an adverse effect on the Company's results of operation and financial conditions in the traditional educational publishing and web learning services sectors if the Company were unable to develop suitable substitute arrangements.

The  Growth  Of  The  Company's  Business  Is  Dependent On Government Budgetary
--------------------------------------------------------------------------------
Policy,  Particularly  The  Allocation  Of  Funds  To  Sustain The Growth Of The
--------------------------------------------------------------------------------
English  Language  Learning  And  Training  Programs  In  China
---------------------------------------------------------------

The Company's customers in China, excluding Clever Software Group Co. Ltd and Renzhen Group, are directly or indirectly owned or controlled by the state government of China. Accordingly, their business strategies, capital expenditure budgets and spending plans are largely decided in accordance with government policies, which, in turn, are determined on a centralized basis at the highest level by the State Planning Commission of the PRC. As a result, the growth of our business is heavily dependent on government policies for English language learning and training. Despite the high priority currently accorded by the government to this area, and a high level of funding allocated by the government to this sector, insufficient government allocation of funds to sustain its growth in the future could reduce the demand for our products and services and have a material adverse effect on our ability to grow our business.

Political  And  Economic  Policies  Of  The  Chinese Government Could Affect Our
--------------------------------------------------------------------------------
Industry  In  General  And  Our  Competitive  Position  In  Particular
----------------------------------------------------------------------

Since the establishment of the PRC in 1949, the Communist Party has been the governing political party in China. The highest bodies of leadership are the Politburo of the Communist Party, the Central Committee and the National People's Congress. The State Council, which is the highest institution of government administration, reports to the National People's Congress and has under its supervision various commissions, agencies and ministries, including Ministry of Foreign Trade and Economic Co-operation "MOFTEC". Since the late 1970s, the Chinese government has been reforming the Chinese economic system. Reforms have included decollectivization of farms; legalization of interregional and international trade by individuals and businesses; legalization of markets in most goods and services; elimination of price controls; and privatization of some state-owned productive assets. Reforms began in the farming sector and rural industry, and were later implemented in various service industries. In the last five years, China has also begun dismantling large state monopolies in heavy industry. Although the Company believes that economic reform and the macroeconomic measures adopted by the Chinese government have had and will continue to have a positive effect on the economic development in China, there can be no assurance that the economic reform strategy will not from time to time be modified or revised. Such modifications or revisions, if any, could have a material adverse effect on the overall economic growth of China and investment in the English language learning and training sectors in China. Such developments could reduce, perhaps significantly, the demand for our products and services. There is no guarantee that the Chinese government will not impose other economic or regulatory controls that would have a material adverse effect on our business. Furthermore, changes in political, economic and social conditions in China, adjustments in policies of the Chinese government or changes in laws and regulations could adversely affect our industry in general and our competitive position in particular. Changes in government policies might include increased restrictions on the nature of business activities that foreign-owned enterprises may perform or additional tax/fee/license requirements for foreign-owned enterprise; increased restrictions on the publishing industry, including restrictions on the nature of business activities that publishers may perform; additional tax/fee/license requirements; requirements to publish or not to publish certain content; and direct state supervision or control of publisher's activities; and more intensive approval requirements for educational materials.

The  Markets  In  Which  the  Company Sells its Services And Products Are Highly
--------------------------------------------------------------------------------
Competitive  And  We  May  Not  Be  Able  To  Compete  Effectively
------------------------------------------------------------------

The educational publishing market in China is rapidly changing. Competitors to the Company's strategic co-publishing partners in the market mainly include provincial educational publishing companies such as Yilin Educational Press and Shanghai Foreign Language Educational Press. In addition, there are many large multinational educational publishing companies with substantial, existing publishing operations in Asian markets including China that have significantly greater financial, technological, marketing and human resources. Should additional multinational educational publishing companies decide to enter the English language learning and training market in China, this could hurt the Company's future profitability and erode its market share.

Our competitors, some of whom have greater financial, technical and human resources than us, may be able to respond more quickly to new and emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sale of new products or services. It is possible that competition in the form of new competitors or alliances, joint ventures or consolidation among existing competitors may decrease our market share. Increased competition could result in fewer customer engagements, reduced gross margins and loss of market share, any one of which could materially and adversely affect our profits and overall financial condition.

Economic  Risks  Associated  With  Doing  Business
--------------------------------------------------

The Chinese economy has experienced uneven growth across geographic and economic sectors and has recently been slowing. There can be no assurance that the economic slow down will not continue. The China economy is also experiencing deflation which may continue in the future. The current economic situation may adversely affect our profitability over time as expenditures for English as a Foreign Language product may decrease due to the results of slowing domestic demand and deflation. In addition, the Chinese government may implement changes in fiscal policy that could increase our costs of operating our business in China or slow demand for our products. We cannot predict what effects changes in Chinese government policies may have on our business or results of operations.

Inflation  And  Currency  Matters  May  Reduce  Our  Sales
----------------------------------------------------------

In recent years, the Chinese economy has experienced periods of rapid growth as well as relatively high rates of inflation, which in turn has resulted in the periodic adoption by the Chinese government of various corrective measures designed to regulate growth and contain inflation. Since 1993, the Chinese government has implemented an economic program designed to control inflation, which has resulted in the tightening of working capital available to Chinese business enterprises. The recent Asian financial crisis has resulted in a general reduction in domestic production and sales, and a general tightening of credit, throughout China.

Restrictions  On  Currency Exchange May Limit Our Ability To Distribute Profits,
--------------------------------------------------------------------------------
If  Any,  Or  To  Use  Revenues From Our Chinese business Effectively, Which May
--------------------------------------------------------------------------------
Adversely  Affect  Our  Ability  To  Meet  Our  Obligations  Outside  Of  China
-------------------------------------------------------------------------------

Substantially all of the revenues and operating expenses of our Chinese business are denominated in Renminbi or RMB. The Renminbi is currently freely convertible under the "current account", which includes dividends, trade and service-related foreign exchange transactions, but not under the "capital account", which includes foreign direct investment.

Currently, Chinese publishing companies which are a party to co-publishing agreements with foreign publishers, such as our Master Agreements with PEP, FLTRP, RG and CIPG may purchase foreign exchange for settlement of "current account transactions", including payment of dividends, without the approval of the State Administration for Foreign Exchange. However, we cannot assure you that the relevant Chinese governmental authorities will not limit or eliminate the Company's ability or the Company's Co-Publishing partners' ability to purchase and retain foreign currencies in the future.

Since a significant amount of our future revenues will be in the form of US dollars linked to the pegged exchange rate of Renminbi, any future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside China.

Foreign exchange transactions are still subject to limitations and require government approval. This could affect the ability of our existing or future Chinese partners to obtain foreign exchange. Effective December 1, 1998, all foreign exchange transactions involving the Renminbi must take place through authorized banks in China at the prevailing exchange rates quoted by the People's Bank of China.

We  May  Suffer Currency Exchange Losses If The Renminbi Depreciates Relative To
--------------------------------------------------------------------------------
The  United  States  Dollar
---------------------------

Our reporting currency is the Canadian Dollar. However, substantially all revenues from China activities are denominated in US dollars linked to the pegged exchanged rate of the Renminbi. Our assets and revenues are expressed in our Canadian Dollar. Financial statements will decline in value if the Renminbi depreciates relative to the Canadian and United States Dollar. Any such depreciation could adversely affect the market price of our common stock. Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure at all. In addition, our currency exchange losses may be magnified by Chinese exchange control regulations that restrict our and our Chinese partners' ability to convert Renminbi into United States Dollars.

OTHER  RISK  FACTORS
--------------------

Dependence  on  Michael P. Kraft, the Company's Chief Executive Officer, As Well
--------------------------------------------------------------------------------
as  Other  Executives
---------------------

The Company's future success is dependent on the success and ability of its key management and product development teams. The Company has obtained keyman insurance on its senior executive in the amount of $1,000,000. The loss of key personnel or the inability to attract and retain highly qualified personnel, consultants or advisors, particularly with respect to the Company's intended expansion into on-line educational services in China, could adversely affect the Company's business. The Company faces competition for such personnel from other companies and organizations. There can be no assurance that the Company will be successful in hiring or retaining qualified personnel. The inability of the Company to retain and attract the necessary personnel or the loss of services of any of its key personnel could have a material adverse effect on the Company.

Risk of the Company's Failure to Manage its Growth Effectively As It Attempts to
--------------------------------------------------------------------------------
Expand  Operations  in  Canada  and  in  China
----------------------------------------------

As the Company endeavors to increase its sales and develop new lines of business, it will be subject to a number of risks associated with the management of such growth. These risks include increased responsibilities for existing personnel, the need to hire additional qualified personnel and, in general, higher levels of operating expenses. In order to manage current operations and any future growth effectively, the Company will need to continue to implement and improve its operational, financial and management information systems and to hire, train, motivate, manage and retain qualified employees. In particular, as the Company proceeds with anticipated development of on-line and traditional educational services for the Chinese market, it will need to ensure that adequate mechanisms are in place to address potential growth from the largely untapped Chinese marketplace and to ensure that the Company has hired, trained and retained employees that are familiar with that marketplace. There can be no assurance that the Company will be able to manage such growth effectively, that its management, personnel or systems will be adequate to support the Company's operations or that the Company will be able to achieve the increased levels of revenue commensurate with the increased levels of operating expenses associated with this growth. In the event the Company is unable to manage its growth effectively due to expenses exceeding sales, the timing of expenses becoming due or other reasons, the Company may be forced to reduce or curtail operations.

The  Company's  Customer Base Is Concentrated And The Loss Of One Or More Of the
--------------------------------------------------------------------------------
Customers  Could  Cause  the  Company's  Business  To  Suffer  Significantly
----------------------------------------------------------------------------

We have derived and believe that we will continue to derive a significant portion of our revenues from a limited number of large customers. In 1999, four customers accounted for 92% of our revenues. In 2000, three different customers accounted for 100% of our revenues. In 2001, two customers accounted for 93% of our revenues with a new customer accounting for 74% of such revenues. The loss, cancellation or deferral of any large contract by any of our large customers would have a material adverse effect on our revenues, and consequently our profits. In addition, there can be no assurance that we will continue to bring in new significant customers.


Technological Changes May Reduce the Company's Sale of Its Products and Services
--------------------------------------------------------------------------------

Both the traditional publishing industry and the on-line services industry continue to experience technological change. The publishing industry continues to evolve from traditional mechanical format printing to full digital printing. The inability of the Company to keep pace with the new technologies and standards in the print industry could render its products and services non-competitive. The Company's future success will depend on its ability to address the increasingly sophisticated needs of its customers by producing and marketing enhancements to its products and services that respond to technological changes or customer requirements. The Company may be required to invest significant capital in additional technology in order to remain competitive. In addition, the provision of on-line services is characterized by continuing improvements in technology that results in the frequent introduction of new products, short product life cycles and continual improvement in product price/performance characteristics. A failure on the part of the Company to effectively manage a product transition will directly affect the demand for the Company's products and the profitability of the Company's operations.

Exchange  Rate  Fluctuations  May  Reduce the Company's Revenues or Increase the
--------------------------------------------------------------------------------
Company's  Expenses
-------------------

The Company does transact some business involving currencies other than the Canadian currency in both purchasing and selling goods and services. The Company is exposed to fluctuations in foreign currency exchange rates that may have an adverse effect on the Company's businesses.

Growth  of  Multimedia  Products  May  Compete  With  and  Reduce  the Company's
--------------------------------------------------------------------------------
Publishing  Activities
----------------------

The traditional media platform is being increasingly challenged by the growing body of multimedia products. Multimedia products serve as ancillary tools to traditional publishing mediums such as print but can also serve as stand-alone interactive tools replacing traditional publishing mediums. Although the Company is continuing its own publishing activities using multimedia interactive mediums, the continued growth of multimedia products may detract from the viability of traditional publishing activities.

Dependence  on Key Contractors for Maintenance of High Quality Editorial Content
--------------------------------------------------------------------------------

A key component of the continued success of the traditional publishing activities of the Company will be the ability of the Company to maintain high quality editorial content. The Company must continue to develop new and innovative materials to sustain its educational publishing activities in order to ensure the continued viability of the traditional publishing aspects of its business. Although the Company continues to retain leading educators to develop content for its educational publications, there can be no assurance that the Company will be able to continue hiring leading educators to maintain the current high levels of editorial content for future publications.

Reduction  in  Spending  by  Federal  and  Provincial  Governments  in Canada of
--------------------------------------------------------------------------------
Educational  Curriculum  Development  May  Reduce  Our  Sales
-------------------------------------------------------------

Recent funding cuts by both federal and provincial governments in Canada to all forms of educational institutions have presented a major hurdle to the Canadian publishing industry over the last several years. In an effort to meet deficit-reduction targets, both levels of government in Canada have significantly cut funding for, amongst other things, textbook purchases. Any further change in curriculum development and selection policies by governmental bodies responsible for those activities, both in Canada and in other countries, may have a negative effect on the Company's strength and profitability.

Competition  is  Likely  to  Have  A  Tremendous  Impact  on  Our  Business
---------------------------------------------------------------------------

The Canadian publishing industry is large and diverse with many competing participants. While the Company's particular area of concentration in educational books does not face the level of competition as other areas of the publishing industry, the Company does face competition within the Canadian marketplace from other competitors that have larger and substantially greater resources than the Company. In addition, other publishing companies may expand their range of activities to directly compete in these segments. Competition to provide educational print services in Canada is largely based on price, product innovation and quality, timeliness of product delivery and ability to service the specialized needs of customers. There can be no assurance that the Company will be able to compete effectively with its publishing competitors. In addition, although the Company is unaware of any specific competitor competing in on-line educational services marketplace in China, the Company faces considerable competition from traditional educational publishing companies and from educational software providers in China both of which offer the same or similar services as are available from the Company's traditional publishing operations and will be available via the Company's on-line educational services. In addition, it is anticipated that as the world's largest market becomes more open to foreign involvement, in the Chinese marketplace in general and in educational programs in particular, the level of competition will further intensify.

Risk  of  Specialty  Publishing  Clients  Utilizing  forms  of  Promotion  and
------------------------------------------------------------------------------
Advertising  That  Compete  With  Those  Offered  by  the  Company
------------------------------------------------------------------

The specialty publishing business is a form of promotion and advertising. There can be no assurances that the Company's specialty publishing clients will continue to use their promotional and advertising expenditures on such forms of promotion and advertising or will not increase their utilization of other forms of advertising and promotion such as billboards, newspapers and radio/television commercials.


We  May  Need  Additional  Capital  In The Future And It May Not Be Available On
--------------------------------------------------------------------------------
Acceptable  Terms
-----------------

For the nine months ended September 30, 2002, we had revenues of $1,032,322, and as of September 30, 2002 we had cash of $35,062, accounts receivable of $685,436, and current liabilities of $390,034. We will not receive any proceeds from the resale of the shares registered in this offering, but may receive proceeds from the exercise of warrants. We believe that our current cash on hand along with our accounts receivable and recurring sales, will satisfy our working capital requirements for at least the next twelve months. After that, we may need to raise additional funds in order to finance our operations. The Company presumes that corporate growth will be funded both out of positive cash flow and from the sale of equity and/or debt to help generate needed capital. Insuring that capital is available to increase production, sales and marketing capacity and to provide support materials and training in the market place is essential to success. We cannot assure you that financing will be available on terms favorable to us, or at all. If adequate funds are not available on acceptable terms, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results.

Risk  of  Continued  History  of  Losses
----------------------------------------

The Company has had a history of losses and there is no assurance that it can reach profitability in the future. The Company will require significant additional funding to meet its business objectives. Capital will need to be available to help expand not only the production capacity of the corporation's vendors but also to improve market penetration and sales through an increasing distribution network.

Our Auditors Have Expressed Substantial Doubt About Our Ability to Continue As A
--------------------------------------------------------------------------------
Going  Concern
--------------

In the United States, reporting standards for auditors require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast doubt on the Company's ability to continue as a going concern, such as those described in note 1 to the consolidated financial statements. Our financial statements do not include any adjustments that might result from the outcome of that uncertainty. The auditors' report to the shareholders dated May 3, 2002, is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.

General  Economic  Conditions  May  Negatively  Affect  the  Company's  Sales
-----------------------------------------------------------------------------

From time to time, the markets in which the Company sells its products experience weak economic conditions that may negatively affect the Company's sales. Any general economic, business or industry conditions that cause customers to reduce or delay their investments in educational publications and products may have a negative effect on the Company's strength and profitability. The Company may experience some seasonal trends in the sale of its publications. For example, sales of published materials experience seasonal fluctuations with higher sales in the third calendar quarter and first calendar quarter.

You  May  Experience Difficulty Selling Our Stock Due to the Lack of Public
---------------------------------------------------------------------------
Market  for  Our  Common  Stock
 ------------------------------

Prior to this prospectus, there has been no public trading market for our common stock in the U.S. Upon the registration statement becoming effective, the common stock will not be listed on a national securities exchange, Nasdaq, or on the OTC Bulletin Board. Management's strategy is to list the common stock on the OTC Bulletin Board as soon as practicable. However, to date we have not solicited any such securities brokers to become market-makers of our common stock. There can be no assurance that an active trading market for the common stock will develop or be sustained upon the registration statement becoming effective or that the market price of the common stock will not decline below the initial public trading price. The initial public trading price will be determined by market makers independent of us.

Upon the registration statement becoming effective, the common stock will not be listed on a national securities exchange, Nasdaq, or on the OTC Bulletin Board. Management's strategy is to list the common stock on the OTC Bulletin Board as soon as practicable. However, to date we have not solicited any such securities brokers to become market-makers of our common stock. The initial public trading price will be determined by market makers independent of us.

Our  Public  Trading  Market,  If  And  When  It Develops, Will Likely Be Highly
--------------------------------------------------------------------------------
Volatile
--------

Prior to this Offering, there has been no public market for our common shares. If a public trading market does develop, the market price of our common shares could fluctuate substantially due to:

     Quarterly  fluctuations  in  operating  results;
     Announcements of new products or services by us or our competitors; Technological innovations by us or our competitors;
     General market conditions or market conditions specific to our or our customer's industries; or
     Changes  in  earning  estimates  or  recommendations  by  analysts.

In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has at times been instituted against the company. If we become subject to securities litigation, we could incur substantial costs and experience a diversion of management's attention and resources.

Risk  of  Purchasing  Our  Securities  at  a Substantially Higher Price Than Was
--------------------------------------------------------------------------------
Previously  Purchased
---------------------

Our public offering price is $.40 per share, which is substantially higher than the $.10 per share paid for by our selling stockholders. Therefore, purchasers of our securities in the public market will be paying significantly more per share and the selling stockholders may continue selling shares resulting in downward pressure on our stock.


Risk of Selling Stockholders and Broker-Dealers or Agents Being Deemed Statutory
--------------------------------------------------------------------------------
Underwriters;  Investors  Cause  of  Action  Limited
----------------------------------------------------

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be underwriters within the meaning of the Securities Act for the sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. Any commissions received by the broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act. As the selling stockholders are selling the securities and the Company is not selling the securities, purchasers of our securities in the open market will have no recourse against the Company. The selling stockholders will have potential liability for a mistake in the Company's prospectus. The ability of an investor to pursue an against a selling stockholder may be difficult, and the likelihood of recovery may be minimal.


Shareholder  Control  May  Result  in  a  Change  of  Our  Management
---------------------------------------------------------------------

Approximately 15% of the issued and outstanding common shares of the Company including options and warrants which are exercisable within 60 days are held by officers and directors of the Company. As a result, the shareholders will be able to exercise significant influence over all matters requiring shareholder approval, including the election of directors and significant corporate transactions.


We Intend To Apply To Be Listed On The NASD OTC Electronic Bulletin Board, Which
--------------------------------------------------------------------------------
Can  Be  A  Volatile  Market
----------------------------

We  intend  to  apply  to  have  our  common shares quoted on the OTC Electronic
Bulletin Board, a NASD sponsored and operated quotation system for equity securities. It is a more limited trading market than the NASDAQ Small Cap Market, and timely, accurate quotations of the price of our common shares may not always be available. You may expect trading volume to be low in such a market. Consequently, the activity of only a few shares may affect the market and may result in wide swings in price and in volume.

Once our common shares are listed on the NASD OTC Bulletin Board, they will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our common shares is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trade involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

The stock market has experienced significant price and volume fluctuations, and the market prices of companies, have been highly volatile. Investors may not be able to sell their shares at or above the then current, OTCBB price. In addition, our results of operations during future fiscal periods might fail to meet the expectations of stock market analysts and investors. This failure could lead the market price of our common shares to decline.

There  Is Uncertainty As To the Company's Shareholders' Ability To Enforce Civil
--------------------------------------------------------------------------------
Liabilities  Both  In  and  Outside  of  the  United  States
------------------------------------------------------------

The preponderance of our assets are located outside the United States and are held through companies incorporated under the laws of Canada, Barbados, and arrangements established in China. Our current operations are conducted in China. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult for shareholders to effect service of process within the United States upon these persons. In addition, investors may have difficulty enforcing, both in and outside the United States, judgments based upon the civil liability provisions of the securities laws of the United States or any state thereof.


Forward-Looking  Statements  In  This  Filing  May  Not  Be  Accurate
---------------------------------------------------------------------

Included in this Form F-1 Registration Statement are various forward-looking statements that can be identified by the use of forward looking terminology such as "may", "will", "expect", "anticipate", "estimate", "continue", "believe", or other similar words. We have made forward-looking statements with respect to the following, among others:

-     the  Company's  goals  and  strategies;
-     the  Company's  ability  to  obtain  licenses/permits to operate in China;
- the importance and expected growth of English as a Foreign Language in China;
-     the  Company's  revenues;
-     the  Company's  potential  profitability;  and
-     the  Company's  need  for  external  capital.

These statements are forward-looking and reflect our current expectations. They are subject to a number of risks and uncertainties, including but not limited to, changes in the economic and political environments in China, changes in technology and changes in the Internet marketplace. In light of the many risks and uncertainties surrounding China and the Internet marketplace, prospective purchasers of our shares should keep in mind that we cannot guarantee that the forward-looking statements described in this Form F-1 will transpire.



Item  4.  Information  With  Respect  To  The  Registrant  And  The  Offering.

IDENTITY OF DIRECTORS, SENIOR MANAGEMENT AND ADVISORS
-----------------------------------------------------
DIRECTORS
---------
 Table No. 1 lists as of March 25, 2003 the names of the Directors of the Company.
                                   Table No. 1
                                    Directors

Name (1)                      Age            Date First Elected/Appointed
----------------------------------------------------------------------------
Richard J.G. Boxer (2)(3)     54                    November 1996
Richard H. Epstein (3)        39                        July 2001
Chen Geng (3)                 32                        July 2001
Michael P. Kraft (3)          39                    November 1996
Scott Remborg (2)(3)          54                        July 2000
----------------------------------------------------------------------------

(1) The business address of each Director is 151 Bloor St. West, Ste. 890, Toronto, Ontario Canada M5S 1S4.
(2)     Member of Audit Committee.
(3)     Resident/Citizen of Ontario, Canada.

SENIOR MANAGEMENT
-----------------
Table No. 2 lists, as of March 25, 2003, the names of the Senior Management of the Company. The Senior Management serves at the pleasure of the Board of Directors.

                                   Table No. 2
                                Senior Management

                                                                 Date of
                                                                  First
Name (1)                     Position               Age        Appointment
----------------------------------------------------------------------------
Michael P. Kraft(2)         President/CEO           39           April 1996
Imran Atique                Secretary/Treasurer     26       September 2001
Khurram R. Qureshi(3)       Chief Financial Officer 40           April 1998
----------------------------------------------------------------------------


(1) The business address of each member of Senior Management is 151 Bloor Street West, Toronto, Ontario, Canada M5S 1S4
(2)     He  spends  80%  of  his  time  on  the  affairs  of  the  Company.
(3)     He spends 20% of his time on the affairs of the Company.

Michael P. Kraft's business functions, as President/CEO of the Company, include strategic planning, business development, product development, financing and banking, and reporting to the Board of Directors.

Imran Atique's business functions, as Secretary and Treasurer of the Company, include assisting the Chief Financial Officer and the President in all financial matters and assisting the Board of Directors in carrying out their duties.

Khurram R. Qureshi's business functions, as Chief Financial Officer of the Company, include financial administration, project management, accounting, providing support to the President/CEO in financing issues.

ADVISORS  No Disclosure Necessary.
--------

AUDITORS
--------
The Company's auditors for its financial statements for each of the preceding three years was KPMG LLP, Chartered Accountants, 4100 Yonge Street #200, Toronto, Ontario, Canada M2P 2H3.

                             SELECTED FINANCIAL DATA
                             -----------------------


Our financial statements are reported in Canadian dollars and presented in accordance with Canadian generally accepted accounting principles and reconciled to U.S. generally accepted accounting principles in the, footnotes, for the fiscal years ended December 31, 2001, December 31, 2000, December 31, 1999, and December 31, 1998 as well as the 13 months ended December 31, 1997 which was the Company's first audit report and includes an additional month to reflect the period since inception. The financial reports mentioned above have all been audited by KPMG LLP and information for the nine months ended September 30, 2002 and September 30, 2001 are unaudited

The selected financial data should be read in conjunction with the financial statements and other financial information included elsewhere in the Registration Statement.

The Company has not declared any dividends since incorporation and does not anticipate that it will do so in the foreseeable future. The present policy of the Company is to retain future earnings for use in its operations and the expansion of its business.

Please note that the US GAAP reconciliation numbers in the following table are selected from the note 19 of the December 31, 2001 statements and note 8 of the Interim statements as of September 30, 2002.




                                             Selected Financial Data
                                           Expressed in Canadian Dollars

                    Nine Months Ended
                      September 30,                      Year Ended December 31,                        13 Months

                        2002          2001          2001          2000          1999          1998         1997
STATEMENT OF
 OPERATIONS
 DATA:

Revenue          $ 1,032,322   $    84,051   $   333,691   $   527,051   $   732,127   $ 1,926,786   $1,316,085
Cost of sales        386,523             -        42,138       371,668       475,957     1,608,956      751,490
Gross profit         645,799        84,051       291,553       155,383       256,170       317,830      564,595
 (loss)

General and          418,439       356,139       406,961       661,170       472,671       458,408      544,335
Administrative
 Expenses

Operating              9,766      (344,476)     (253,832)     (649,997)     (420,421)     (307,557)     (43,819)
 income (loss)

Gain on sale               -       197,719       197,719             -             -             -            -
 of subsidiary

Gain on              101,438             -             -             -       143,962             -            -
 issuance of
 shares of
 subsidiary

Net income           111,203      (146,757)      (44,706)     (774,997)     (276,459)     (307,557)       8,090
 (loss)

Income Taxes. .       94,097

Net income
 (loss) per
 ordinary
 share:

Basic and        $      (.00)  $      (.01)  $      (.00)  $      (.05)  $      (.03)  $      (.03)  $     (.00)
 Diluted

Weighted          17,281,401    15,966,978    16,095,471    14,567,994    10,783,827    10,615,499    8,729,597
 Average
 number of
 common shares
 outstanding

US GAAP net           79,029      (243,459)     (467,000)   (1,103,000)     (219,000)     (150,000)
 profit (loss)

US GAAP basic          (0.00)        (0.01)        (0.04)        (0.08)        (0.01)        (0.01)
 loss per
 share






                September 30,       As of December 31,                             13 Months


BALANCE SHEET          2002        2001         2000         1999        1998        1997
DATA:

Cash             $   35,062  $    7,473   $   44,207           -           -   $   45,610
Working             409,437     (85,472)     (78,085)   (791,646)   (401,445)     197,912
 Capital

Total assets      1,971,253   1,883,377    1,749,181   1,182,633   1,238,140    1,325,883
Short-term          131,903     411,096      195,700     561,302     428,884      288,200
 Borrowings
 and current
 portion of
 long term debt

Long term debt            -      54,480       47,250      92,950     143,650      198,575
Shareholders'     1,581,220   1,211,572    1,142,778      75,903     352,362      352,719
 Equity

US GAAP equity      554,656     123,085     (511,000)    228,000     123,000       77,000


(1) a)Under US GAAP SFAS 123, companies are encouraged but not required to include in compensation the fair value of stock options granted to employees. On a pro-forma basis, the expensing of such "costs" would have increased reported loss by $271,881; $1,127,018 and $499,894 or Fiscal 2001, Fiscal 2000 and Fiscal 1999, respectively; the effects on pro-forma disclosure of applying SFAS 123 are not likely to be representative of the effects on pro-forma disclosures in future years. The weighted average estimated fair value at date of grant, as defined by SFAS 123, for options granted in Fiscal 2000 was $0.45 (1999 - $0.18).

     b)  Under  US  GAAP,  development  costs  are  expensed as incurred: 2001 -
     $168,184;  2000  -  $348,689;  and  1999  -  $144,874.

     c) Under US GAAP, development costs amortized under Canadian GAAP would be reversed to calculate Loss per Share: 2001 - $43,910; 2000 - $74,500; and 1999 - $82,916.

     d) Under US GAAP, software development costs are expensed as incurred: 2001
     -  $  nil;  2000  -  $30,957;  and  1999  -  $93,227.

     e) Under US GAAP, compensation expense based on the fair market value of stock options granted in exchange for services from consultants is recorded: 2001 - $59,983; 2000 - $22,500; and 1999 - $35,500.

     f) On 5/28/2001, the Company sold its investment in AlphaCom Corporation and recorded a gain on sale of discontinued operations of $197,720.

                               MARKET INFORMATION
                               ------------------


The Company's common shares began trading on the Alberta Stock Exchange in Calgary, Alberta, Canada under its former name Alpha Ventures Inc. in November 1996. The Alberta Stock Exchange was absorbed by the Canadian Venture Exchange, which was absorbed by the TSX Venture Exchange. The Company's listing was automatically transferred from the Alberta Stock Exchange to the TSX Venture Exchange "TSX VEN" as a Tier 2 company. The current stock symbol on the TSX VEN is "LMD".

The TSX Venture Exchange ("Exchange") currently classifies Issuers into different tiers based on standards, including historical financial performance, stage of development and financial resources of the Issuer at the time of listing. Specific Minimum Listing Requirements for each industry segment in each of Tier 1 and Tier 2 have been established by the Exchange.

Policy 2.1 of the Exchange outlines the Minimum Listing Requirements for each industry segment in Tier 1 and Tier 2. Under this policy, Lingo Media Inc. is a Tier 2 Issuer in the industry segment category of Technology or Industrial. Each industry segment is further divided into categories. Quantitative minimum requirements for listing for the industry segment Technology or Industrial and Tier 2 are provided in Section 4.3 of Exchange Policy 2.1.

Similarly, Policy 2.5 of the Exchange sets out the minimum standards to be met by Issuers to continue to qualify for listing in each Tier, referred to as Tier Maintenance Requirements ("TMR"). A Tier 2 Issuer which fails to meet one of the Tier 2 TMR will not automatically be suspended or designated as "Inactive". The Exchange will provide notice of failure to meet one of the Tier 2 TMR and will allow the Issuer 6 months from the date of notice to meet the requirement, failing which the Exchange may designate the Issuer as Inactive. If a Tier 2 Issuer fails to meet more than one Tier 2 TMR, notice will be given to the Issuer by the Exchange and if the requirements are not met within 90 days of the notice, the Exchange will designate the Issuer as Inactive and apply the restrictions on Inactive Issuers retroactively. An Inactive Issuer may continue to trade on Tier 2 of the Exchange for 18 months from the date it is designated as Inactive. If the Issuer does not meet all of the applicable Tier 2 TMR within that 18 month period, its listed shares may be suspended from trading by the Exchange.

To maintain a listing as an active Tier 2 Issuer, an Issuer must meet all Tier 2 TMR for its industry segment as set out in Section 4 of the Exchange Policy 2.5.

The table below lists the volume of trading and high, low and closing sales prices on the TSX Venture Exchange (Alberta Stock Exchange) for the Company's common shares for: the last thirteen fiscal quarters; and the last five fiscal years.


                              TSX Venture Exchange
                         Common Shares Trading Activity
                         Expressed in Canadian Dollars


                                                                    - Sales -
Period                                                          Canadian Dollars
Ended                                        Volume      High     Low    Closing
---------------------------------------------------------------------------------
Monthly
February                                      3,800       0.15     0.09     0.10
January                                      44,250       0.09     0.08     0.08
December                                    307,000       0.10     0.05     0.10
November                                     52,000       0.10     0.05     0.09
October                                      87,000       0.10     0.05     0.05
September                                     5,000       0.11     0.09     0.09
August                                            -          -        -        -
July                                         32,500       0.13     0.12     0.13
June                                         23,500       0.13     0.12     0.13
May                                         129,300       0.10     0.03     0.10
April                                        20,500       0.15     0.09     0.10

Quarterly
12/31/2003                                  446,000       0.10     0.05     0.10
9/30/2002                                    37,500       0.13     0.09     0.09
6/30/2002                                   173,300       0.13     0.10     0.13
3/31/2002                                   176,000       0.15     0.04     0.10
12/31/2001                                1,614,236       0.12     0.04     0.12
9/30/2001                                   174,776       0.18     0.07     0.07
6/30/2001                                   206,700       0.20     0.10     0.11
3/31/2001                                   122,600       0.35     0.15     0.20
12/30/2000                                  502,950       0.50     0.18     0.40
9/30/2000                                   292,100       0.60     0.30     0.45
6/30/2000                                   590,900       1.00     0.35     0.50
3/31/2000                                 7,359,200       1.40     0.10     0.90
12/31/1999                                  249,400       0.25     0.05     0.25
9/30/1999                                    40,400       0.07     0.07     0.07
6/30/1999                                   196,000       0.10     0.10     0.10
3/31/1999                                    69,999       0.17     0.09     0.17

Yearly
12/31/2002                                  832,800       0.15     0.04     0.10
12/31/2001                                2,118,312       0.35     0.04     0.12
12/31/2000                                8,745,150       1.40     0.10     0.40
12/31/1999                                  554,800       0.25     0.05     0.25
12/31/1998                                1,094,300       0.45     0.10     0.19
12/31/1997                                1,178,200       0.55     0.23     0.34

                           FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. These forward-looking statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. When our management makes assumptions for such forecasts, it makes them in light of the information it currently has available.

Many of the forward-looking statements are identified by their use of terms and phrases such as "anticipate", "believe", "could", "estimate", expect", "intend", "should", "may", "plan", "potential", "predict", "project", "will" and similar terms and phrases and may include references to assumptions. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described in "Risk Factors" and elsewhere in this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our views only as of the date of this prospectus. We undertake no obligation to update these statements or publicly to release the result of any revisions to these statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Such forward-looking statements in this prospectus include, among others, our current intent, belief or expectations regarding the following:

-     The Company's goals and strategies;
-     The Company's ability to obtain licenses/permits to operate in China;
- The importance and expected growth of English as a Foreign Language in China;
-     The Company's revenues;
-     The Company's potential profitability; and
-     The Company's need for external capital.

                         CAPITALIZATION AND INDEBTEDNESS
                         -------------------------------

The following table sets forth the capitalization and indebtedness of the Company as of September 30, 2002 in Canadian dollars.

                         Capitalization and Indebtedness
                               September 30, 2002
                          Expressed in Canadian Dollars

Long-Term Portion of Long-Term Debt                     $0
Long-Term Loans Payable                                 $0

Shareholders' equity:
  Common Shares, no par value;
  Unlimited Number of shares authorized,
    20,733,827 shares issued and outstanding     $3,077,391

Deferred Stock Based Compensation                   ($3,958)

Retained Earnings (deficit)                     ($1,492,213)
Net Stockholders' Equity                         $1,581,220
TOTAL CAPITALIZATION                             $1,581,220
Stock Options Outstanding                         2,498,340
Warrants Outstanding:                             3,275,000


AS OF March 25, 2003, THE ONLY MATERIAL CHANGE IN INDEBTEDNESS WITHIN THE
----------------------------------------------------------------------------
LAST 60 DAYS RELATES TO A $100,000 SECURED LOAN BY 867214 ONTARIO LTD., A
-------------------------------------------------------------------------
COMPANY CONTROLLED BY RICHARD J.G. BOXER.
-----------------------------------------

                                BUSINESS OVERVIEW
                                -----------------

Background

Lingo Media is a provider of language learning products to domestic and international markets, with a particular emphasis on China and Canada. The products include traditional media, such as books, audio, CD-ROM, and supplemental products. Additionally, the Company is developing an online service for English language learning.

Lingo Media's strengths and opportunities lie in its approach to the development of original language learning materials-including English as a Second/Foreign Language (ESL/EFL) and Language Arts for English speakers. In China, the Company pre-sells its program to educational ministries through co-publishing with local publishers, while retaining full copyright ownership and distribution rights for all other markets. In Canada, the Company has received Ontario
Ministry  of  Education  approval  for  one  of  its  elementary  programs.

Additionally, Lingo Media through its subsidiary EnglishLingo, Inc. intends to launch EnglishNIHAO.com which plans include the presentation of online language exercises, quizzes, course modules and innovative contests. It is anticipated that some of the materials and services will be offered free while others will be provided on a paid subscription basis. The Company plans to leverage the valuable publishing and distribution relationships it has established in China. Consequently, Lingo Media is working with a local strategic partner, Clever Software Group Co., Ltd., and plans to launch the online service in the first quarter of 2003. As of March 25, 2003, the online service has not been launched.

BUSINESS  FOCUS
---------------

Publishing  Activities
----------------------

CHINA

Lingo Media has spent four years developing English as a Foreign Language (EFL), products, programs, and relationships in the Chinese market. Learning to communicate in English is seen as a top priority for Chinese school students and young adult learners. Along with learning how to use a PC, English skills are perceived as a key determinant of their future levels of prosperity. The Company's EFL book, audio and CD-based programs are unique in that they have a special focus on the spoken language. In addition to developing learning materials, considerable resources have been expended on the development of relationships with leading Chinese publishers, both in the education and trade sectors, as well as in extensive marketing and pre-selling of Lingo Media's programs.

The Company is capitalizing on its co-development approach in the Chinese market. Lingo Media sees its relationships with leading Chinese publishers; its Canadian and Chinese author teams; and its original custom-developed content as key factors in opening up the Chinese educational market. The Company has secured long-term publishing contracts for the Kindergarten to Grade 12 (K-12) and higher educational markets, which it anticipates will generate ongoing revenue streams from the sale of its programs.

People's  Education  Press"PEP":
--------------------------------
People's Education Press, a division of China's State Ministry of Education, publishes 80% of educational materials for the K-12 market throughout China, for all subjects, including English. PEP has a readership of more than 150 million students. Lingo Media has four programs in development with PEP. Three series target the elementary market of 100 million students: PEP Primary English (for grades 3 to 6 as Chinese students must now begin learning English in Grade 3); Starting Line (Grades 1-6); and Beginning English for Young Learners (Grades 1-2). The Junior Reading Comprehension series is for junior middle school students. Initial levels of all four programs were launched in September 2001. All series include textbooks, activity books, audiocassettes, teacher resource books, and supplementary materials.

Foreign  Language  Teaching  and  Research  Press "FLTRP":
---------------------------------------------------------
In April 2000, Lingo Media secured a publishing agreement to co-develop, publish and sell Subject-Based English with FLTRP, China's leading university and reference publisher. This series is required in order to meet the education curriculum mandated by the State Ministry of Education in China that all 3rd and 4th year university students take intensive English studies specifically related to their majors. The project calls for the development of multiple volumes for each of the six subject areas on an ongoing basis through the summer of 2003, with the first levels launching in September 2002.

Guangzhou  Renzhen  English  Production  Group "Renzhen  Group":
---------------------------------------------------------------
Lingo Media completed a co-publishing agreement for two language-learning programs with Renzhen Group in December 2000. Renzhen Group is one of China's leading privately owned language learning publishers of book and audiocassette packages focusing on wholesaling to bookstores and newsstands throughout China, as well as on its growing mail order business. The two programs include English In Business Communications - a series of six self-study books and 12 audiocassettes providing specialized English training; and The Out Loud Program:
Rhymes, Rhythms and Patterns for Language Learning - a set of student books and audiocassette packages with 3 levels. Renzhen Group will be providing its internal pre-production resources including illustration, design, and layout in China giving Lingo Media a competitive front-end cost advantage with its plans to export this program into international educational markets.

China  International  Publishing  Group  (CIPG):
------------------------------------------------
Foreign Languages Press is a subsidiary of China's largest publishing group, China International Publishing Group. CIPG develops and distributes books to Chinese retail bookstores, in addition to producing selected texts and supplemental books for the educational market. Lingo Media signed a contract with CIPG in June of 1998 to co-publish an English for Special Purposes Series and has recently released the English for Hosts book and audiocassette package.

CANADA

Lingo Media adapted The Out Loud Program: Rhymes, Rhythms and Patterns for Language Learning and created a school edition in the summer of 2001 for the primary school market.

The Company has successfully entered the Ontario education market. The Ontario Ministry of Education has approved and listed The Out Loud Program: Rhymes, Rhythms and Patterns for Language Learning as part of their early reading strategy intended to enhance the reading ability of primary school children. The Out Loud Program which now includes student textbooks, teacher's source books, poster cards and audiocassettes was launched in Ontario in November 2001. Marketing began on a Canada-wide basis in January 2002 and The Out Loud Program was launched in the United States at the International Reading Association Annual Conference in April 2002 in San Francisco.

E-Learning Activities:
----------------------

Lingo Media has a strategic relationship in place with one of China's leading educational software companies, Clever Software Group Co., Ltd., for the launch of an English language-learning portal. Now at 26.5 million, the number of Internet users in China is growing at a furious pace; it has doubled every 6 months over the past 2 years. This makes electronic delivery of Lingo Media's content over the web a natural extension. In Clever Software, the Company has identified a strategic partner not only for development of the online service, but also for marketing of the service. Clever will play a key role in generating traffic to the site. With 22 district sales offices, and staff of 1,200, Clever has established an enviable relationship with students and educators throughout China. Lingo Media's business model with the Clever partnership is based on a combination of subscription and e-commerce revenues.

E-LEARNING
CHINA:
  Use of Lingo Media's EFL experience, relationships and content. Relationship with Clever Software Group Co., Ltd.

BUSINESS PHILOSOPHY
-------------------

Lingo Media specializes in the publishing of materials for language learning.

LIN'GO - probably from the French Provincial for "tongue"; originally from Latin. Strange or incomprehensible language or speech: as a foreign language or the special vocabulary of a specific field of interest.

LIN'GO ME'DI.A - a company whose goal is to make the English language accessible to precisely targeted and researched markets through the development of unique books, tapes, CDs, videos, and online content. With its international partners in research, distribution and marketing and teams of writers and educators, Lingo Media is equipped to profit from the coming growth in English language learning. There are two distinct markets: English as a Second Language (ESL) is the study of English in a country where the native tongue is English, whereas English as a Foreign Language (EFL) is the study of the English language in a country where the native tongue is not English. English for Special Purposes
(ESP)  is  an  extension  of  English  language  learning.

Over the past decade, English has become the international language; it's the lingua franca of the Internet, the international tongue for professionals ranging from banking to air transportation, and the language of technology and science. As the world shrinks, trade, commerce and communication are increasingly global. Country after country is now recognizing that the future will belong to those who are proficient in the English language. The Company is on the cusp of huge growth in English language acquisition; not by people wanting to emigrate but by people wanting the competitive advantage of English language skills in their home country.

The Lingo Media Approach

To gain maximum penetration and acceptance in a country, materials must reflect the culture of the learners. Yet, all too often, English as a Foreign Language
(EFL) materials are merely repackaged English as a Second Language (ESL) materials originally intended for an emigrant market. At Lingo Media, we team top North American writers and educators with their counterparts in our target countries and work with local publishers and educational organizations to ensure that we are creating the right kinds of materials - materials that will be the backbone of an EFL curriculum.

What makes learning English more accessible to an audience? Two simple concepts that are easy to see but challenging to implement: quality and relevance. Our core philosophy is to develop English language learning materials that are customized to the market we are trying to reach. Our approach involves:


Researching  and  understanding  the  market
The whole process begins with relationship building and communication. We talk with key organizations; associations and ministries in a country to better understand needs and concerns. We look for the right niche for the Company, and then seek local partners/stakeholders to develop/produce a customized program. Moreover, we search for individuals in market countries who can manage the Company's affairs. These individuals become our links to that country's community and culture.

Creating  bilateral  author  teams
Once we have Lingo Media liaisons in place, we establish a team of writers from North America with writers from the target country. This team's goal is to ensure that materials serve the intended market and meet the highest educational standards.

Developing  original  culturally  relevant  material
We've found the multiple-perspective approach of dual-country author teams adds immensely to the quality and relevance of the programs we publish. Moreover, our people in the field within the target country are constantly measuring the development of the program; does the material serve the intended audience? Is everything on track?

Comprehensive  product  development
Because we know that a language-learning program needs to serve a number of different groups, we consider the requirements of all of the ultimate users: administrators, teachers and students. Each group will have its own perspective, which we integrate into an approach that works for all.

Collaborative  partnerships
We know that when clients are involved with the process of developing programs, they are much more likely to be pleased with the results. In fact, because our partners are so involved with every stage of program development from content creation through distribution, we think of our clients as strategic team members.

Understanding  the  Market
--------------------------
The challenges of understanding the culture, mores, needs and infrastructure of China are more than offset by the potential to capture the largest English language learning and training market in the world.

Historically, the importance of education has been a high priority in China, where children take care of their parents later in life, and by extension where parents do everything they can to contribute to their children's prosperity. As parents are now able to have only one child, resources are channeled even more intensively to ensure their child's success. Next to learning how to use a PC, learning how to speak English is considered critical for future prosperity. However, because it is only in recent years that English has been taught at all, enormous resources will be required to meet these educational needs. The market is vast and diverse, encompassing EFL and ESP studies for children, adolescents and adults.

China

We selected China as our first country of exploration because, it is the largest EFL market in the world. In China, Lingo Media has forged links and established partnerships with Chinese government organizations and private businesses in order to help us maximize our market penetration.

Bilateral  Authoring  Teams
September  2000 marked the launch of the Company's first pilot program in China:
Let's Learn English! Beginning English for Young Learners. The program was developed by an international team of educational writers: Jack Booth, David Booth, Linda Booth and Larry Swartz (the award winning Canadian authors of the elementary language arts text Impressions), together with Meng Yanjun, Zhang Lingdi, and Lin Li from the Beijing Educational Commission.

Relevant  Material
Our teams ensure that program material is relevant and culturally appropriate, as well as educationally sound. Beginning English for Young Learners for example, was specifically created for China, and addresses the need to focus on spoken English.

Collaborative  Partnerships
Throughout the preparation and production of Beginning English for Young Learners, we benefited from a close practical relationship with our local partner. The Beijing Educational Commission assembled a Chinese author team to work with the Canadian authors. Such a relationship enhanced the quality of the materials produced, and ensured the success of the program.

Comprehensive  Product  Development
Before we even started developing a program such as Beginning English for Young Learners, we spent time forging relationships with select government authorities and educational publishing experts. We needed to understand their perspective on English language learning and their criteria when developing a curriculum. By asking the right questions, and listening to the answers, we were ready by July 1999 to begin delivering a solution. Now that the pilot program has launched in Beijing, we're listening again. Our plan is for this program to be implemented nationally. That means our relationship will continue with Beijing Educational Commission and the Company's distribution partner, Peoples Education Press as we collect and assess relevant feedback.

Products
--------

Programs for Children:
----------------------


Series:                    Beginning English For Young Learners
Launch Date:               In process, not launched yet
Type of Program:           English as a Foreign Language (EFL)
                           English as a Second Language (ESL)
Description:               A series of student books, audiocassettes, teacher
                           resource books and ancillary materials. The program
                           promotes oral language use through partner-based
                           activities suited for both large and small groups.
                           It enhances listening, speaking and emerging literacy
                           skills, using an activity-based approach.
Components:                Student Books:  4
                           Audiocassettes:  8
                           Teacher Resource Books:  2
Target Audience:           Elementary Schools: Grade 1 and 2
Author Teams:              Canada:  David Booth, Jack Booth,
                                    Linda Booth, Larry Swartz
                           China:   Meng Yanjun, Zhang Lingdi, Lin Li
Publisher:                 Lingo Media
                           China School Edition:  Co-Publisher -
                                                  People's Education Press

Series:                    PEP Primary English
Launch Date:               September 2001
Type of Program:           English as a Foreign Language (EFL)
                           English as a Second Language (ESL)
Description:               A series of student books, audiocassettes, teacher
                           Resource books and ancillary materials. The program
                           employs a variety of learning strategies to promote
                           interactive, two-way communication as students
                           explore the content through task-based activities.
Components:                Student Books:  8
                           Audiocassettes:  8
                           Teacher Resource Books:  8
                           Ancillary Materials:  in development
Target Audience:           Elementary Schools: Grade 3-6
Author Teams:              Canada:  David Booth, Jack Booth,
                                    Linda Booth, Larry Swartz
                           China:   Gong Yafu, Wu Yuexin
Publisher:                 Lingo Media
                           China School Edition: Co-Publisher -
                                                 People's Education Press



Series:                    Starting Line
Launch Date:               September 2001
Type of Program:           English as a Foreign Language (EFL)
                           English as a Second Language (ESL)
Description:               A series of student books, audiocassettes, teacher
                           Resource books and ancillary materials. The program
                           employs interactive, two-way communication to help
                           and encourage students to build word power in
                           listening, speaking, reading, and writing as they
                           participate in task-based activities designed for use
                           in multi-level classrooms.
Components:                Student Books:  12
                           Audiocassettes:  12
                           Teacher Resource Books:  12
                           Ancillary Materials:  in development
Target Audience:           Elementary Schools: Grade 1-6
Author Teams:              Canada:  David Booth, Jack Booth,
                                    Linda Booth, Larry Swartz
                           China:  Gong Yafu, Li Jinchun
Publisher:                 Lingo Media
                           China School Edition:  Co-Publisher -
                                                  People's Education Press

Series:                    The Out Loud Program: Rhymes, Rhythms and Patterns
                           for Language Learning
Launch Date:               September 2001
Type of Program:           Language Arts
                           English as a Second Language (ESL)
                           English as a Foreign Language (EFL)
Description:               A series of student books, audiocassettes, teacher
                           Resource books and ancillary materials. The program is based on the principle that becoming fluent in a language depends largely on the participants being involved in authentic, interactive discourse using the language. As young learners experience the sounds of the English language found in these fascinating and inviting materials, they are immediately working with the language, participating in its structures and vocabulary from the inside out. This program presents teachers with hundreds of helpful models of the English language to explore with students.

Components:                School Edition
                           Student Books: 6
                           Audiocassettes: 6
                           Teacher Resource Books: 6
                           Poster Sets(20): 6

                           Trade Edition
                           Student Books: 3
                           Audiocassettes: 3
Target Audience:           Elementary 3/: Grades K-2
Author Team:               Canada:  Larry Swartz, David Booth,
                                    Jack Booth, Linda Booth

Publisher:                 Lingo Media
                           Canada School Edition:  Publisher -
                                                   Lingo Media

                           China Trade Edition:  Co-Publisher -
                                                 Renzhen Group




Program for Juveniles
---------------------


Series:                    Junior Reading Comprehension
Launch Date:               March 2001
Type of Program:           English as a Foreign Language (ESP)
                           English as a Second Language (EFL)
Description:               A series of student books to supplement the widely
                           used PEP textbooks for grades 7-9. These supplemental
                           books provide a wide range of reading selections and
                           follow-up activities, language games, puzzles, and
                           other sources for developing comprehension.
Components:                Student Books: 6
Target Audience:           Junior Middle Schools: Grades 7-9
Author Team:               Canada:  David Booth, Jack Booth,
                                    Linda Booth, Larry Swartz

Publisher:                 Lingo Media
                           China School Edition:  Co-Publisher -
                                                  People's Education Press

Programs for Higher Education
-----------------------------

Series:                    Subject-Based English
Launch Date:               In process, not launched yet

Type of Program:           English for Special Purposes (ESP)
Description:               A series of student text books, audiocassettes, and
                           teacher resource books. The first set of six subjects
                           includes Law, Mathematics, Physics, Geological
                           Prospecting and Mining, Biology, and Transportation.
                           This program is required in order to meet the
                           Curriculum mandated by the Chinese State Ministry of
                           Education stating that all third and fourth year
                           students not majoring in English must take English
                           courses related to their subject area.
Components:                Student textbooks:  6
                           Audiocassettes:  12
                           Teacher Resource Books:  6
Target Audience:           Third and fourth year university students majoring in
                           subjects other than English
Author Teams:              Canada:  William Marshall, Brigid Fitzgerald
                           China:  Bu Yukun
Publisher:                 Lingo Media
                           China School Edition: Co-Publisher -
                                                 Foreign Languages Teaching and
                                                 Research Press




Programs for Professionals
--------------------------

Series:                    English in Business Communications
Launch Date:               February 2001
Type of Program:           English for Special Purposes (ESP)
Description:               A series of self-study books and audiocassettes for
                           Adult English learners focused on specific English
                           language needs for a variety of professions and
                           occupations.  The series is designed to develop and
                           enhance listening comprehension, vocabulary
                           development and pronunciation. Subject areas include
                           Insurance, Marketing, Meetings, Negotiations,
                           Banking, Presentations and English for Hosts.
Components:                Self-Study Books:  6
                           Audiocassettes: 12
Target Audience:           Self-Study Adult Market
Author Team:               William Marshall, Bridgid Fitzgerald
Publisher:                 Lingo Media

China Trade Editions:      Co-Publishers:
English for Hosts          - Foreign Languages Press
English in Insurance       - Renzhen Group
English in Marketing       - Renzhen Group
English in Meetings        - Renzhen Group
English in Negotiations    - Renzhen Group
English in Banking         - Renzhen Group
English in Presentations   - Renzhen Group



United  States  vs.  Foreign  Sales/Assets
------------------------------------------
During the fiscal years ended December 31, 2001, 2000 and 1999, respectively, $21,068, $482,991 and $649,067 of sales revenue were generated in Canada.

During the fiscal years ended December 31, 2001, 2000 and 1999, respectively, $nil, $nil and $nil of sales revenue were generated in the United States.

During the fiscal years ended December 31, 2001, 2000 and 1999, respectively, $312,623, $44,060, and $nil of sales revenue were generated in China.


During the fiscal years ended December 31, 2001, 2000 and 1999, respectively, $nil, $nil and $83,060 of sales revenue were generated in the United Kingdom and Australia/New Zealand.

At December 31, 2001, December 31, 2000 and December 31, 1999, substantially all of the Company's assets were located in Canada.

Dependency  upon  Patents/Licenses/Contracts/Processes
------------------------------------------------------
The Company has no dependency on Patents and Licenses but the Company is dependent on the contracts in China with various Chinese Publishers.

Seasonality
-----------
The Company may experience some seasonal trends in the sale of its publications. For example, sales of educational published materials experience seasonal fluctuations with higher sales in the Spring (second calendar quarter) and Fall (fourth calendar quarter).

RESEARCH  AND  DEVELOPMENT,  TRADEMARKS,  LICENSES,  AND  ETC.
--------------------------------------------------------------

Research  and  Development
--------------------------
During the years ended December 31, 2001, 2000 and 1999, respectively, the Company expended $168,184, $379,646 and $238,101 on research and development, under the categories of "development costs" and "software development costs". These expenditures were primarily directed at developing products for the China market.

Trademarks
----------
The  Company  owns  the  trademarks: Lingo Media, EnglishLingo and EnglishNihao.

Property,  Plant  and  Equipment
--------------------------------

The Company's executive offices are located in rented premises of approximately 1,674 sq. ft. at 151 Bloor Street West, #890, Toronto, Ontario, Canada M5S 1S4. The Company began occupying these facilities, through its subsidiary Lingo Media Ltd. in November 1994.

The Company is outsourcing its manufacturing, warehousing and distribution services.

Employees
---------
As of March 25, 2003, the Company had five active employees, including the executives. As of December 31, 2001, December 31, 2001, December 31, 2000 and December 31, 1999, there were five, four, six, and four employees (including the executives), respectively. None of the Company's employees are covered by collective bargaining agreements.

OPERATING  AND  FINANCIAL  REVIEW  AND  PROSPECTS
-------------------------------------------------

The following discussion for the fiscal years ended December 31, 2001, December 31, 2000, and December 31, 1999, and for the nine months ended September 30, 2002 and September 30, 2001 should be read in conjunction with the consolidated financial statements of the Company and the notes thereto.

The following discussion contains forward-looking statements that are subject to significant risks and uncertainties. Readers should carefully review the risk factors described herein and in other documents the Company files from time to time with the SEC.

OVERVIEW
--------
The Company is a provider of language learning products to international markets, with a particular emphasis on China and more recently in Canada. The products include traditional media, such as books, audio, and CD-ROM, with the recent addition of the Internet as a medium for accessing its products and services.

CRITICAL  ACCOUNTING  POLICIES  AND  ESTIMATES
----------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates and assumptions.

In management's opinion, Revenue Recognition, Development Costs, Acquired publishing Content, Software Development Costs and Use of estimates as presented in the financial statements of the year ended December 31, 2001 are critical accounting policies and are as follows:

Revenue recognition:

Revenue from the sale of publishing and ancillary products is recognized upon delivery and as long as all vendor obligations have been satisfied. Amounts received in advance of revenue recognition are recorded as customer deposits.

Development costs:

Development costs associated with pre-operating expenses of Alpha Media(TM), Alpha Publishing(TM) and Alpha Brand Name Books(TM) have been capitalized. In addition, the Company has capitalized pre-operating costs relating to establishing a business base in the United States and the development of business in China. Pre-operating costs are capitalized until the commencement of commercial operations and then amortized on a straight-line basis, over a maximum of five years. The carrying value is assessed on a periodic basis to determine if a write-down is required.

Acquired publishing content:

The costs of obtaining the English as a Foreign Language ("EFL") program entitled "Communications: An Interactive EFL Program" and an international folktale series entitled

"Stories Lost and Found: The Universe of Folktale" have been capitalized and are being amortized over a five-year period. The carrying value is assessed on a periodic basis to determine if a write-down is required.

Software development costs:

The Company has deferred software development costs incurred in connection with a computer software program to be used by children in reading and writing that promotes and facilitates the development of communication skills in the English language. Software development costs are deferred once technological feasibility for a product is established.

Software development costs are amortized on a straight-line basis over a maximum of three years. The carrying value is assessed on a periodic basis to determine if a write-down is required.

Use of estimates:

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting year. Actual results could differ from those estimates. The Company's deferred costs relating to pre-operating expenses and certain other intangible assets have been stated at cost less accumulated amortization on the basis that amounts will be recoverable from commercial operations. The Company supports the carrying value of these assets based on the undiscounted value of expected future operating income. Significant changes in these estimates of future operating income could result in material impairments of development costs, software development costs and acquired publishing content.

These policies involve management's judgment and analysis in recording the current year revenues and forecasting the revenues for upcoming year, which impact the valuation of Acquired Publishing Content, development Costs and Software development costs.

 RESULTS  OF  OPERATIONS
 -----------------------

 Nine Months Ended September 30, 2002 vs. Nine Months Ended September 30,2001
-----------------------------------------------------------------------------

Revenues for the nine months ending September 30, 2002 were $1,032,322 compared to $84,051 in the same period last year, a 1,128% increase. The increase in revenues is principally due to the launch of three of the Company's publishing programs in China resulting in revenues of $648,945 and the launch of an elementary school publishing program in Canada resulting in revenues of $375,877.

Cost of sales for the nine months ended September 30, 2002 were $386,523 as compared to nil during the same period ended September 30, 2001. This difference in cost of sales was due to the difference in the nature of revenue in the respective periods. Revenue for the nine months ended September 30, 2001 was from royalty income as opposed to revenue for the nine months ended September 30, 2002 which was from direct publishing and co-publishing. There were no direct costs attributable to the royalty income earned in the first nine months of 2001.

Selling, general and administrative costs consist of costs incurred at the corporate level including executive compensation, consulting fees, administration, marketing and shareholder services and professional fees. Such expenses were $418,439 for the nine months ended September 30, 2002 as compared to $356,139 for the nine months ended September 30, 2001, an increase of 17%. Executive compensation increased from $89,568 for the nine months ended September 30, 2001 to $95,845 for the nine months ended September 30, 2002. Consulting fees and employee compensation decreased to $101,072 for the nine months ended September 30, 2002 from $111,063 for the nine months ended September 30, 2001. Administrative expenses comprised of rent, telephone, and office expenses increased from $144,611 for the nine months ended September 30, 2001 to $158,393 for the nine months ended September 30, 2002. Marketing expenses increased to $9,139 for the nine months ended September 30, 2002 from $1,476 for the nine months ended September 30, 2001. Shareholder services and professional fees increased to $91,266 for the nine months period ended September 30, 2002 from $9,420 for the same period ended September 30, 2001. The Company is receiving a grant in the amount of $50,000, of which $37,500 will reduce selling, general and administrative expenses for the nine months ended September 30, 2002. The Company received oral confirmation from the Minister of Heritage confirming the grant. The increase in executive compensation, administrative expenses and marketing expenses were due to the Company's increased activity and management's efforts to increase sales. Shareholder services and professional fees for the period ended September 30, 2001 were lower due to management's successful negotiations of credit notes for approximately $48,172, therefore, the actual shareholder services and professional fees amounted to $57,592 for the first nine months of the year 2001. The increase in shareholder services and professional fees was due to the increased costs associated with the Company's efforts to become publicly traded in the United States.

Amortization of capital assets and deferred assets increased by 291% from $48,985 for the nine months ended September 30, 2001 to $191,712 for the nine months ended September 30, 2002. The increase was due to increased amortization of deferred costs.

The Company reported net income of $111,203, ($0.00) per share for the nine months ended September 30, 2002 compared to a net loss of $146,757, ($0.01) per share for the nine months ended September 30, 2001. Net loss for the nine months ended September 30, 2002 reflects a gain on the issuance of shares of a subsidiary in the amount of 101,438 and income taxes of $94,097. Net loss for the nine months ended September 30, 2001 reflects a gain on sale of subsidiary of $197,719.

Fiscal Year Ended December 31, 2001 vs. Fiscal Year Ended December 31, 2000  and
--------------------------------------------------------------------------------
Fiscal  Year  Ended  December  31,  1999
----------------------------------------
The Company was a specialty publisher and distributor of books, audios, CDs and other complementary multimedia products. The Company's efforts were focused in two main areas: custom trade publishing, through both the development of proprietary content to produce original branded books and the re-purposing of existing books for promotional purposes; and original educational publishing through the development of products and programs in the educational publishing market in China and Canada. Currently, the Company is only focusing its efforts on educational publishing both in China and Canada.

Revenues
--------
The Company generated revenue from developing proprietary content and customizing it for sale through specific distribution channels. Revenue has declined from $732,127 in 1999 to $527,051 for the year ended December 31, 2000 to $333,691 for the year ended December 31, 2001. The Company's revenue decreased in Canada and other countries from $732,127 in 1999, to $482,991 in 2000 and $21,068 in 2001 and increased in China from nil in 1999 to $44,060 2000 to $312,623 in 2001 due to the decline in the specialty publishing market in Canada and other countries and due to the Company's effort to change its focus from Specialty Publishing in Canada to Educational Publishing in China.

Cost of Sales
-------------
The Company's cost of sales consists of those of costs incurred during pre-production, manuscript development and printing. These costs were reduced from $475,957 in 1999 to $371,688 in 2000 and to $42,138 for the year ended
December 31, 2001, reflecting the Company's strategy of focusing on business that was more profitable, which corresponded with the decrease in revenues for custom publishing. The increase in gross margin in 2001 to 87% from 29% in 2000 reflected the Company's strategy of focusing on business that was more profitable compared to the margin earned from one sale, Sears during the year ended December 31, 2000. Gross margin in 1999 was 35% which also reflected the Company's strategy of focusing on business that was more profitable. Until December 31, 2000, the Company's revenues were derived from trade publishing projects. Each project had its own gross margin which was different from the other projects, therefore there is fluctuation in the total gross margin during the years ended December 31, 1999, 2000, and 2001.

Expenses
--------

General  and  Administrative Expenses.  General and administrative costs consist
-------------------------------------
of those costs incurred at the corporate level including executive compensation, consulting fees, administration, travel, and business development. The expenses increased from $505,313 in 1999 to $661,770 in 2000 and then decreased to $406,961 in 2001. The decrease in general and administrative costs was due to management's efforts to decrease costs. The Company took a number of steps to reduce its administrative expenses; but, incurred professional fees in creating legal agreements with the Chinese Publishers, the public distribution of shares in the Company's US subsidiary AlphaCom Corporation in April 1999, and completion of various China co-publishing agreements during the year 2000.

Breakdown of general and administrative expenses for the year ended December 31,
--------------------------------------------------------------------------------
2001  versus December 31, 2000.  Advertising and promotion expenses decreased by
------------------------------
$26,312 from $29,724 for the year ended December 31, 2000 to $3,412 for the year ended December 31, 2001 due to the Company's change in business from trade publishing to educational publishing which requires less promotional costs. Executive compensation decreased $17,377 or 13% from $134,523 for the year ended December 31, 2000 to $117,146 for the year ended December 31, 2001 due to Michael P. Kraft, the Company's Chief Executive Officer and President agreeing to a reduction in salary. Consulting fees and employee compensation decreased $47,964 or 28% from $169,406 for the year ended December 31, 2000 to $121,442 for the year ended December 31, 2001 due to a decrease in the Company's workforce as it moved from trade publishing to educational publishing. Administration decreased $199,356 or 60% from $330,955 for the year ended December 31, 2000 to $131,600 for the year ended December 31, 2001 due to the decrease in expenses associated with the change in the Company's business from trade publishing to educational publishing as well the renegotiation of existing contracts. Publishing grants from the Canadian government were $141,958 for the year ended December 31, 2000 as compared to no grants for the year ended December 31, 2001. Such grants reduce the administration expenses. Shareholder services and professional fees decreased $105,159 or 76% from $138,520 for the year ended December 31, 2000 to $33,362 for the year ended December 31, 2001 principally due to a reduction in legal fees from the prior year.

Breakdown of general and administrative expenses for the year ended December 31,
--------------------------------------------------------------------------------
2000  compared  to  year  ended  December  31,  1999.
-----------------------------------------------------
Advertising and promotion expenses decreased from $32,642 for the year ended December 31, 1999 to $29,724 for the year ended December 31, 2000. Executive compensation increased by $81,523 or 154% from $53,000 for the year ended December 31, 1999 to $134,523 for the year ended December 31, 2000 due to the amended contract with Michael P. Kraft, our President and Chief Executive Officer. Consulting fees and employee compensation decreased $53,518 or 24% from $222,924 for the year ended December 31, 1999 to $169,406 for the year ended December 31, 2000 due to a decrease in the Company's workforce as the Company moved from trade publishing to educational publishing. Administration costs increased 119,972 or 57% from $210,984 for the year ended December 31, 1999 to $330,955 for the year ended December 31, 2000 due to an increase in costs due to increased communication and development in China. Publishing grants from the Canadian government were $129,967 for the year ended December 31, 1999 compared to $141,958 for the year ended December 31, 2000. Such grants reduce the administration expenses. Shareholder services and professional fees increased $22,790 or 20% from $115,731 for the year ended December 31, 1999 to $138,520 for the year ended December 31, 2001 due to an increase in professional fees as the Company began reporting in US GAAP.

Amortization  and  Depreciation.  The  Company  amortizes  the  pre-operating
-------------------------------
development/software-development costs over a five -year period. Total amortization/depreciation expenses, including such pre-operating cost amortization, were $84,774 in 2001, $87,112 in 2000 and $89,785 in 1999.


Interest  on  Long-Term  Debt  and  Other  Interest/Bank  Charges.  Interest  on
-----------------------------------------------------------------
long-term debt decreased from $44,688 in 1999 to $12,509 in 2000 and increased to $48,952 in 2001. The increase in 1999 reflected a greater level of borrowing; the decrease in 2000 reflected the retirement of the "shareholder loan" in 2000 and the reduction in bank indebtedness in 2000; and the increase in 2001 was due to project financing secured in August 2001.

Other Interest/Bank Charges rose from $36,805 in 1999 to $44,589 in 2000 and then declined to $4,698 in 2001. The increase related to costs of borrowing more funds and lending fees paid for project financing and the decrease resulted from the decrease in borrowed funds.

Gain  on  Sale  of  Subsidiary  and  Gain  on  Sale  of  Shares.
---------------------------------------------------------------

The Company recorded a gain on the sale of a subsidiary of $197,719 for the year ended December 31, 2001 resulting from the sale of its majority-owned subsidiary, AlphaCom Corporation. There were no similar transactions during fiscal 2000 or fiscal 1999.

The Company had a gain in April 1999 of $143,962 when it sold 1% of the outstanding shares of AlphaCom Corporation to the public. The Company recorded a gain of $48,750 on the issuance of shares by English Lingo, Inc. a subsidiary of the Company, during fiscal 2001. AlphaCom Corporation was a marketing and distribution company

Income  Taxes.  The  Company  follows  the  Canadian  Institute  of  Chartered
-------------
Accountants recommendations on accounting for income taxes using the assets and liabilities method. Future income taxes (previously referred to as deferred taxes) are measured using income tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effects of changes in the tax rates are recognized in the income in the period they are enacted. These tax benefits are $125,000 at the end of 1999. The income tax asset was expensed in Fiscal 2000 as the Company did not anticipate that it would generate profit levels that exceeded the tax losses. The Company recognized a tax expense of $37,343 during the year ended December 31, 2001.

Loss for the Year
-----------------
The Company reported a consolidated net loss of ($44,706) or ($0.00) for the year ended December 31, 2001 compared to a net loss of ($774,997) or ($0.05) per share for Fiscal 2000 compared to a loss of ($276,459) or ($0.03) per share for Fiscal 1999.

The weighted average number of shares increased to 16,095,471 in 2001 from 14,567,994 in 2000, from 10,783,827 in 1999. The increase in 2000 was the result of the March/April 2000 private placement of 5,000,000 units and the result in 2001 was due to a private placement of 1,000,000 units in November 2001.

LIQUIDITY  AND  CAPITAL  RESOURCES
----------------------------------

     For the nine months ended September 30, 2002, we had revenues of $1,032,322, and as of September 30, 2002, we had cash of $35,062, accounts receivable of $685,436, and current liabilities of $390,034. We will not receive any proceeds from the resale of the shares registered in this offering, but may receive proceeds from the exercise of warrants. We believe that our current cash on hand along with our accounts receivable and recurring sales, will satisfy our working capital requirements for at least the next twelve months. After that, we may need to raise additional funds in order to finance our operations.

As of March 25, 2003 we did not have any principal commitments to raise capital for the Company. Although we have no material commitments for capital expenditures, we expect our capital requirements to increase significantly over the next several years as we increase sales and administration infrastructure. Our future liquidity and capital funding requirements will depend on numerous factors, including, but not limited to, the cost and timing of the expansion of our sales and marketing efforts.

     We currently do not maintain any lines of credit nor do we have any agreements for additional sources of financing.

In the future, we may be required to seek additional capital by selling debt or equity securities, curtailing operations, selling assets, or otherwise be required to bring cash flows in balance when it approaches a condition of cash insufficiency. The sale of additional equity securities, if accomplished, may result in dilution to our shareholders. We cannot assure you, however, that financing will be available in amounts or on terms acceptable to us, or at all.

Development  Costs:
-------------------
Development costs associated with pre-operating expenses of Alpha Media(TM), Alpha Publishing(TM) and Alpha Brand Name Books(TM) have been capitalized. In addition, the Company has capitalized pre-operating costs relating to establishing a business base in the United States and the development of business in China. Under Canadian GAAP, pre-operating costs are capitalized until the commencement of commercial operations and then amortized on a straight-line basis, over five years. The recoverability of any unamortized development costs is reviewed on an ongoing basis. Under United States GAAP, these costs are expensed as incurred.

Software  Development  Costs:
-----------------------------
Under Canadian GAAP, the Company has deferred software development costs incurred in connection with a computer software program to be used by children in educational writing and literacy. Software development costs are deferred once technological feasibility for a product is established. The deferred software development costs are being amortized over a maximum of three years, beginning in 2001. The carrying value is assessed on a periodic basis to determine if a write-down is required. Under United States GAAP, the software development costs would be expensed as incurred.

Bank Indebtedness
-----------------
The Company had available a line of credit of up to $250,000, bearing interest at Canadian prime rate plus 1% annually. The line of credit was secured by a general security agreement; until June 2000, the line of credit was also secured by a personal guarantee by a relative of a director, the father of Michael P. Kraft. The $145,000 outstanding at December 31, 2000 was repaid in full in March 2001 and after the repayment no further borrowings were available under the $250,000 line of credit.

Our  obligations  as  of  September  30,  2002,  were  as  follows:



Expressed in Canadian Dollars
Obligation             Expiring      Balance
----------         ----------------  --------

Rent               January 31, 2006  $133,000
-----------------  ----------------  --------
Equipment Lease 1  November 1, 2002  $  2,116
-----------------  ----------------  --------
Equipment Lease 2  May 1, 2006       $ 11,273
-----------------  ----------------  --------

Nine  Months  Ended  September  30,  2002
-----------------------------------------
Proceeds from a private placement completed in March 2002 in the amount of $370,000 were used to repay Standard Mercantile Bancorp. debt of $364,621.

The Company had working capital of $409,437 as of September 30, 2002. The Company had cash of $35,062 and accounts receivable of $685,436 as of September 30, 2002.

Cash Provided By Operating Activities for the nine months ended September 30, 2002 totaled $24,233 largely attributable to changes in accounts payable of $53,151; work in process of $100,380 and accounts receivable of $(348,596).

Cash Used in Investing Activities for the nine months ended September 30, 2002 was $(11,970) attributable to deferred expenses and an increase in capital assets.

Cash Used in Financing Activities for the nine months ended September 30, 2002 was $15,327, including the issuance of capital stock of $349,000 and a decrease in long-term debt of $333,673.

Fiscal  Year  Ended  December  31,  2001
----------------------------------------

Proceeds from a private placement completed in November 2001 in the amount of $100,000 were used for working capital requirements.

The Company had a working capital deficit of $85,471 at December 31, 2001 along with cash of $7,473 and accounts receivable of $336,840.

Cash Used in Operating Activities for the Fiscal Year Ended December 31, 2001 totaled ($354,676), including the ($44,706) Net Loss. Significant adjustments included: ($197,719) from gain on sale of subsidiary; $43,910 amortization of "development costs", $67,099 in short-term investments; ($193,173) in accounts receivable; ($50,329) work in progress; ($33,087) accounts payable and accrued liabilities; and ($50,250) in customer deposits.

Cash Used in Investing Activities for the Fiscal Year ended December 31, 2001 was ($18,184), representing: ($168,184) in development costs and $150,000 from the proceeds on sale of subsidiary.

Cash Provided by Financing Activities for the Fiscal Year Ended December 31, 2001 was $336,126 including ($145,000) for repayment of bank indebtedness; $566,713 increase in long-term debt; ($199,087) repayment of long-term debt; and $113,500 from the issuance of capital stock.



Fiscal Year  Ended  December 31, 2000 A private placement of 5,000,000 units was
--------------------------------------
completed in March/April 2000, raising net proceeds of $1.8 million. Each unit consisted of a common share, one-half of an "A warrant" entitling the holder to purchase an additional common share at $0.50 until September 30, 2000 extended to December 15, 2000, and one-half of an "B warrant" entitling the holder to purchase an additional common share at $1.00 until September 30, 2001. The "A Warrants" and "B Warrants" expired unexercised.

These funds were used to help pay for increased "development costs", "software development costs", the repayment of debt, and increased
"selling/general/administrative costs". These costs rose during 2000 because of increased activity related to developing and preparing to market new products in China.

Cash Used in Operating Activities for the Fiscal Year Ended December 31, 2000 totaled ($866,637), including the ($774,997) Net Loss. Significant adjustments included: $12,612 amortization of capital assets; $74,500 amortization of "development costs", $125,000 in future income taxes, and ($303,752) in net changes in non-cash working capital items, including a ($110,396) increase in accounts receivable related to Sears Custom Publishing project.

Cash Used in Investing Activities for the Fiscal Year ended December 31, 2000 was ($425,951), representing: ($30,957) in software development costs; ($46,305) purchase of capital assets; and ($348,689) in development costs.

Cash Provided by Financing Activities for the Fiscal Year Ended December 31, 2000 was $1,316,510 including: the aforementioned $1.8 million private placement; ($420,362) repayment of long-term debt; and ($105,000) repayment of bank indebtedness.

Fiscal  Year  Ended  December  31,  1999
----------------------------------------
During Fiscal 1999 and at December 31, 1999, the Company raised $175,493 (net) from a series of borrowings: the Company increased its credit line bank indebtedness by $75,000 to $250,000; and the Company initiated a shareholder loan, of $93,775 with Michael P. Kraft & Associates Inc., a company owned by Michael P. Kraft, President/CEO/Director of the Company.

These funds were used to help pay for increased "development costs", "software development costs", and increased "selling/ general/administrative costs". These costs rose during 1999 because of increased activity related to developing and preparing to market new products in China.

Cash Provided by Operating Activities for the Fiscal Year Ended December 31, 1999 totaled $71,109, including the ($276,459) Net Loss. Significant adjustments included: $82,916 amortization of pre-operating costs; $6,869 amortization of capital assets; and $257,783 in net changes in non-cash working capital items, including a $142,375 increase in accounts payable/accrued liabilities, a $110,296 reduction in accounts receivable, and ($96,916) customer deposit related to IMG and Loblaws projects.

Cash Used in Investing Activities for the Fiscal Year ended December 31, 1999 was ($246,602), representing: ($144,874) of deferred development costs; ($93,227) of deferred software development costs; and ($8,501) purchase of capital assets.

Cash Provided by Financing Activities for the Fiscal Year Ended December 31, 1999 was $195,778, including bank indebtedness of $108,716, increase in long-term debt of $137,762 and repayment of long-term debt of $(50,700).




RECONCILIATION  OF  CANADIAN  AND  UNITED  STATES  GENERALLY ACCEPTED ACCOUNTING
--------------------------------------------------------------------------------
PRINCIPLES  ("GAAP"):
---------------------

Development Costs/Software-Development Costs/Options to Consultants
-------------------------------------------------------------------
Under US GAAP, development costs and software development costs are expensed as incurred.

Prior to January 1, 2002, the Company did not recognize compensation expense under Canadian GAAP when stock or stock options were issued to consultants. Under United States GAAP, the Company has always recorded compensation expense based on the fair value of stock or stock options granted in exchange for services from consultants.

Stock-based  compensation  disclosure
-------------------------------------
The Company measures compensation expense relating to employee stock option plans for United States GAAP purposes using the intrinsic value method specified by APB Opinion No. 25, which in the Company's circumstances would not be materially different from compensation expense as determined under Canadian GAAP.

Statement  of  comprehensive  income
------------------------------------
In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for the reporting and disclosure of comprehensive income and its components in financial statements. Components of comprehensive income or loss include net income or loss and all other changes in other non-owner changes in equity, such as the change in the cumulative translation adjustment and the unrealized gain or loss for the year on "available-for-sale" securities. For all periods presented, comprehensive income is the same as net income.

Calculation  of  Loss  For  the  Year
-------------------------------------
The consolidated financial statements are prepared in accordance with generally accepted accounting principles ("GAAP") as applied in Canada. In the following respects, GAAP as applied in the United States differs from that applied in Canada.

If United States GAAP were employed, the loss in each year would be adjusted as follows:


Expressed in Canadian Dollars
                                               2001         2000         1999
Loss for the year, Canadian GAAP             ($44,706)    ($774,997)  ($276,459)
Impact of US GAAP and adjustments:
                                                                       (144,874)
Development costs                            (168,184)     (348,689)
Amortization of development costs              43,910        74,500      82,916
                                                    -                   (93,227)
Software development costs                                  (30,957)
Amortization of Software Development Costs     10,349             -           -
Compensation expense                         ($59,983)     ($22,500)   ($35,500)
Loss for the year, US GAAP                  ($218,614)  ($1,102,643)  ($467,144)

The consolidated financial statements are prepared in accordance with GAAP as applied in Canada. In the following respects, GAAP as applied in the United States differs from that applied in Canada:



Expressed in Canadian Dollars

                                                                  September 30, 2002   September 30, 2001
------------------------------------------------------------------------------------------------------
Net income (loss) for the period - Canadian GAAP                          $   17,106          $(146,757)
Impact of U.S. GAAP and adjustments:
Development costs (a)                                                        (10,313)           (94,626)
Amortization of development costs                                             89,607             39,728
Software development costs (b)                                                     -                  -
Amortization of software development costs                                    41,395                   -
Compensation expense (c)                                                     (58,767)           (41,804)
--------------------------------------------------------------------------------------------------------
Gain (Loss) for the year - U.S. GAAP                                      $   79,029          $(243,459)

Calculation  of  earnings  per  share:
--------------------------------------
Under both US and Canadian GAAP, basic earnings per share are computed by dividing the net income for the year available to common shareholders, as measured by the respective accounting principles (numerator), by the weighted average number of common shares outstanding during that year (denominator). Basic earnings per share exclude the dilutive effect of potential common shares.

Diluted earnings per share under Canadian GAAP and US GAAP give effect to all potential common shares outstanding during the year. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options using the treasury stock method.

The following table reconciles the numerators and denominators of the basic and diluted earnings per share under U.S. GAAP as required by SFAS 128:


Expressed in Canadian Dollars

                                                       2001          2000         1999
                                                   ============  ============  ===========

numerator for basic and diluted loss per share
=================================================
Loss - US GAAP                                     $  (218,614)  ($1,102,643)   ($467,144)
=================================================  ============  ============  ===========
Denominator for basic and diluted loss per share:
=================================================
Weighted average common shares                      16,095,471    14,567,994   10,783,827
=================================================  ============  ============  ===========
Basic and diluted loss per share - US GAAP           ($0.01   )       ($0.08)      ($0.04)
=================================================  ============  ============  ===========



                        Directors and Senior Management

                                                         Date of
                                                           First
                                                     Election or
Name                 Position                Age     Appointment
-----------------------------------------------------------------

Michael P. Kraft     President/CEO/Director   39    November 1996
Khurram R. Qureshi   Chief Financial Officer  40       April 1997
Richard J.G. Boxer   Director                 54    November 1996
Richard H. Epstein   Director                 39        July 2001
Chen Geng            Director                 32        July 2001
Scott Remborg        Director                 54        July 2000
Imran Atique         Secretary/Treasurer      26   September 2001


Michael P. Kraft has served as President, Chief Executive Officer and Director of the Company since its inception in April 1996. Since June 1999, Mr. Kraft has served as Chief Executive Officer, Secretary and Director of EnglishLingo, Inc., a subsidiary of the Company. Since December 2000, Mr. Kraft has also served as the President of EnglishLingo, Inc. Since 1994, Mr. Kraft has served as President, Chief Executive Officer, Director and co-founder of Lingo Media Ltd. (formerly Alpha Corporation), a subsidiary of the Company that pre-sells or licenses book, audio and other complementary multi-media products through traditional and alternative distribution channels in Canada and international markets. From 1990 to early 1993, Mr. Kraft was Vice-President of Madison Marketing Limited, a specialty book publisher. He received a Bachelor of Arts in Economics from York University in Toronto in 1985. Also, he has been a Director of Canadian Shield Resources Inc. since 1996. Also, he had been President, CEO and Secretary of AlphaCom Corporation, a subsidiary of the Company that was sold in May 2001.

Khurram R. Qureshi, Chief Financial Officer of the Company since June 1997, and brings to Lingo Media Inc. over thirteen years of experience in the field of finance and accounting, including experience working for several public companies. Mr. Qureshi graduated from York University (Toronto), with a Bachelors Degree in Administrative Studies and qualified as a Chartered
Accountant in 1990. From 1987 to 1996, he gained valuable experience while working with Kraft, Berger, Grill, Schwartz, Cohen & March LLP. Mr. Qureshi also has served as Chief Financial Officer of other private and public companies. In addition, Mr. Qureshi served as Chief Financial Officer of AlphaCom Corporation, a subsidiary of the Company that was sold in May 2001.

Richard J.G. Boxer has served as Director of the Company since April 1996. Mr. Boxer serves as the President of Buckingham Capital Corporation, a private merchant banking company, which provides capital and financial advice to both private and public corporations. He is on the board of a number of private companies. Mr. Boxer received an M.B.A. from York University in 1976 and received his Chartered Accountant designation in 1973.

Richard H. Epstein has served as a Director of the Company since July 2001. Mr. Epstein is a partner in Gowling Lafleur Henderson LLP. Called to the Bar in 1992, his practice includes restructuring, corporate finance, and mergers and acquisitions. Since 1999, Mr. Epstein has been providing advice to the Company on various matters. He received his BSc from McGill University in 1986 and his LLB from Osgoode Hall Law School in 1990.

Chen Geng has served as a Director of the Company since July 2001. Since June 1999, Mr. Geng has served as a Director of EnglishLingo, Inc., a subsidiary of the Company. From June 1999 through March 2001, Mr. Geng served as Vice President for EnglishLingo, Inc. Mr. Geng was Managing Director - Greater China Region of Lingo Media from June 1999 to June 2001. Prior to joining Lingo
Media, he was a Chinese Trade Commissioner promoting bilateral trade and investment between China and Canada. From 1996 to 1999, Mr. Chen was the Consul for Economic and Commercial Development at the Chinese Consulate in Toronto, and held a senior post at the Canada Desk in the Chinese Ministry of Foreign Trade and Economic Cooperation (MOFTEC) from 1992 to 1996. Mr. Chen received his BA from Beijing Foreign Studies University in 1992.

Scott Remborg has served as a Director of the Company since July 2001. Mr. Remborg has served as Chairman of the Board of EnglishLingo, Inc., a subsidiary of the Company since June 1999. Mr. Remborg served as the President of EnglishLingo, Inc. from June 1999 through December 2000. Mr. Remborg served as a Consultant to EnglishLingo, Inc. from July 1999 to December 2000. He is the General Manager, E-business at Air Canada since mid-January 2001. From 1994 to 1998, Mr. Remborg was senior Vice-President, Internet of MediaLinx Interactive, Inc. of Toronto a new media company that developed and implemented the Sympatico Internet portal on behalf of Bell Canada and Stetnor Alliance. Prior to that, he was Vice-President, Business Development for Ivation Datasystems Inc. of Toronto, a software and consulting company developing software solutions for the government markets.

Imran Atique has served as Secretary and Treasurer of the Company since September 2001 and began as a consultant in August 2000. He brings six years accounting experience to Lingo Media. Mr. Atique received his Bachelor's of Commerce (Honours) from St. Mary's University (Halifax) in 1999 and is currently enrolled in the MBA program at York University (Toronto) and the Certified Management Accountants (CMA) program with the Society of Management Accounts of Ontario

The Directors have served in their respective capacities since their election and/or appointment and will serve until the next Annual General Meeting or until a successor is duly elected, unless the office is vacated in accordance with the Articles/By-Laws of the Company.

The Senior Management serves at the pleasure of the Board of Directors with management service contracts but without term of office, except as disclosed herein.

Despite the Company's Executive Officers spending material portions of their time on businesses other than the Company, the Company believes that they devote sufficient time to the Company to properly carry out their duties.

No Director and/or Executive Officer has been the subject of any order, judgment, or decree of any governmental agency or administrator or of any court or competent jurisdiction, revoking or suspending for cause any license, permit or other authority of such person or of any corporation of which he is a Director and/or Executive Officer, to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining or enjoining any such person or any corporation of which he is an officer or director from engaging in or continuing any conduct, practice, or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security or any aspect of the securities business or of theft or of any felony.

There are no arrangements or understandings between any two or more Directors or Executive Officers, pursuant to which he was selected as a Director or Executive Officer. There are no family relationships between any two or more Directors or Executive Officers.

Compensation  Summary
---------------------

The table below sets forth information concerning the compensation paid, during each of the last three fiscal years (as applicable), to the Company's chief executive officer and other executive officers of the Company and its subsidiaries who received total remuneration, determined on the basis of base salary and bonuses in excess of $100,000 during the last three fiscal years ended December 31 (the "Named Executive Officers").



Summary Compensation Table
Expressed in Canadian Dollars
                      Annual Compensation                                   Long Term Compensation

Name         Year  Salary (1)  Bonus  Other Annual  Compensation            Awards          Payouts
and                                             (1)(2)
Principal
Position
                                                                   Securities    Restricted  LTIP(4)   All Other
                                                                   Under         Shares or   Payouts   Compensation
                                                                   Options/SARS  Restricted
                                                                     (3)Granted  Share
                                                                                 Units
Michael P.   2001     100,000      -                   12,146.40        500,000           -         -         5,000
 Kraft(5)    2000      73,000      -                   11,522.73            nil           -         -      50,000(6)
             1999      36,000      -                      12,000            nil           -         -            nil



(1)     Paid  by  Lingo  Media  Ltd.,  a  wholly-owned  subsidiary  of  the  Company.
(2)     These  amounts  include  automobile  allowance.
(3)     Stock  appreciation  rights.
(4)     Long  term  incentive  plans.
(5)     Mr.  Kraft's  salary  of  $100,000  per year was paid by Lingo Media Ltd. to his holding company, Michael P.
        Kraft  &  Associates  Inc.
(6)     Represents  success  fees.

Management Agreement. Michael P. Kraft provides his services pursuant to a Management Agreement dated May 1,1998 (and most recently amended on June 30,
2000) between Michael P. Kraft Associates Inc. ("MPK Inc.") pursuant to which Lingo Media Ltd. (formerly Alpha Corporation), a wholly-owned subsidiary of the Company, engaged MPK Inc. to provide administration and management services. Pursuant to the June 2000 amendment, Lingo Media Ltd. is to pay MPK Inc. $10,000 per month beginning July 2000 in addition to providing an allowance for a health plan and life insurance policy. MPK Inc. is to be reimbursed for all travel, entertainment and other expenses actually and properly incurred. The Management Agreement also provides for a reasonable automobile allowance and a success fee based on the aggregate amount arranged for project debt and equity financing. MPK Inc. is a private corporation controlled by Michael P. Kraft, President/CEO/Director of the Company.

Director  Compensation.  The  Company  has  no  formal plan for compensating its
----------------------
Directors for their service in their capacity as Directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors. The Board of Directors may award special remuneration to any Director undertaking any special services on behalf of the Company other than services ordinarily required of a Director. Other than indicated below no Director received any compensation for his services as a Director, including committee participation and/or special assignments.

Change  of  Control  Remuneration.  The  Company has no plans or arrangements in
---------------------------------
respect of remuneration received or that may be received by Executive Officers of the Company in Fiscal 2001 to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds US$60,000 per Executive Officer.

Other Compensation.  No Executive Officer/Director received "other compensation"
------------------
in excess of the lesser of US$25,000 or 10% of such officer's cash compensation, and all Executive Officers/Directors as a group did not receive other compensation which exceeded US$25,000 times the number of persons in the group or 10% of the compensation.

Bonus/Profit Sharing/Non-Cash Compensation.  Except for the stock option program
------------------------------------------
discussed herein, the Company has no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to the Company's Directors or Executive Officers.

Pension/Retirement  Benefits.  No  funds  have  been set aside or accrued by the
----------------------------
Company to provide pension, retirement or similar benefits for Directors or Executive Officers.

Board Practices
---------------

Board  of  Director  Committees.
--------------------------------
The Company only has an Audit Committee, which recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the Company's audits, the Company's internal accounting controls, and the professional services furnished by the independent auditors to the Company. The Audit Committee met twice in Fiscal 2001 and twice during Fiscal 2002-to-date. The current members of the Audit Committee are: Richard J.G. Boxer and Scott Remborg.

Principal  Shareholders.  The  table  below  lists,  as  of  March 25, 2003,
-----------------------
Directors and Executive Officers who beneficially own the Company's voting securities and the amount of the Company's voting securities owned by the Directors and Executive Officers as a group. The table includes all persons/companies where the Company is aware that they have 5% or greater beneficial interest in the Company's securities.

                SHAREHOLDINGS OF DIRECTORS AND EXECUTIVE OFFICERS
                        SHAREHOLDINGS OF 5% SHAREHOLDERS

TITLE                               AMOUNT AND NATURE   PERCENT
  OF                                    OF BENEFICIAL        OF
CLASS    NAME OF BENEFICIAL OWNER         OWNERSHIP       CLASS
---------------------------------------------------------------
COMMON   MICHAEL P. KRAFT (1)                 3,676,823     17.3%
COMMON   KRAFT INVESTMENTS CORP.              1,781,597      8.6%
COMMON   RICHARD A. SHERMAN (2)               1,733,437      8.3%
COMMON   1077431 ONTARIO LIMITED              1,426,082      6.9%
COMMON   RICHARD J. G. BOXER (3)                576,167      2.8%
COMMON   SCOTT REMBORG (4)                      188,667      *
COMMON   CHEN GENG (5)                          188,667      *
COMMON   KHURRAM R. QURESHI (6)                  45,000      *
COMMON   RICHARD H. EPSTEIN  (7)                 85,417      *
COMMON   IMRAN ATIQUE (8)                       200,000      *
COMMON     CHEBUCTO INTERNATIONAL (9)         1,500,000      7.1%
DIRECTORS/OFFICERS AS A GROUP (7 PERSONS)     4,973,073     22.5%
----------------------------------------------------------------
*  Less  than  1%.

(1) Includes options to purchase 566,667 shares exercisable within 60 days. 1,781,597 shares are held indirectly by Kraft Investments Corp. a private company controlled by Mr. Kraft. Includes 159,061 shares held in the registered retirement savings plan. Includes 1,169,498 shares owned by members of his family.

(2) Includes options to purchase 90,000 shares exercisable within 60 days, 1,426,082 shares held by 1077431 Ontario Limited, a private company controlled by Mr. Sherman. Includes 120,365 shares owned by members of his family.

(3) Includes options to purchase 91,667 shares exercisable within 60 days, warrants to purchase 150,000 shares exercisable within 60 days, and 34,500 shares are held indirectly by Buckingham Capital Corp., a private company controlled by Mr. Boxer.

(4)  Includes  options  to  purchase  171,667 shares exercisable within 60 days.

(5)  Includes  options  to  purchase  150,667 shares exercisable within 60 days.

(6)     Includes  options  to  purchase 45,000 share exercisable within 60 days.

(7) Includes options to purchase 41,667 shares exercisable within 60 days and warrants to purchase 18,750 shares exercisable within 60 days

(8)Includes  options  to  purchase  100,000  shares  exercisable within 60 days.

(9)  Includes  warrants  to  purchase 500,000 shares exercisable within 60 days.

# Based on 20,733,827 shares outstanding as of March 25, 2002 and stock options and warrants held by each beneficial holder exercisable within sixty days.


                           Related Party Transactions
                           --------------------------

Michael  P.  Kraft,  President/CEO/Director
-------------------------------------------
Mr. Kraft is compensated indirectly through Michael P. Kraft & Associates, Inc., as discussed herein.

Richard  A.  Sherman.  Richard  Sherman was paid sales commissions and fees that
--------------------
totaled $0, $31,532 and $27,925 for Fiscal 2001, Fiscal 2000 and Fiscal 1999, respectively.

Funds  Owed  to  Officers/Directors
-----------------------------------
Officers/Directors have lent the Company funds during the last several years to alleviate the corporate need for working capital; this has included interest/non-interest-bearing advances and promissory notes. Principal owed totaled:

Expressed in Canadian Dollars
Name                             12/31/01     12/31/00  12/31/99
----------------------------------------------------------------
Michael  P.  Kraft(1)          $41,805(2)     $93,775         $0

(1)     Loans made by Michael P. Kraft & Associates Inc. which is controlled by
        =======================================================================
        Michael P. Kraft.
        =================
(2)     Includes $36,805 owed to LMK Capital Corporation which is a company
        ===================================================================
        owned by the wife of Michael P. Kraft.
        ======================================

Interest  Payable  to  Officers/Directors
-----------------------------------------
Officers/Directors have lent the Company funds during the last several years to alleviate the corporate need for working capital; this has included interest and non-interest-bearing advances and promissory notes. Officer/Director loans obtained after January 1, 2001, bear interest at 12% per annum, and shareholder loans obtained prior to January 1, 2001, bear interest at 10% per annum. Interest payable totaled:

Officer/Director Loans obtained after January 1, 2001, bear interest at 12% per annum and shareholder loans obtained prior to January 1, 2001 bear interest at 10% per annum.

Expressed in Canadian Dollars
Name                       12/31/2001     12/31/2000  12/31/1999
----------------------------------------------------------------
Michael  P.  Kraft  &  Associates
Inc.(1)                         $8,963        $7,374      $3,112

(1)  Controlled  by  Michael  P.  Kraft

In March 2001, Michael P. Kraft & Associates Inc., a company controlled by Michael P. Kraft, loaned the Company $25,000 which loan bears interest at 12% per annum. As of the date of this filing, the Company has repaid Michael P. Kraft & Associates Inc. in full.

From August2002 through November 2002, LMK Capital Corporation, a company controlled by the wife of Michael P. Kraft, loaned the Company an aggregate of $155,000, which loan bears interest at 12% per annum. As of the date of this filing, the Company owes LMK Capital Corporation principal in the amount of $75,500.

In October 2002, 867214 Ontario Ltd., a company controlled by Richard J.G. Boxer, loaned the Company $100,000 which loan bore interest at 12% per annum and was paid in full in December 2002. 867214 Ontario Ltd. has reloaned the Company $100,000 in February 2003 which bears interest at 12% per annum and is secured by the assets of the Company. As of the date of this filing, the Company has a principal balance owing of $100,000.


Other than as disclosed above, there have been no transactions since December 31, 1997, or proposed transactions, which have materially affected or will materially affect the Company in which any director, executive officer, or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates has had or will have any direct or material indirect interest. Management believes the transactions referenced above were on terms at least as favorable to the Company as the Company could have obtained from unaffiliated parties.

Stock  Options
--------------

TSX  Venture  Exchange  Rules  and  Policies
--------------------------------------------
The terms and conditions of incentive options granted by the Company are done in accordance with the rules and policies of the TSX Venture Exchange ("TSX VEN"), including the number of common shares under option, the exercise price and expiration date of such options, and any amendments thereto.

Such "terms and conditions", including the pricing of the options, expiration and the eligibility of personnel for such stock options; are described below.

The TSX VEN policy in respect of incentive stock options provides that shareholder approval is not required if the aggregate number of common shares that may be reserved for issuance pursuant to incentive stock options does not exceed 10% of the issued common shares of the Company, 5% to any one individual and 2% to any consultant at the time of granting.

Shareholder approval of the grant of incentive stock options is required pursuant to the rules of the TSX VEN where the grant will result in the Company having options outstanding which, in aggregate, are exercisable to acquire over 10% (to a maximum of 20%) of the outstanding common shares of the Company.

In addition, disinterested shareholders (all shareholders excluding insiders and associates of insiders) approval is required pursuant to the rules of the TSX VEN where:

(a)  grant  of  incentive  stock  options  could  result  at  any  time  in:

(i) the Company having options outstanding to insiders which, in aggregate, are exercisable to acquire over 20% of the outstanding common shares of the Company; or
(ii) the issuance to insiders, within a one year period, of common shares which, in aggregate, exceed 10% of the outstanding common shares of the Company; or
(iii) the issuance to any one insider and such insider's associates, within a one year period, of common shares which, in aggregate, exceed 5% of the outstanding common shares of the Company; or
(iv) the issuance to any consultant of common shares which, in aggregate, exceed 2% of the outstanding common shares of the Company; or
(b) the Company is proposing to decrease the exercise price of stock options held by any insiders.

Company  Stock  Option  Plans
-----------------------------

Initial  Plan

Until  November  13,  1996,  the  Company  had a stock option plan (the "Initial
Plan") whereby the directors could grant options to directors, officers, employees and consultants of the Company. The number of common shares subject to option and granted under the Initial Plan was limited to ten percent in the aggregate, and five percent with respect to any one optionee, of the number of issued and outstanding common shares of the Company then outstanding at prices and on other terms which corresponded with the rules of the Alberta Stock Exchange in regard to stock options. As of March 25, 2003, there were no options outstanding under the Initial Plan.

1996  Plan

Effective November 13, 1996, a new stock option plan (the "1996 Plan") was adopted by the board of directors of the Company to encourage ownership of common shares by directors, senior officers, employees and consultants of the Company and its subsidiaries. Options could be granted under the Subsequent Plan only to directors, senior officers, employees, consultants and personal holding corporations controlled by a director or senior officer of the Company and its subsidiaries as designated from time to time by the board of directors.

The number of shares that may be reserved for issuance under the Initial Plan and under the 1996 Plan is limited to 1,078,000 common shares, provided that the board has the right, from to time, to increase such number subject to the approval of the shareholders of the Company and to obtaining all necessary regulatory approval. The maximum number of common shares that could be reserved for issuance to any one person under the 1996 Plan is 5% of the common shares outstanding at the time of the grant (calculated on a non-diluted basis) less the number of shares reserved for issuance to such person under any option to purchase common shares granted as a compensation or incentive mechanism. Any shares subject to an option granted under the 1996 Plan that for any reason were cancelled or terminated prior to exercise will be available for a subsequent grant under the 1996 Plan.

The option price of any common shares cannot be less than the closing price of the shares on the day immediately preceding the day upon which the option is granted. Options granted under the 1996 Plan were exercisable during a period not exceeding five years, subject to earlier termination upon the termination of the optionee's employment, upon the optionee ceasing to be an employee, senior officer, director or consultant of the Company or any of its subsidiaries, as applicable, or upon the optionee retiring, becoming permanently disabled or dying. The options are non-transferable. The 1996 Plan contains provisions for adjustment in the number of shares issuable there under in the event of a subdivision, consolidation, reclassification or change of the common shares, a merger or other relevant changes in the Company's capitalization. The board of directors may from time to time amend or revise the terms of the 1996 Plan or may terminate the 1996 Plan at any time.

The 1996 Plan provides that the Company may provide financial assistance in respect of options granted under the 1996 Plan by means of loans to optionees. No loans were granted by the Company pursuant to the 1996 Plan.

As of March 25, 2003, there are 370,000 reserved for issuance pursuant to options granted under the 1996 Plan.

2000  Plan

A new stock option plan was adopted by the board of directors of the Company on May 30, 2000 to encourage ownership of common shares by directors, officers, employees and consultants of the Company. In accordance with the rules of the Canadian Venture Exchange, (the predecessor of the TSX VEN) this plan was approved by shareholders on July 4, 2000 at the Company's Annual Meeting. At that time, the number of shares reserved for issuance under this plan was limited to 2,384,074 common shares less the number of shares reserved for issuance pursuant to options granted under the Initial Plan and under the 1996 Plan. By approval of the shareholders at the Company's Annual and Special
Meeting held on June 28, 2002, this plan was amended (this new stock option plan, as amended being hereinafter called the "2000 Plan") to increase the number of options to purchase common shares that may be granted under the plan from 2,384,074 to 4,416,765 common shares.

The rules of the TSX VEN require that the number of shares reserved for issuance under a stock option plan be set at a fixed number. Te amount of common shares from time to time reserved under the 2000 Plan is not necessarily reflective of the number of options that are outstanding at any given time because options that are exercised do not replenish the number reserved, but are merely an indication of the number of potential shares in respect of which a listing fee has been paid to the TSX VEN upon the Company's common shares that are listed on the TSX VEN.

Options may be granted under the 2000 Plan only to directors, officers, employees, consultants and personal holding corporations controlled by a director of officer of the Company as designated from time to time by the board of directors.

The number of shares which may be reserved for issuance under the 2000 Plan is currently limited to 4,146,765 common shares less the number of shares reserved for issuance pursuant to options granted under the Initial Plan (currently nil shares) and under the 1996 Plan (currently 610,000 shares), provided the number of shares reserved for issuance under stock options granted at any time under the 2000 Plan do not exceed 10% of the Company's then issued and outstanding shares. In addition, the board has the right, from time to time, to increase such number subject to the approval of the relevant exchange on which the shares are listed and the approval of the shareholders of the Company. The maximum number of common shares which may be reserved for issuance to any one person under the 2000 Plan is 5% of the common shares outstanding at the time of the grant less the number of shares reserved for issuance to such person under any option to purchase common shares granted as a compensation or incentive mechanism. Any shares subject to an option granted under the Initial Plan, the 1996 Plan or the 2000 Plan, which for any reason is cancelled/terminated prior to exercise, will be available for a subsequent grant under the 2000 Plan.

The option price of any common shares cannot be less than the closing price of the shares on the day immediately preceding the day upon which the option is granted less any permitted discount.

Section 2.6 (a) of Policy 4.4 of TSX Venture Exchange provides that the minimum exercise price of an incentive stock option plan (such as the Stock Option Plan for Lingo Media Inc.) must not be less than the "Discounted Market Price".

Policy 1.1 of the Exchange defines "Discounted Market Price" to mean the last closing price of the Issuer's Listed Shares before either the issuance of a news release respecting the granting of options or the filing of the Price Reservation Form (Form 4N) required to fix the price at which the securities are to be issued ("Market Price") less a discount, which shall not exceed the amount set forth below, subject to a minimum price of Cdn$0.10:


CLOSING PRICE                DISCOUNT
-------------                --------
Up to $0.50 (Cdn)                 25%
$0.51 to $2.00 (Cdn)              20%
Above $2.00 (Cdn)                 15%



Options granted under the 2000 Plan may be exercised during a period not exceeding five years, subject to earlier termination upon the termination of the optionee's employment, upon the optionee ceasing to be an employee, officer, director or consultant of the Company or of its subsidiaries, as applicable, or upon the optionee retiring, be coming permanently disabled or dying.

Options granted to optionees vest over an 18-month period with no greater than 16.67% of any options granted to an optionee vesting in any three-month period or such longer period as the board may determine. The options under the 2000 Plan will be non-transferable. The 2000 Plan contains provisions for adjustment in the number of shares issuable thereunder in the event of a subdivision, consolidation, reclassification or change of the common shares, a merger of other relevant changes in the Company's capitalization. The board of directors may from time to time amend or revise the terms of the 2000 Plan or may terminate the 2000 Plan at any time.

The 2000 Plan provides that the Company may provide financial assistance in respect of options granted under the 2000 Plan by means of loans to optionees. Under the terms of the 2000 Plan, the Company may, but is not obligated to, loan to an optionee the funds required to exercise any particular option. The 2000 Plan provides that any such loan will be for a term not exceeding ten years and will be non-interest bearing. Any such loan will be repayable at maturity or upon the death of the optionee or earlier in certain other circumstances. Any loans made under the 2000 Plan are to be secured by a pledge of the shares acquired upon the exercise of the option exercised being funded to a trustee for such purposes. In the event that any loan amount is not fully repaid when due the trustee holding the pledged shares is entitled to realize on the shares being held by it as security for the loan. Loans made under the 2000 Plan are made on a full recourse basis. The 2000 Plan provides that any shares acquired pursuant to loans made under the 2000 Plan may be sold by the optionee from time to time provided that an amount equal to the aggregate option exercise price or the balance of the loan is applied in repayment of the loan. Any financial assistance so provided under the 2000 Plan will be subject to and made in accordance with all applicable laws and regulatory policies at the time of making the loan.

As of March 25, 2003, options to purchase an aggregate of 1,973,340 common shares are outstanding under the 2000 Plan.

The names and titles of the Directors/Executive Officers of the Company to whom outstanding stock options have been granted and the number of common shares subject to such options are set forth in the Table below as of March 25, 2003, as well as the number of options granted to Directors and all employees as a group.

                            Stock Options Outstanding
                           Expressed in Canadian Dollars

                                        Number of Shares of $

                                 Common  Exer.     Grant    Expir'n
Name                              Stock  Price      Date       Date
----                              ------ ------    ------     ------

Michael P. Kraft                 400,000  $.10    10/9/02     10/9/07
Michael P. Kraft                 500,000  $0.12   6/07/01     6/07/06
Richard J.G. Boxer                50,000  $0.45   5/16/00     5/16/05
Richard J.G. Boxer                50,000  $0.10  11/01/01    11/01/06
Scott Remborg                    130,000  $0.50   9/30/00     9/13/05
Scott Remborg                     50,000  $0.10  11/01/01    11/01/06
Chen Geng                        100,000  $0,20   5/25/99     5/25/04
Chen Geng                         50,000  $0.10  11/01/01    11/01/06
Khurram R. Qureshi                25,000  $0.22   5/12/98     5/12/03
Khurram R. Qureshi                20,000  $0.22   5/20/98     5/20/03
Richard H. Epstein                50,000  $0.10  11/01/01    11/01/06
Imran Atique                     100,000  $0.22  02/15/01    02/15/06
Total Officers/Directors       1,480,000

Legal/Arbitration  Proceedings
------------------------------
The Directors and the management of the Company know of no material, active or pending, legal proceedings against them; nor is the Company involved as a plaintiff in any material proceeding or pending litigation.

The Directors and the management of the Company know of no active or pending proceedings against anyone that might materially adversely affect an interest of the Company.

                  PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

This prospectus relates to the resale of 4,700,000 shares of common stock by the selling stockholders as well as the resale of 3,275,000 shares of common stock underlying warrants. The table below sets forth information with respect to the resale of shares of common stock and the resale of shares of common stock underlying warrants by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding. However, we may receive proceeds from the exercise of the warrants.



Resale of Common Stock by Selling Stockholders

Stockholder                                   Shares         Amount         Shares      Percentage
                                           Beneficially      Offered     Beneficially       (if
                                           Owned Before     (Assuming     Owned After     greater
                                              Resale       all Shares       Resale       than 1%)
                                                           Immediately
                                                              Sold)

Richard J. G. Boxer
155 Dawlish Ave.,
Toronto, Ontario
M4N 1H6

                                           571,166(1)(15)     350,000(1)(2)(15)     221,166(3)         2.7%
Chebucto Services
(International) Ltd.,
Sunstead, 9 Farringdon
Close, Paradise Heights, St.
James, Barbados

                                            1,500,000(4)(14)   1,500,000(4)(14)             0          7.1%

Richard H. Epstein
534 Roselawn Ave.
Toronto, Ontario
M5N 1J8

                                               60,416(6)(5)(15)      43,750(6)(15)      16,666(7)

Fred Grespan
64 Fairfield Ave.
Kitchener, Ontario
N2H 6C1
                                            1,443,750(8)(15)   1,443,750(8)(15)             0          6.8%

Paul E. Grespan
230 Old Chicopee Drive
Kitchener, Ontario
N2A 4W6

                                            1,575,000(9)(15)   1,575,000(9)(15)             0          7.4%

Robert B. Raphael
1750 Steeles Ave West                      1,181,250(10)(15)  1,181,250(10)(15)             0          5.6%
Unit #2
Concord, Ontario
L4K 2L7

Sander Sigal                               1,575,000(11)(15)  1,575,000(11)(15)             0          7.4%
65 Lawrie Road
Thornhill, Ontario
L4J 3N6

Ann Singer                                   306,250(12) (15)    306,250(12) (15)             0          1.5%
14 Kainona Ave.
Toronto, Ontario M3H 3HM


RBC Dominion Securities Inc.
Suite 2120
5140 Yonge Street
North York, Ontario, M2N 6L7            500,000(13) (15)   500,000(13) (15)         0          2.4%




(1)     Includes 150,000 shares underlying Class D warrants
(2) Includes options exercisable within 60 days to purchase 86,666 shares.
(3) Includes 150,000 shares underlying options exercisable within 60 days and 71,166 shares of common stock.
(4)     Includes 500,000 shares underlying Class C warrants.
(5) Includes options exercisable within 60 days to purchase 16,666 shares.
(6)     Includes 18,750 shares underlying Class D warrants.
(7)     Includes 16,666 shares underlying options exercisable within 60 days.
(8)     Includes 618,750 shares underlying Class D warrants.
(9)     Includes 675,000 shares underlying Class D warrants.
(10)    Includes 506,250 shares underlying Class D warrants.
(11)    Includes 675,000 shares underlying Class D warrants.
(12)    Includes 131,250 shares underlying Class D warrants.
(13) Includes 500,000 shares underlying Class D warrants held by RBC Dominion Securities Inc. on behalf of Chebucto Services (International) Ltd. As stated in footnote 4 above.
(14) The Class C Warrants expiring November 23, 2002 exercisable at $0.15 were extended until November 23, 2003 at $0.15 per share.
(15) Class D warrants are exercisable at $0.10 per share until March 30, 2003, the original expiry date. The expiry date of the Class D warrants was extended by the Company pursuant to the approval of the TSX Venture Exchange for an additional 9 months from March 31, 2003 to December 31, 2003 at $0.12 per share. According to the TSX Venture Exchange policy, the exercise price of the Class D warrants at the time of the application for approval of the extension has to be higher than the market price of the shares. On March 19, 2003 the closing market price for our shares was $0.11. Accordingly, the exercise price for the Class D warrants during the 9 month extension period is $0.12 per share.


The 4,700,000 shares offered by the selling stockholders as well as the resale of 3,275,000 shares of common stock underlying the warrants may be sold by one or more of the following methods, without limitation, with the exception of the shares and shares underlying warrants being registered for Richard J.G. Boxer and Richard H. Epstein which are subject to resale pursuant to Rule 144 as discussed below:

- ordinary brokerage transactions and transactions in which the broker solicits purchases; and
- face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.

Such brokers or dealers may receive commissions or discounts from the selling stockholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. The selling stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus. As a result of such shares being registered under the Securities Act, holders who subsequently resell such shares to the public may be deemed to be underwriters with respect to such shares of common stock for purposes of the Securities Act with the result that they may be subject to certain statutory liabilities if the registration statement to which this prospectus relates is defective by virtue of containing a material misstatement of omitting to disclose a statement of material fact. We do not have any plans regarding the use of specific broker-dealers for distribution nor do we have any agreements or understandings with such entities. We have not agreed to indemnify any of the selling stockholders regarding such liability.

The shares and shares underlying warrants owned by Richard J.G. Boxer and Richard H. Epstein are subject to the resale provisions of Rule 144 as they are Directors of the Company and are treated as affiliates pursuant to Rule 144. In general, under Rule 144 of the Securities Act as currently in effect, beginning 90 days after this registration statement is declared effective by the SEC, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, including a person who may be deemed an affiliate, is entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of 1% of the then-outstanding shares of our Common Stock (approximately 207,338 shares after giving effect to this Offering) and the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Sales under Rule 144 of the Securities Act are subject to certain restrictions relating to manner of sale, notice and the availability of current public information about us. A person who is not our affiliate at any time during the 90 days preceding a sale, and who has beneficially owned shares for at least two years, would be entitled to sell such shares immediately following this Offering without regard to the volume limitations, manner of sale provisions or notice or other requirements of Rule 144 of the Securities Act. However, the transfer agent may require an opinion of counsel that a proposed sale of shares comes within the terms of Rule 144 of the Securities Act prior to effecting a transfer of such shares.

Upon the registration statement becoming effective, the common stock will not be listed on a national securities exchange, NASDAQ, or on the OTC Bulletin Board. Management's strategy is to list the common stock on the OTC Bulletin Board as soon as practicable. However, to date we have not solicited any such securities brokers to become market-makers of our common stock. Selling stockholders will sell at the set price of $.40 per share until such time as our shares are quoted on the OTC Bulletin Board and then thereafter at prevailing market prices or privately negotiated prices.

     Expenses of the Issue
     =====================
     Expressed in Canadian Dollars
     =============================

     SEC Registration Fee         $60.00
     ====================         ======
     Legal Fees and Expenses     $25,000
     =======================     =======
     Accounting                   $7,500
     ==========                   ======
     Miscellaneous                $1,000
     =============                ======

     Total                       $33,560
     =====                       =======


                                  SHARE CAPITAL
                                  -------------

Common  Share  Description
--------------------------

Registrar/Common  Shares  Outstanding/Shareholders
--------------------------------------------------
The Company's common shares are issued in registered form and the following information is taken from the records of Computershare Trust Company of Canada (located in Calgary, Alberta, Canada), the registrar and transfer agent for the common shares.

On July 15, 2002, the shareholders' list for the Company's common shares showed 25 registered shareholders and 20,733,827 shares issued and outstanding. Six of these shareholders were U.S. residents, owning 812,700 shares representing approximately four percent of the issued and outstanding common shares.

Common  Share  Description
--------------------------
All of the authorized common shares of the Company are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets. Holders of common shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders. Holders of common shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available therefore.

Upon liquidation, dissolution or winding up of the Company, holders of common stock are entitled to receive pro rata the assets of Company, if any, remaining after payments of all debts and liabilities. No shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds.

Provisions as to the modification, amendment or variation of such shareholder rights or provisions are contained in the Business Corporations Act (Ontario). Unless the Business Corporations Act or the Company's Articles or Memorandum otherwise provide, any action to be taken by a resolution of the members may be taken by an ordinary resolution or by a vote of a majority or more of the shares represented at the shareholders' meeting.

There are no restrictions on the repurchase or redemption of common shares of the Company while there is any arrearage in the payment of dividends or sinking fund installments.

Preference  Share  Description
The Company has not issued any preference shares. The unlimited number of no-par preference shares designated in the Company's certificate of incorporation is "blank check" preference shares, which authorizes the board of directors to authorize and issue one or more series of preference shares with the designations, rights and preferences as determined, from time to time, by the board of directors. The board of directors is authorized to make such designations without shareholder approval.

Share Purchase Warrants
-----------------------
As of March 25, 2003, there were warrants outstanding to purchase 3,275,000 shares of our common stock, comprised of 500,000 Class C warrants to acquire 500,000 shares with an exercise price of $0.15 per share for each warrant which had an original term of 12 months expiring on November 23, 2002 but were extended for an additional 12 months until November 23, 2003 at $0.15 per share;; and 2,775,000 Class D warrants to acquire 2,775,000 shares at an exercise price of $0.10 per share until March 30, 2003, the original expiry date. The expiry date of the Class D warrants was extended by the Company pursuant to the approval of the TSX Venture Exchange for an additional 9 months from March 31, 2003 to December 31, 2003 at $0.12 per share. According to the TSX Venture Exchange policy, the exercise price of the Class D warrants at the time of the application for approval of the extension has to be higher than the market price of the shares. On March 19, 2003 the closing market price for our shares was $0.11. Accordingly, the exercise price for the Class D warrants during the 9 month extension period is $0.12 per share.

Authorized/Issued Capital.  As of March 25,2003 and December 31, 2001, the
--------------------------
authorized capital of the Company was an unlimited number of common shares without par value and there were 20,733,827 and 17,033,827 common shares issued and outstanding, respectively.

                     Memorandum and Articles of Association
                     --------------------------------------

Objects and Purposes
--------------------
The Company's corporation number as assigned by the Ontario Ministry of Consumer and Commercial Relations is 4020-1165. The Company's Articles of Incorporation do not contain the Company's purpose or its objectives, as neither is required under the laws of Ontario.

Disclosure of Interest of Directors
-----------------------------------
No director of the Company is permitted to vote on any resolution to approve a material contract or transaction in which such director has a material interest.

Subject to the Articles of Incorporation and any unanimous shareholder agreement, the board may fix their remuneration.

Borrowing Powers of Directors, Bylaws The board of directors may from time to
-------------------------------------
time:
---
  (i) borrow money upon the credit of the Corporation;
 (ii) issue, reissue, sell or pledge debt obligations of the Corporation;
(iii) subject to the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and
 (iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any debt obligations of the Corporation.

Delegation  of  Power  to  Borrow,  Bylaws
------------------------------------------
The board may by resolution delegate all or any of the powers conferred on them by paragraphs (i) and (iii) of section 3.10 hereof, to any one or more of the directors, the Managing Director, the executive committee, the Chairman of the Board (if any), the President, any Vice-President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer or the General Manager.

Director Qualification and Retirement
-------------------------------------
Neither the Articles of Incorporation nor the Bylaws of the Company discuss the retirement or non-retirement of directors under an age limit requirement, and there is no number of shares required for director qualification.

Description of Rights, Preferences and Restrictions
---------------------------------------------------
Attaching to Each Class of Shares
---------------------------------


a)  Class/Number  of  Shares.  The  Company's  Articles of Incorporation provide
    ------------------------
that: the Corporation is authorized to issue two classes of shares, namely an unlimited number of Preferred Shares without nominal or par value ("Preferred Shares") and an unlimited number of Common Shares ("Common Shares").

b)  Common  Shares.  The  holders  of  Common  Shares  shall  be  entitled:
    --------------
   1) to vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote, and on every poll taken at every such meeting, or adjourned meeting, every holder of Common Shares shall be entitled to one vote in respect of each Common Share held; and

   2) subject to the rights of the holders of Preferred Shares, to receive the remaining property of the Corporation upon a dissolution; and

   3) subject to the rights of the holders of Preferred Shares, to receive all other dividends declared by the Corporation.

c) Preferred Shares.  The Preferred Shares as a class shall carry and be subject
   ----------------
to  the  following  rights,  privileges,  restrictions  and  conditions:

   1)  Directors'  Rights  to  Issue  in  One  or  More  Series.  The
Preferred Shares may at any time or from time to time be issued in one or more series, each series to consist of such number of shares as may before the issue thereof be determined by the Directors by resolution; the Directors of the Company may (subject as hereinafter provided) by resolution fix, from time to time before the issued thereof, the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limiting the generality of the foregoing (1) the issue price, (2) the rate, amount or method of calculation of dividends and whether the same are subject to change of dividends and whether the same are subject to change or adjustment, (3) whether such dividends shall be cumulative, non-cumulative or partly cumulative, (4) the dates, manner and currencies of payments of dividends and the dates from which dividends shall accrue, (5) the redemption and/or purchase prices and terms and conditions of redemption and/or purchase, with or without provision for sinking or similar funds, (6) conversion and/or exchange and/or classification rights, (7) the voting rights if any, and/or (8) other provisions, the whole subject to the following provisions, and to the issue of Certificate(s) of Amendment setting forth such designations, rights, privileges, restrictions and conditions attaching to the shares of each series.

   2) Ranking of Preferred Shares. The Preferred Shares shall be entitled to preference over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares with respect to payment of dividends and distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs and may also be given such other preferences not inconsistent with paragraphs (1) and (2) hereof over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares as may be determined in the case of each series of Preferred Shares authorized to be issued.

  3) Amendment with Approval of Holders of Preferred Shares. The rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class may be repealed, altered, modified, amended or amplified by Certificate(s) of Amendment, but in each case with the approval of the holders of Preferred Shares (only as a class but not as individual series) given as hereinafter specified.

  4)  Approval  of  Holders  of  Preferred  Shares.     Subject  to  the
Provisions of the Business Corporations Act, any consent or approval given by the holders of Preferred Shares as a class shall be deemed to have been sufficiently given if it shall have been given in writing by the holders of at least sixty-six and two-thirds percent (66 / %) of the outstanding Preferred Shares or by a resolution passed at a meeting of holders of Preferred Shares duly called and held upon not less than fifteen days' notice at which the holders of at least a majority of the outstanding Preferred Shares are present or are represented by proxy and carried by the affirmative vote of not less than sixty-six and two-thirds percent of the votes cast at such meetings, in addition to any other consent or approval required by the Business Corporation Act. If at any such meeting the holders of a majority of the outstanding Preferred Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than fifteen days thereafter and to such time and place as may be designated by the Chairman, and not less than ten days' written notice shall be given of such adjourned meeting. At such adjourned meeting the holders of the Preferred Shares present or represented by proxy may transact the business for which the meeting was originally convened and a resolution passed by the affirmative vote of not less than sixty-six and two-thirds percent of the votes cast at such meeting shall constitute the consent or approval of the holders of Preferred Shares. On every poll taken at every meeting, every holder of Preferred Shares shall be entitled to one vote in respect of each share held. Subject to the foregoing, the formalities to be observed in respect of the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the Bylaws of the Corporation with respect to meetings of shareholders. Any consent or approval given by the holders of Preferred Shares or a series as a class shall be deemed to have been sufficiently given if in the same manner as provided herein regarding holders of Preferred Shares as a class.

d)  Dividend Rights.  The Company's Bylaws provide that holders of common shares
    ---------------
shall be entitled to receive dividends and the Company shall pay dividends thereon, as and when declared by the board of directors of the Company out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding, subject to the prior rights of any shares ranking senior to the common shares with respect to priority in the payment of dividends.

e) Voting Rights. Neither the Company's Bylaws nor its Articles of Incorporation provide for the election or re-election of directors at staggered intervals.

f)  Redemption  Provisions.  The  Company  may purchase any of its issued common
    ----------------------
shares  subject  to  the  provisions  of  the Ontario Business Corporations Act.

g) Sinking Fund Provisions.  Neither the Company's Articles of Incorporation nor
   -----------------------
its  Bylaws  contain  sinking  fund  provisions.

h)  Liability  to  Further  Capital Calls by the Company.  Neither the Company's
    ----------------------------------------------------
Articles of Incorporation nor its Bylaws contain provisions allowing the Company to make further capital calls with respect to any shareholder of the Company.

i)  Discriminatory  Provisions  Based  on  Substantial  Ownership.  Neither  the
    --------------------------------------------------------------
Company's Articles of Incorporation nor its Bylaws contain provisions that discriminate against any existing or prospective holders of securities as a result of such shareholder owning a substantial number of shares.

j)  Miscellaneous  Provisions.  Neither  the  Articles  of Incorporation nor the
    -------------------------
Bylaws of the Company address the process by which the rights of holders of stock may be changed. The general provisions of the Ontario Business Corporations Act apply to this process, and require shareholder meetings and independent voting for such changes.

A meeting of shareholders may be called at any time by resolution or by the Chairman of the Board or by the President and the Secretary shall cause notice of a meeting of shareholders to be given when directed so to do by resolution of the board or by the Chairman or the Board or the President.

The board shall call an annual meeting of the shareholders not later than eighteen (18) months after the Corporation comes into existence and subsequently not later than fifteen (15) months after holding the last preceding annual meeting.

A special meeting of shareholders may be called at any time and may be held in conjunction with an annual meeting of shareholders.

Meeting of shareholders shall be held at the place within Canada determined by the board from time to time. Notwithstanding the above subsection, a meeting of shareholders may be held outside Canada if all the shareholders entitled to vote at that meeting so agree, and a shareholder who attends a meeting of shareholders held outside Canada is deemed to have so agreed except when he attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

Neither the Articles of Incorporation nor the Bylaws of the Company discuss limitations on the rights to own securities or exercise voting rights thereon.

Although not expressly enumerated in the Articles, pursuant to Canadian regulations, shareholder ownership must be disclosed by any shareholder who owns more than 10% of the Company's common stock.

There is no provision of the Company's Articles of Incorporation or Bylaws that would delay, defer or prevent a change in control of the Company, and that would operate only with respect to a merger, acquisition, or corporate restructuring involving the Company (or any of its subsidiaries). The Company's Bylaws do not contain a provision indicating the ownership threshold above which shareholder ownership must be disclosed. With respect to the matters discussed in this Item 10B, the law applicable to the Company is not significantly different from United States law. Neither the Articles of Incorporation nor Bylaws contain provisions governing changes in capital that are more stringent than the conditions required by law.

The Ontario Business Corporations Act contains provisions that require a "special resolution" for effecting certain corporate actions. Such a "special resolution" requires a three-quarters vote of shareholders rather than a simple majority for passage. The principle corporate actions for which the Company would require a "special resolution" include:
a.  Changing its name;
b.  Changing the place where its registered office is situated;
c. Adding, changing or removing any restriction on the business or businesses that the corporation may carry on;
d. Certain reorganizations of the corporation and alterations of share capital;
e. Increasing or decreasing the number of directors or the minimum or maximum number of directors;
f. Any amendment to its articles regarding constraining the issue or transfer of shares to persons who are not resident
    Canadians; and
g.  Dissolution of the corporation.

Dividends  and  Paying  Agents
------------------------------
The Company has not declared any dividends on its common shares for the last five years and does not anticipate that it will do so in the foreseeable future. The present policy of the Company is to retain future earnings for use in its operations and the expansion of its business.

Notwithstanding the aforementioned: the Company is unaware of any dividend restrictions; has no specific procedure for the setting of the date of dividend entitlement; but might expect to set a record date for stock ownership to determine entitlement; has no specific procedures for non-resident holders to claim dividends, but might expect to mail their dividends in the same manner as resident holders. The Company has not nominated any financial institutions to be the potential paying agents for dividends in the United States.

           Quantitative and Qualitative Disclosures About Market Risks
           -----------------------------------------------------------

Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the exchange rates prevailing at the consolidated balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Transactions in foreign currencies are translated into Canadian dollars at the approximate rates prevailing at the dates of the transactions. Foreign exchange gains and losses are included in loss for the year.

Integrated foreign operations of subsidiaries are translated into Canadian dollars at exchange rates prevailing at the consolidated balance sheet date for monetary items and at exchange rates prevailing at the transaction dates for non-monetary items. Revenue and expenses are translated at exchange rates prevailing during the year. Exchange gains and losses are included in loss during the year.

The Company is exposed to foreign currency risk through its activities outside of Canada. Unfavorable changes in the exchange rate may affect the operating results of the Company. The Company is also exposed to foreign exchange risk as a substantial amount of its revenue is denominated in U.S. dollars and Chinese Rminibi ("RMB").

The Company does not actively use derivative instruments to reduce its exposure to foreign currency risk.

EXCHANGE  RATES
---------------
In this Registration Statement, unless otherwise specified, all dollar amounts are expressed in Canadian Dollars ($). The Government of Canada permits a floating exchange rate to determine the value of the Canadian Dollar against the U.S. Dollar (US$).

The table sets forth the rate of exchange for the Canadian Dollar at the end of the five most recent fiscal periods ended December 31st, the average rates for the period, and the range of high and low rates for the period. The data for each month during the previous ten months is also provided.

For purposes of this table, the rate of exchange means the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. The table sets forth the number of Canadian Dollars required under that formula to buy one U.S. Dollar. The average rate means the average of the exchange rates on the last day of each month during the period.

                           U.S. Dollar/Canadian Dollar

                                Average     High     Low    Close
-----------------------------------------------------------------
February 2003                     1.51     1.53     1.49    1.49
January 2003                      1.54     1.57     1.52    1.52
December 2002                     1.56     1.58     1.55    1.58
November 2002                     1.57     1.59     1.55    1.56
October 2002                      1.58     1.59     1.56    1.56
September 2002                    1.58     1.59     1.55    1.59
August 2002                       1.57     1.59     1.55    1.56
July 2002                         1.55     1.59     1.51    1.58
June 2002                         1.53     1.55     1.51    1.51
May 2002                          1.55     1.57     1.53    1.53
April 2002                        1.58     1.60     1.56    1.57
March 2002                        1.59     1.60     1.58    1.59
February 2002                     1.60     1.61     1.59    1.60
January 2002                      1.60     1.61     1.59    1.59

Fiscal Year Ended 12/31/2002      1.57     1.61     1.51    1.58
Fiscal Year Ended 12/31/2001      1.55     1.60     1.49    1.59
Fiscal Year Ended 12/31/2000      1.50     1.56     1.44    1.50
Fiscal Year Ended 12/31/1999      1.49     1.53     1.44    1.44
Fiscal Year Ended 12/31/1998      1.49     1.57     1.41    1.54
Fiscal Year Ended 12/31/1997      1.39     1.44     1.34    1.43
Fiscal Year Ended 12/31/1996      1.36     1.38     1.33    1.37
=================================================================

Exchange Controls
-----------------
Except as discussed herein, the Company is unaware of any Canadian federal or provincial laws, decrees, or regulations that restrict the export or import of capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-Canadian holders of the common shares. The Company is unaware of any limitations on the right of non-Canadian owners to hold or vote the common shares imposed by Canadian federal or provincial law or by the charter or other constituent documents of the Company.

                                    Taxation
                                    --------

A brief description of provisions of the tax treaty between Canada and the United States is included below, together with a brief outline of certain taxes, including withholding provisions, to which United States security holders are subject under existing laws and regulations of Canada. The consequences, if any, of provincial, state and local taxes are not considered.

Security holders should seek the advice of their own tax advisors, tax counsel or accountants with respect to the applicability or effect on their own individual circumstances of the matters referred to herein and of any provincial, state or local taxes.

Material Canadian Federal Income Tax Consequences
The discussion under this heading relates to the principal Canadian federal income tax consequences of acquiring, holding and disposing of shares of common stock of the Company for a shareholder of the Company who is not a resident of Canada but is a resident of the United States and who will acquire and hold shares of common stock of the Company as capital property for the purposes of the Income Tax Act (Canada) (the "Canadian Tax Act"). This summary does not apply to a shareholder who carries on business in Canada through a "permanent establishment" situated in Canada or performs independent personal services in Canada through a fixed base in Canada if the shareholder's holding in the Company is effectively connected with such permanent establishment or fixed base. This information is based on the provisions of the Canadian Tax Act and the regulations thereunder and on an understanding of the administrative practices of Canada Customs and Revenue Agency, and takes into account all specific proposals to amend the Canadian Tax Act or regulations made by the Minister of Finance of Canada as of the date hereof. This discussion is not a substitute for independent advice from a shareholder's own Canadian and U.S. tax advisors.

The provisions of the Canadian Tax Act are subject to income tax treaties to which Canada is a party, including the Canada-United States Income Tax Convention (1980), as amended (the "Convention").

Dividends on Common Shares and Other Income. Under the Canadian Tax Act, a non-resident of Canada is subject to Canadian withholding tax at the rate of 25 percent on dividends paid or deemed to have been paid to him or her by a corporation resident in Canada. The Convention limits the rate to 15 percent if the shareholder is a resident of the United States and the dividends are beneficially owned by and paid to such shareholder, and to 5 percent if the shareholder is also a corporation that beneficially owns at least 10 percent of the voting stock of the payor-corporation.

The amount of a stock dividend (for tax purposes) would be equal to the amount by which the paid up or stated capital of the Company had increased because of the payment of such dividend. The Company will furnish additional tax information to shareholders in the event of such a dividend. Interest paid or deemed to be paid on the Company's debt securities held by non-Canadian residents may also be subject to Canadian withholding tax, depending upon the terms and provisions of such securities and any applicable tax treaty.

The Convention exempts from Canadian income tax dividends paid to a religious, scientific, literary, educational or charitable organization or to an organization constituted and operated exclusively to administer a pension, retirement or employee benefit fund or plan, if the organization is a resident of the United States and is exempt from income tax under the laws of the United States.

Dispositions of Common Shares. Under the Canadian Tax Act, a taxpayer's capital gain or capital loss from a disposition of a share of common stock of the Company is the amount, if any, by which his or her proceeds of disposition exceed (or are exceeded by, respectively) the aggregate of his or her adjusted cost base of the share and reasonable expenses of disposition. One-half of a capital gain (the "taxable capital gain") is included in income, and one-half of a capital loss in a year (the" allowable capital loss") is deductible from taxable capital gains realized in the same year. The amount by which a shareholder's allowable capital loss exceeds the taxable capital gain in a year may be deducted from a taxable capital gain realized by the shareholder in the three previous or any subsequent year, subject to adjustment when the capital gains inclusion rate in the year of disposition differs from the inclusion rate in the year the deduction is claimed.

If a share of common stock of the Company is disposed of to the Company other than in the open market in the manner in which shares would normally be purchased by the public, the proceeds of disposition will, in general terms, be considered as limited to the paid-up capital of the share and the balance of the price paid will be deemed to be a dividend. In the case of a shareholder that is a corporation, the amount of any capital loss otherwise determined may be reduced by the amount of dividends previously received in respect of the shares disposed of, unless the corporation owned the shares for at least 365 days prior to sustaining the loss and (together with corporations, persons and other entities, with whom the corporation was not dealing at arm's length) did not own more than five percent of the shares of any class of the corporation from which the dividend was received. These loss limitation rules may also apply where a corporation is a member of a partnership or a beneficiary of a trust that owned the shares disposed of.

Under the Canadian Tax Act, a non-resident of Canada is subject to Canadian tax on taxable capital gains, and may deduct allowable capital losses, realized on a disposition of "taxable Canadian property." Shares of common stock of the Company will constitute taxable Canadian property of a shareholder at a particular time if the shareholder used the shares in carrying on business in Canada, or if at any time in the five years immediately preceding the disposition 25 percent or more of the issued shares of any class or series in the capital stock of the Company belonged to one or more persons in a group comprising the shareholder and persons with whom the shareholder did not deal at arm's length.

The Convention relieves United States residents from liability for Canadian tax on capital gains derived on a disposition of shares unless (a) the value of the shares is derived principally from "real property" in Canada, including the right to explore for or exploit natural resources and rights to amounts computed by reference to production, (b) the shareholder was resident in Canada for 120 months during any period of 20 consecutive years preceding, and at any time during the 10 years immediately preceding, the disposition and the shares were owned by him when he or she ceased to be resident in Canada, or (c) the shares formed part of the business property of a "permanent establishment" that the holder has or had in Canada within the 12 months preceding the disposition.

Material  United  States  Federal  Income  Tax  Considerations
The following discussion is based upon the sections of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, published Internal Revenue Service ("IRS") rulings, published administrative positions of the IRS and court decisions that are currently applicable. This discussion does not consider the potential effects, both adverse and beneficial, of any recently proposed legislation that, if enacted, could be applied, possibly on a retroactive basis, at any time. Holders and prospective holders of shares of the Company should consult their own tax advisors about the Federal; state, local and foreign tax consequences of purchasing, owning and disposing of shares of the Company.

U.S. Holders. As used herein, a "U.S. Holder" includes a holder of shares of the Company who is a citizen or resident of the United States, a corporation created or organized in or under the laws of the United States or of any political subdivision thereof, any entity that is taxable as a corporation for U.S. tax purposes and any other person or entity whose ownership of shares of the Company is effectively connected with the conduct of a trade or business in the United States. A U.S. Holder does not include persons subject to special provisions of Federal income tax law, such as tax exempt organizations, qualified retirement plans, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, broker-dealers, nonresident alien individuals or foreign corporations whose ownership of shares of the Company is not effectively connected with conduct of trade or business in the United States, shareholders who acquired their stock through the exercise of employee stock options or otherwise as compensation and shareholders who hold their stock as ordinary assets and not as capital assets.

Distributions on Shares of the Company. U.S. Holders receiving dividend distributions (including constructive dividends) with respect to shares of the Company are required to include in gross income for United States Federal income tax purposes the gross amount of such distributions to the extent that the Company has current or accumulated earnings and profits as defined under U.S.
Federal tax law, without reduction for any Canadian income tax withheld from such distributions. Such Canadian tax withheld may be credited against the U.S. Holder's United States Federal income tax liability or, alternatively, may be deducted in computing the U.S. Holder's United States Federal taxable income by those who itemize deductions. (See discussion that is more detailed at "Foreign Tax Credit" below). To the extent that distributions exceed current or accumulated earnings and profits of the Company, they will be treated first as a return of capital up to the U.S. Holder's adjusted basis in the shares and thereafter as gain from the sale or exchange of the shares. Preferential tax rates for net capital gains are applicable to a U.S. Holder that is an individual, estate or trust. There are currently no preferential tax rates for long-term capital gains for a U.S. Holder that is a corporation.

Dividends paid on the shares of the Company are not expected to be eligible for the dividends received deduction provided to corporations receiving dividends from certain United States corporations. A U.S. Holder that is a corporation may be entitled to a 70% deduction of the United States source portion of dividends received from the Company (unless the Company qualifies as a "foreign personal holding company" or a "passive foreign investment company", as defined below) if such U.S. Holder owns shares representing at least 10% of the voting power and value of the Company.

In the case of foreign currency received as a dividend that is not converted by the recipient into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss recognized upon a subsequent sale or other disposition of the foreign currency, including the exchange for U.S. dollars, will be ordinary income or loss. However, for tax years after 1997, an individual whose realized foreign exchange gain does not exceed U.S. $200 will not recognize that gain, to the extent that there are not expenses associated with the transaction that meet the requirement for deductibility as a trade or business expense (other than travel expenses in connection with a business trip or as an expense for the production of income).

Foreign Tax Credit. A U.S. Holder who pays (or has withheld from distributions) Canadian income tax with respect to the ownership of shares of the Company may be entitled, at the option of the U.S. Holder, to either a deduction or a tax credit for such foreign tax paid or withheld. It will be more advantageous to claim a credit because a credit reduces United States Federal income taxes on a dollar-for-dollar basis, while a deduction merely reduces the taxpayer's income subject to tax. This election is made on a year-by-year basis and applies to all foreign taxes paid by (or withheld from) the U.S. Holder during that year. There are significant and complex limitations that apply to the credit, among which is the general limitation that the credit cannot exceed the proportionate share of the U.S. Holder's United States Federal income tax liability that the U.S. Holder's foreign source income bears to his or its worldwide taxable income. In the determination of the application of this limitation, the various items of income and deduction must be classified into foreign and domestic sources. Complex rules govern this classification process. There are further limitations on the foreign tax credit for certain types of income such as "passive income", "high withholding tax interest", "financial services income", and "shipping income". The availability of the foreign tax credit and the application of the limitations on the credit are fact specific and holders and prospective holders of shares of the Company should consult their own tax advisors regarding their individual circumstances.

In the case of certain U.S. Holders that are corporations (other than corporations subject to Subchapter S of the Code), owning 10% or more of the Company's Common Shares, a portion of the qualifying Canadian income tax paid by the Company will also be available as a foreign tax credit for U.S. federal income tax purposes, at the election of the U.S. Holder.

Disposition of Shares of the Company. A U.S. Holder will recognize a gain or loss upon the sale of shares of the Company equal to the difference, if any, between (i) the amount of cash plus the fair market value of any property received, and (ii) the shareholder's tax basis in the shares of the Company.
This gain or loss will be a capital gain or loss if the shares are a capital asset in the hands of the U.S. Holder, and will be a short-term or long-term capital gain or loss depending upon the holding period of the U.S. Holder. Gains and losses are netted and combined according to special rules in arriving at the overall capital gain or loss for a particular tax year. Deductions for net capital losses are subject to significant limitations. Corporate capital losses (other than losses of corporations electing under Subchapter S or the Code) are deductible to the extent of capital gains. Non-corporate taxpayers may deduct net capital losses, whether short-term or long-term, up to U.S. $3,000 a year (U.S. $1,500 in the case of a married individual filing separately). For U.S. Holders that are individuals, any unused portion of such net capital loss may be carried over to be used in later tax years until such net capital loss is thereby exhausted. For U.S. Holders that are corporations (other than corporations subject to Subchapter S of the Code), an unused net capital loss may be carried back three years from the loss year and carried forward five years from the loss year to be offset against capital gains until such net capital loss is thereby exhausted.

Other  Considerations
In the following circumstances, the above sections of this discussion may not describe the United States Federal income tax consequences resulting from the holding and disposition of shares of the Company:

Foreign Personal Holding Company. If at any time during a taxable year more than 50% of the total combined voting power or the total value of the Company's outstanding shares is owned, directly or indirectly, by five or fewer individuals who are citizens or residents of the United States and 60% (50% in subsequent years) or more of the Company's gross income for such year was derived from certain passive sources (e.g., from dividends received from its subsidiaries), the Company would be treated as a "foreign personal holding company". In that event, U.S. Holders that hold shares of the Company (on the earlier of the last day of the Company's tax year or the last date on which the Company was a foreign personal holding company) would be required to include in gross income for such year their allowable portions of such passive income to the extent the Company does not actually distribute such income.

Foreign Investment Company. If 50% or more of the combined voting power or total value of the Company's outstanding shares are held, directly or indirectly, by citizens or residents of the United States, United States domestic partnerships or corporations, or estates or trusts other than foreign estates or trusts (as defined by the Code Section 7701 (a)(31)), and the Company is found to be engaged primarily in the business of investing, reinvesting, or trading in securities, commodities, or any interest, it is possible that the Company might be treated as a "foreign investment company" as defined in Section 1246 of the Code, causing all or part of any gain realized by a U.S. Holder selling or exchanging shares of the Company to be treated as ordinary income rather than capital gain.

Passive Foreign Investment Company. As a foreign corporation with U.S. Holders, the Company will be treated as a passive foreign investment company ("PFIC"), as defined in Section 1297 of the Code, if 75% or more of its gross income in a taxable year is passive income, or the average percentage of the Company's assets (by value) during the taxable year which produce passive income or which are held for production of same is at least 50%. Passive income is defined to include gross income in the nature of dividends, interest, royalties, rents and annuities; excess of gains over losses from certain transactions in any commodities not arising inter alia from a PFIC whose business is actively involved in such commodities; certain foreign currency gains; and other similar types of income. Foreign mining companies that are in the exploration stage may have little or no income from operations and/or may hold substantial cash and short-term securities that pay interest and dividends while awaiting expenditure in connection with the business. Given the complexities of determining what expenditures may be deductible and of how assets held for production of active income should be valued, the Company, based on advice from its professional advisers, cannot conclude whether it is a PFIC.

It is not the intention of the Company to be considered a PFIC and the Company does not consider this to be a material risk. In the event that it were to become classified as a PFIC, the following should be taken into consideration. U.S. Holders owning shares of a PFIC are subject to a special tax and to an interest charge based on the value of deferral of U.S. tax attributable to undistributed earnings of a PFIC for the period during which the shares of the PFIC are owned. This special tax would apply to any gain realized on the disposition of shares of a PFIC. In addition, the gain is subject to U.S. federal income tax as ordinary income, taxed at top marginal rates, rather than as capital gain income. The special tax would also be payable on receipt of excess distributions (any distributions received in the current year that are in excess of 125% of the average distributions received during the 3 preceding years or, if shorter, the shareholder's holding period). If, however, the U.S. Holder makes a timely election to treat a PFIC as a qualified electing fund ("QEF") with respect to such shareholder's interest and the Company provides an annual information statement, the above-described rules will not apply. The Company will provide such an information statement upon request from a U.S. Holder for current and prior taxable years. Instead, the electing U.S. Holder would include annually in his gross income his pro rata share of the PFIC's ordinary earnings and any net capital gain regardless of whether such income or gain was actually distributed. A U.S. Holder of a PFIC treated as a QEF can, however, further elect to defer the payment of United States Federal income tax on such income and gain inclusions, with tax payments ultimately requiring payment of an interest factor. In addition, with a timely QEF election, the electing U.S. Holder will obtain capital gain treatment on the gain realized on disposition of such U.S. Holder's interest in the PFIC. Special rules apply to U.S. Holders who own their interests in a PFIC through intermediate entities or persons.

Effective for tax years of U.S. Holders beginning after December 31, 1997, U.S. Holders who hold, actually or constructively, marketable stock of a foreign corporation that qualifies as a PFIC may elect to mark such stock to the market (a "mark-to-market election"). If such an election is made, such U.S. Holder will not be subject to the special taxation rules of PFIC described above for the taxable years for which the mark-to-market election is made. A U.S. Holder who makes such an election will include in income for the taxable year an amount equal to the excess, if any, of the fair market value of the shares of the Company as of the close of such tax year over such U.S. Holder's adjusted basis in such shares. In addition, the U.S. Holder is allowed a deduction for the lesser of (i) the excess, if any, of such U.S. Holder's adjusted tax basis in the shares over the fair market value of such shares as of the close of the tax year, or (ii) the excess, if any of (A) the mark-to-market gains for the shares in the Company included by such U.S. Holder for prior tax years, including any amount which would have been included for any prior year but for Section 1291 interest on tax deferral rules discussed above with respect to a U.S. Holder, who has not made a timely QEF election during the year in which he holds (or is deemed to have held) shares in the Company and the Company is a PFIC ("Non-Electing U.S. Holder"), over (B) the mark-to-market losses for shares that were allowed as deductions for prior tax years. A U.S. Holder's adjusted tax basis in the shares of the Company will be increased or decreased to reflect the amount included or deducted as a result of mark-to-market election. A mark-to-market election will apply to the tax year for which the election is made and to all later tax years, unless the PFIC stock ceases to be marketable or the IRS consents to the revocation of the election.

The IRS has issued proposed regulations that would treat as taxable certain transfers of PFIC stock by a Non-Electing U.S. Holder that are not otherwise taxed, such as gifts, exchanges pursuant to corporate reorganizations, and transfers at death. In such cases, the basis of the Company's shares in the hands of the transferee and the basis of any property received in the exchange for those shares would be increased by the amount of gain recognized. A U.S. Holder who has made a timely QEF election (as discussed herein) will not be taxed on certain transfers of PFIC stock, such as gifts, exchanges pursuant to corporate reorganizations, and transfers at death. The transferee's basis in this case will depend on the manner of the transfer. The specific tax effect to the U.S. Holder and the transferee may vary based on the manner in which the shares of the Company are transferred. Each U.S. Holder should consult a tax advisor with respect to how the PFIC rules affect their tax situation.

The PFIC and QEF election rules are complex. U.S. Holders should consult a tax advisor regarding the availability and procedure for making the QEF election as well as the applicable method for recognizing gains or earnings and profits under the foregoing rules.

Controlled Foreign Corporation. If more than 50% of the voting power of all classes of stock or the total value of the stock of the Company is owned, directly or indirectly, by citizens or residents of the United States, United States domestic partnerships and corporations or estates or trusts other than foreign estates or trusts, each of whom own 10% or more of the total combined voting power of all classes of stock of the Company ("United States shareholder"), the Company could be treated as a "controlled foreign corporation" under Subpart F of the Code. This classification would effect many complex results including the required inclusion by such United States shareholders in income of their pro rata share of "Subpart F income" (as specially defined by the Code) of the Company. Subpart F requires current inclusions in the income of United States shareholders to the extent of a controlled foreign corporation's accumulated earnings invested in "excess passive" assets (as defined by the Code). In addition, under Section 1248 of the Code, a gain from the sale or exchange of shares by a U.S. Holder who is or was a United States shareholder at any time during the five year period ending with the sale or exchange is treated as ordinary dividend income to the extent of earnings and profits of the Company attributable to the stock sold or exchanged. Because of the complexity of Subpart F, and because it is not clear that Subpart F would apply to the U.S. Holders of shares of the Company, a more detailed review of these rules is outside of the scope of this discussion.

If the Company is both a PFIC and controlled foreign corporation, the company will not be treated as a PFIC with respect to United States shareholders of the controlled foreign corporation. This rule will be effective for taxable years of the Company ending with or within such taxable years of United States shareholders.


Summary
-------
Management believes this discussion covers all material tax consequences. Nevertheless, this is not intended to be, nor should it be construed to be, legal or tax advice to any holder of common shares of the Company Holders and prospective holders are encouraged to consult their own tax advisers with respect to their particular circumstances.

                             Validity of Securities
                             ----------------------

The validity of the shares will be passed upon for us by David M. Loev, Attorney at Law, Houston, TX.

                                     Experts
                                     -------

Our financial statements as of December 31, 2001, and December 31, 2000 (Balance sheets)and Income statement for all of the three years (December 31, 2001, and December 31, 2000, December 31, 1999) in the period ended December 31, 2001, included in this Registration Statement have been so included in reliance on the report of KPMG LLP, independent certified public accountants given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION
                       -----------------------------------

     We have filed with the Securities and Exchange Commission a registration statement on Form F-1 under the Securities Act in connection with the offering of our shares. This prospectus, which forms a part of our registration statement, does not contain all of the information set forth in the registration statement, certain items of which are contained in the exhibits and schedules of the registration statement. For further information with respect to our company and shares offered, you should refer to the registration statement and the accompanying exhibits. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, you should refer to the exhibit for a more complete discussion of the matter. The registration statement and the exhibits thereto filed by us with the Securities and Exchange Commission may be inspected at the public reference facilities of the Securities and Exchange Commission listed below.

     Upon completion of this offering, we will become subject to the informational requirements of the Exchange Act. Under the Exchange Act, we will be required to file periodic reports and other information with the Securities and Exchange Commission, including annual reports on Form 20-F and quarterly and other interim reports on Form 6-K. You may inspect such reports and other information we file with the Securities and Exchange Commission in accordance with the Exchange Act at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, Room 1024, N.W., Washington, D.C. 20549. Copies of such material may also be obtained from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information regarding the Washington D.C. Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330 or by contacting the Securities and Exchange Commission over the internet at its website at http://www.sec.gov.

As a foreign private issuer, we will be exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and consent of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchases and sales of shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish our shareholders with annual reports in English containing financial statements which will be audited and reported on, with an opinion expressed, by an independent public accounting firm, prepared in accordance with U.S. GAAP.

Item 5. Disclosure of Commission Position on Indemnification For Securities Act Liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Financial Statements

                        Consolidated Financial Statements
                              (In Canadian dollars)

                                LINGO MEDIA INC.

                  Years ended December 31, 2001, 2000 and 1999

AUDITORS'  REPORT

To  the  Board  of  Directors  of  Lingo  Media  Inc.

We have audited the consolidated balance sheets of Lingo Media Inc. as at December 31, 2001 and 2000 and the consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2001 and 2000 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2001 in accordance with Canadian generally accepted accounting principles.


/s/ KPMG LLP
----------------------
KPMG LLP
Chartered  Accountants
Toronto,  Canada
May  3,  2002

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA -UNITED STATES REPORTING DIFFERENCES

In the United States, reporting standards for auditors require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast doubt on the Company's ability to continue as a going concern, such as those described in note 1 to the financial statements. Our report to the shareholders, dated May 3, 2002, is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.



/s/ KPMG LLP
----------------------
KPMG LLP
Chartered  Accountants
Toronto,  Canada
May  3,  2002





LINGO MEDIA INC.
Consolidated Balance Sheets
(In Canadian dollars)

December 31, 2001 and 2000


                                                                      2001          2000
----------------------------------------------------------------------------------------
Assets

Current assets:
Cash and cash equivalents                                      $     7,473   $    44,207
Short-term investments                                                   -        67,099
Accounts receivable                                                336,840       170,523
Loan receivable (note 3)                                            34,383        62,401
Prepaid expenses                                                    52,778        86,787
Work in progress                                                   100,380        50,051
-----------------------------------------------------------------------------------------
                                                                   531,854       481,068

Capital assets, net (note 4)                                        51,388        64,235
Development costs, net (note 5)                                    850,619       726,345
Acquired publishing content, net (note 6)                          335,681       353,349
Software development costs, net (note 7)                           113,835       124,184
-----------------------------------------------------------------------------------------
                                                               $ 1,883,377   $ 1,749,181

Liabilities and Shareholders' Equity

Current liabilities:
Bank indebtedness                                              $         -   $   145,000
Accounts payable                                                   165,229       282,753
Accrued liabilities                                                 41,000        30,450
Customer deposits                                                        -        50,250
Current portion of long-term debt (note 8)                         411,096        50,700
-----------------------------------------------------------------------------------------
                                                                   617,325       559,153

Long-term debt (note 8)                                             54,480        47,250

Shareholders' equity:
Capital stock (note 10)                                          2,720,891     2,607,391
Deficit                                                         (1,509,319)   (1,464,613)
-----------------------------------------------------------------------------------------
                                                                 1,211,572     1,142,778

Future operations (note 1)
Commitments (note 17)
Subsequent events (note 18)
-----------------------------------------------------------------------------------------
                                                               $ 1,883,377   $ 1,749,181

See accompanying notes to consolidated financial statements.

On  behalf  of  the  Board:

     /s/ Michael  P.  Kraft          Director
     --------------------------
     Michael P. Kraft

     /s/ Richard  J.G.  Boxer        Director
     --------------------------
     Richard J.G. Boxer



LINGO MEDIA INC.
Consolidated Statements of Operations and Deficit
(In Canadian dollars)

Years ended December 31, 2001, 2000 and 1999


                                                                      2001          2000          1999
------------------------------------------------------------------------------------------------------
Revenue                                                        $   333,691   $   527,051   $   732,127
Cost of sales                                                       42,138       371,668       475,957
-------------------------------------------------------------------------------------------------------
                                                                   291,553       155,383       256,170

Expenses:
General and administrative (note 12)                               406,961       661,170       505,313
Interest on long-term debt                                          48,952        12,509        44,688
Other interest and bank charges                                      4,698        44,589        36,805
Amortization                                                        84,774        87,112        89,785
-------------------------------------------------------------------------------------------------------
                                                                   545,385       805,380       676,591
-------------------------------------------------------------------------------------------------------
Loss before the undernoted                                        (253,832)     (649,997)     (420,421)

Gain on sale of subsidiary (note 15)                               197,719             -             -

Gain on issue of shares by subsidiary (note 16)                     48,750             -       143,962
-------------------------------------------------------------------------------------------------------
Loss before income taxes                                            (7,363)     (649,997)     (276,459)

Income taxes (note 11)                                              37,343       125,000             -
-------------------------------------------------------------------------------------------------------
Loss for the year                                                  (44,706)     (774,997)     (276,459)

Deficit, beginning of year                                      (1,464,613)     (689,616)     (413,157)
-------------------------------------------------------------------------------------------------------
Deficit, end of year                                           $(1,509,319)  $(1,464,613)  $  (689,616)
-------------------------------------------------------------------------------------------------------
Loss per share - basic and diluted                             $     (0.00)  $     (0.05)  $     (0.03)
-------------------------------------------------------------------------------------------------------
Weighted average number of
common shares outstanding                                       16,095,471    14,567,994    10,783,827


See accompanying notes to consolidated financial statements.




LINGO MEDIA INC.
Consolidated Statements of Cash Flows
(In Canadian dollars)

Years ended December 31, 2001, 2000 and 1999


                                                                    2001        2000         1999
-------------------------------------------------------------------------------------------------
Cash provided by (used in):

Operations:
Loss for the year                                             $ (44,706)  $ (774,997)  $(276,459)
Items not affecting cash:
Gain on sale of subsidiary                                     (197,719)           -           -
Gain on issue of shares by subsidiary                           (48,750)           -    (143,962)
Future income taxes                                                   -      125,000           -
Amortization of capital assets                                   12,847       12,612       6,869
Amortization of development costs                                43,910       74,500      82,916
Amortization of acquired
publishing content                                               17,668            -           -
Amortization of software
development costs                                                10,349            -           -
Change in non-cash operating
working capital:
Short-term investments                                           67,099      (67,099)          -
Grants receivable                                                     -            -      69,387
Accounts receivable                                            (193,173)    (110,396)    110,296
Loan receivable                                                  28,018      (62,401)          -
Prepaid expenses                                                 34,697      (68,735)     14,600
Work in progress                                                (50,329)         129      18,041
Accounts payable and accrued liabilities                        (33,087)       4,750     141,337
Customer deposits                                               (50,250)           -     (96,916)
-------------------------------------------------------------------------------------------------
                                                               (403,426)    (866,637)    (73,891)

Financing:
Bank indebtedness                                                     -            -     108,716
Repayment of bank indebtedness                                 (145,000)    (105,000)          -
Increase in long-term debt                                      566,713            -     137,762
Repayment of long-term debt                                    (199,087)    (420,362)    (50,700)
Issuance of capital stock, net                                  113,500    1,841,872           -
Issuance of capital stock by subsidiary                          48,750            -     145,000
-------------------------------------------------------------------------------------------------
                                                                384,876    1,316,510     340,778

Investments:
Purchase of capital assets                                            -      (46,305)     (8,501)
Development costs                                              (168,184)    (348,689)   (144,874)
Software development costs                                            -      (30,957)    (93,227)
Proceeds on sale of subsidiary                                  150,000            -           -
-------------------------------------------------------------------------------------------------
                                                                (18,184)    (425,951)   (246,602)
-------------------------------------------------------------------------------------------------
Increase (decrease) in cash and cash
equivalents                                                     (36,734)      23,922      20,285

Cash and cash equivalents, beginning of year                     44,207       20,285           -
-------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year                        $   7,473   $   44,207   $  20,285
-------------------------------------------------------------------------------------------------
Supplemental cash flow information:
Interest paid                                                 $  38,730   $   57,098   $  67,286


See accompanying notes to consolidated financial statements.


Lingo Media Inc. (the "Company") develops, publishes, licenses and distributes books, audiocassettes, multimedia and ancillary products for English language learning for the school and retail markets in China and Canada.

1.     FUTURE  OPERATIONS:

These consolidated financial statements have been prepared on a going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of business. The application of the going concern concept is dependent on the Company's ability to generate future profitable operations and/or obtain additional financing to fund future operations.

The Company plans to finance its operations with a combination of private placements of equity and revenue from future product sales. There are no assurances that the Company will be successful in obtaining an adequate level of financing. In the short term, the Company believes that sales from existing sales agreements should be adequate to fund its operations.

2.     SIGNIFICANT  ACCOUNTING  POLICIES:

(a)     Basis  of  presentation:

These consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated.

(b)     Revenue  recognition:

Revenue from the sale of publishing and ancillary products is recognized upon delivery and as long as all vendor obligations, which consist primarily of obtaining customer acceptance, have been satisfied. Amounts received in advance of revenue recognition are recorded as customer deposits.

(c)     Cash  and  cash  equivalents:

Cash and cash equivalents consist of cash in the bank and highly liquid investments with maturities of three months or less at the time of purchase.

(d)     Short-term  investments:

Short-term investments consist of highly liquid investments with original maturities greater than three months but less than one year when purchased and are carried at cost plus accrued interest.

(e)     Work  in  progress:

Work  in  progress  is  recorded  at the lower of cost and net realizable value.

(f)     Capital  assets:

Capital assets are recorded at cost and are amortized over their estimated useful lives on a declining-balance basis at the following annual rate:


Office equipment                                                             20%


The Company regularly reviews the carrying values of its capital assets by comparing the carrying amount of the asset to the expected future cash flows to be generated by the asset. If the carrying value exceeds the amount recoverable, a write-down of the asset to estimated fair value is charged to the consolidated statements of operations and deficit.

(g)     Development  costs:

Development costs associated with pre-operating expenses of Alpha Media(TM), Alpha Publishing(TM) and Alpha Brand Name Books(TM) have been capitalized. In addition, the Company has capitalized pre-operating costs relating to establishing a business base in the United States and the development of business in China. Pre-operating costs are capitalized until the commencement of commercial operations and then amortized on a straight-line basis, over a maximum of five years. The carrying value is assessed on a periodic basis to determine if a write-down is required.

(h)     Acquired  publishing  content:

The costs of obtaining the English as a Foreign Language ("EFL") program entitled "Communications: An Interactive EFL Program" and an international folktale series entitled "Stories Lost and Found: The Universe of Folktale" have been capitalized and are being amortized over a five-year period.

The Company regularly reviews the carrying values of its acquired publishing content. The Company supports the carrying value of these assets based on the undiscounted value of expected future cash flows. If the carrying value exceeds the amount recoverable, a write-down of the asset to estimated fair value is charged to the consolidated statements of operations and deficit.

(i)     Software  development  costs:

The Company has deferred software development costs incurred in connection with a computer software program to be used by children in reading and writing that promote and facilitate the development of communication skills in the English language. Software development costs are deferred once technological feasibility for a product is established. Software development costs are amortized on a straight-line basis over a maximum of three years.

Technological feasibility is established when the Company has completed all planning, designing, coding and testing activities that are necessary to establish that the product can be produced to meet its design specifications, including functions, features and technical performance requirements.

The Company regularly reviews the carrying values of its software development costs. The Company supports the carrying value of these assets based on the undiscounted value of expected future cash flows. If the carrying value exceeds the amount recoverable, a write-down of the asset to estimated fair value is charged to the consolidated statements of operations and deficit.

(j)     Future  income  taxes:

The Company follows the asset and liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are determined based on temporary differences between the financial reporting and tax bases of assets and liabilities, as well as for the benefit of losses available to be carried forward to future years for income tax purposes. Future income tax assets and liabilities are measured using substantively enacted tax rates and laws that will be in effect when the differences are expected to reverse. Future income tax assets are recorded in the financial statements if realization is considered more likely than not.

(k)     Foreign  currency  translation:

Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the exchange rates prevailing at the consolidated balance sheet dates. Non-monetary assets and liabilities are translated at historical rates. Transactions in foreign currencies are translated into Canadian dollars at the approximate rates prevailing at the dates of the transactions. Foreign exchange gains and losses are included in loss for the year.

The Company's integrated foreign operations are translated into Canadian dollars at exchange rates prevailing at the consolidated balance sheets date for monetary items and at exchange rates prevailing at the transaction dates for non-monetary items. Revenue and expenses are translated at exchange rates prevailing during the year. Exchange gains and losses are included in loss for the year.

(l)     Use  of  estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the year. Actual results could differ from those estimates. Significant areas requiring the use of management estimates related to the useful lives and impairment of capital assets, development costs, acquired publishing content and software development costs.

(m)     Loss  per  share:

In fiscal 2001, the Company adopted the new provisions of The Canadian Institute of Chartered Accountants ("CICA") Handbook Section 3500, "Earnings per Share". Basic earnings per share is computed using the weighted average number of common shares that are outstanding during the year. Diluted earnings per share is computed using the weighted average number of common and potential common shares outstanding during the year. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options using the treasury stock method.

Previously, the Company calculated diluted earnings per share using the imputed earnings method. The change in accounting policy has been applied retroactively and had no impact on previously reported amounts.

(n)     Stock-based  compensation  plan:

The Company has adopted a stock option plan for employees, officers, directors and consultants of the Company. To date, all stock options issued under this plan have an exercise price equal to the fair value of the underlying common shares on the date of grant. The stock option plan is described in note 10(b). If stock or stock options are repurchased, the excess of the consideration paid over the carrying amount of the stock or stock option cancelled is charged to deficit.

3.     LOAN  RECEIVABLE:

The loan receivable, which is due from a non-related party, is due on demand, bears interest at 8.5% per annum, and is secured by a personal guarantee.

4.     CAPITAL  ASSETS:


Capital  assets  consist  of  the  following:


                                  2001     2000
-----------------------------------------------
Office equipment:
Cost                           $96,438  $96,438
Less accumulated amortization   45,050   32,203
-----------------------------------------------
                               $51,388  $64,235




5.     DEVELOPMENT  COSTS:

Development  costs  consist  of  the  following:


                                    2001       2000
---------------------------------------------------
Cost                           $1,135,099  $966,915
Less accumulated amortization     284,480   240,570
---------------------------------------------------
                               $  850,619  $726,345





6.     ACQUIRED  PUBLISHING  CONTENT:

Acquired  publishing  content  consists  of  the  following:


                                   2001      2000
-------------------------------------------------
Cost                           $353,349  $353,349
Less accumulated amortization    17,668         -
-------------------------------------------------
                               $335,681  $353,349





7.     SOFTWARE  DEVELOPMENT  COSTS:

Software  development  costs  consist  of  the  following:


                                   2001      2000
-------------------------------------------------
Cost                           $124,184  $124,184
Less accumulated amortization    10,349         -
-------------------------------------------------
                               $113,835  $124,184





8.     LONG-TERM  DEBT:


                                                             2001     2000
--------------------------------------------------------------------------
Bank loan, bearing interest at prime rate plus 8% per
annum, secured by a general security agreement
and due in full on April 1, 2002                         $364,621  $     -
Bank loan, repayable in monthly installments of $4,225
plus interest, bearing interest at 4.75% per annum,
secured by a general security agreement, maturing
November 23, 2002.  During the year, the bank
offered to extend the terms of repayment by an
additional four months thereby the loan will mature
on March 23, 2003                                          59,150   97,950
Shareholder loan, bearing interest at 12% per annum and
due on January 31, 2003                                    36,805        -
Shareholder loan, bearing interest at 12% per annum and
due on January 31, 2003                                     5,000        -
--------------------------------------------------------------------------
                                                          465,576   97,950

Less current portion                                      411,096   50,700
--------------------------------------------------------------------------
                                                         $ 54,480  $47,250

9.     RELATED  PARTY  BALANCES  AND  TRANSACTIONS:

During the year, the Company had the following transactions with related parties that have not been disclosed elsewhere in the financial statements:

Consulting  fees  of  $100,000  (2000  - $73,000; 1999 - $36,000) were paid to a company controlled by a director of the Company. At December 31, 2001, $10,700 (2000 - nil) is included in accounts payable. A success fee of $5,000 (2000 - $50,000; 1999 - nil) was paid to a company controlled by a director of the Company.

9.     RELATED  PARTY  BALANCES  AND  TRANSACTIONS  (CONTINUED):

The shareholder loans bear interest at 12% (2000 - 10%; 1999 - 10%) per annum. Interest expense for the year was $8,963 (2000 - $7,374; 1999 - $3,112).

10.     CAPITAL  STOCK,  WARRANTS  AND  STOCK  OPTIONS:

(a)     Authorized:
Unlimited preference shares, no par value
Unlimited common shares, no par value

The following details the changes in issued and outstanding shares and warrants for the three years ended December 31, 2001:




                                          Purchase warrants                Common shares
                                      Number            Amount        Number      Amount
Balance, December 31,
1998 and 1999                                -   $        -       10,783,827  $  765,519
Issued:
Private placement (i)                5,000,000            -        5,000,000   1,811,872
Purchase warrants expired           (2,500,000)           -                -           -
Options exercised                            -            -          150,000      30,000
----------------------------------------------------------------------------------------

Balance, December 31, 2000           2,500,000            -       15,933,827   2,607,391
Issued:
Private placement (ii)                 500,000            -        1,000,000      93,500
Purchase warrants expired           (2,500,000)           -                -           -
Options exercised                            -            -          100,000      20,000
----------------------------------------------------------------------------------------
Balance, December 31, 2001             500,000   $        -       17,033,827  $2,720,891


(i)     During  March  and  April  2000,  the  Company completed a private placement of
5,000,000  common  shares,  2,500,000  Class  A Purchase Warrants and 2,500,000 Class B
Purchase  Warrants  for  cash proceeds, net of issue costs, of $1,811,872.  The Class A
Purchase  Warrants entitled the holder to acquire one common share for a price of $0.50 per  share  for  each  warrant.  The  Class  B Purchase Warrants entitled the holder to acquire  one common share for a price of $1.00 per share for each warrant.  The Class A
Purchase  Warrants expired without being exercised on December 15, 2000 and the Class B
Purchase Warrants expired on September 30, 2001 without being exercised.

10.     CAPITAL  STOCK,  WARRANTS  AND  STOCK  OPTIONS  (CONTINUED):

(ii) On November 23, 2001, the Company completed a private placement of 1,000,000 common shares and 500,000 Class C Purchase Warrants for cash proceeds, net of issue costs, of $93,500. The Class C Purchase Warrants entitle the holder to acquire one common share for a price of $0.15 per share for each warrant. The Class C Purchase Warrants expire on November 23, 2002. As at
December  31,  2001,  all  the  Class  C  Purchase  Warrants remain outstanding.

(b)     Stock  option  plan:

During May 2000, the Company adopted a new stock option plan (the "New Plan") to replace the previous plan. The New Plan was established for the benefit of the directors, senior officers, employees and consultants who provide services to the Company. The maximum number of common shares which may be set aside for issuance under the New Plan is 10% of the issued and outstanding common shares, provided that the Board of Directors has the right, from time to time, to increase such number subject to the approval of the shareholders of the Company when required by law or regulatory authority. Under the New Plan, the exercise price of each option cannot be less than the market price of the shares at time of grant, except for a permitted discount as specified by the TSX Venture
Exchange. Under the TSX Venture Exchange's policy the maximum permitted discount, under certain conditions, is 25% subject to a minimum price of $0.10. The exercise period of the options granted cannot exceed five years. The vesting conditions are specified by the TSX Venture Exchange whereby all options under the New Plan vest over an 18-month period with no greater than 16.67% of any options granted to an optionee vesting in any three-month period or such longer period as the Board may determine. The expiry dates for the options outstanding as at December 31, 2001 ranges from January 28, 2003 to November 1, 2006.

10.     CAPITAL  STOCK,  WARRANTS  AND  STOCK  OPTIONS  (CONTINUED):

Changes for the stock option plans during the years ended December 31, 2001, 2000 and 1999 were as follows:





                               2001                       2000                 1999
                      -----------------------  ----------------------  -------------------
                                     Weighted               Weighted               Weighted
                                      average                average                average
                       Number of     exercise  Number of    exercise  Number of    exercise
                          shares        price     shares       price     shares       price
-------------------------------------------------------------------------------------------
Options outstanding,
beginning of year     1,210,000   $     0.34    965,000   $     0.20   725,000        $0.20
Options granted         925,000         0.14    700,000         0.50   370,000         0.20
Options exercised      (100,000)        0.20   (150,000)        0.20         -            -
Options cancelled       (60,000)        0.20   (305,000)        0.20  (130,000)        0.20
Options expired         (80,000)        0.20          -            -         -            -
-------------------------------------------------------------------------------------------
Options outstanding,
end of year           1,895,000         0.43  1,210,000         0.34   965,000         0.20
-------------------------------------------------------------------------------------------
Options exercisable,
end of year           1,017,536   $     0.26    916,664   $     0.24   965,000        $0.20


The following table summarizes information about stock options outstanding at December 31, 2001:


                                      Options outstanding             Options exercisable
                         -----------------------------------------    -------------------
                                              Weighted
                                               average    Weighted                Weighted
Range of                                     remaining     average                 average
exercise                   Number          contractual    exercise       Number   exercise
price                 outstanding                 life       price  outstanding      price
------------------------------------------------------------------------------------------
0.10 - $0.12              725,000                 4.55  $     0.03       87,516  $    0.12
0.20 - $0.22              790,000                 2.52        0.21      690,020       0.20
0.45 - $0.50              380,000                 3.65        0.49      240,000       0.49
------------------------------------------------------------------------------------------
                        1,895,000                 3.53        0.43    1,017,536       0.26

11.     INCOME  TAXES:

The provision for income taxes reflects an effective income tax rate which differs from the Canadian corporate income tax rate as follows:


                                          2001        2000        1999
----------------------------------------------------------------------
Combined basic Canadian federal
and provincial income tax rate           42.1%       43.6%       44.6%


Effective income tax charge on
loss before income taxes             $ (3,000)  $(283,000)  $(123,000)
Increase (decrease) resulting form:
Change in the valuation allowance
for future tax assets allocated to
income tax expense                    (54,000)    318,000           -
Adjustment to future tax assets and
liabilities for enacted changes in
tax laws and rates                    230,000           -           -
Effect of losses, the tax effect of
which has not been recorded                 -           -     123,000
Non-taxable portion of gain on
sale of subsidiary                    (55,000)          -           -
Non-taxable portion of gain on
issue of shares of subsidiary         (21,000)          -           -
Withholding tax on sales to China      37,343           -           -
Other                                 (97,000)     90,000           -
----------------------------------------------------------------------
                                     $ 37,343   $ 125,000   $       -



The tax effect of temporary differences representing future tax assets is as follows:


                                          2001        2000        1999
----------------------------------------------------------------------
Future tax assets:
Operating loss carryforwards        $ 650,000   $ 660,000   $ 517,000
Share issue costs                      90,000     134,000      72,000
Capital assets                              -           -      12,000
----------------------------------------------------------------------
                                      740,000     794,000     601,000

Valuation allowance                  (740,000)   (794,000)   (476,000)
----------------------------------------------------------------------
Net future tax assets               $       -   $       -   $ 125,000

11.     INCOME  TAXES  (CONTINUED):

During 2001, the gross value of the future tax asset relating to operating loss carry forwards was reduced as a result of a reduction in income tax rates. Future tax assets and liabilities will be impacted by changes in tax laws and rates. The future effect of these changes is not currently determinable.

In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will not be realized. The ultimate realization of future tax assets is dependent upon the generation of future taxable income during the years in which those temporary differences become deductible. Management considers projected future taxable income, uncertainties related to the industry in which the Company operates and tax planning strategies in making this assessment.

At December 31, 2001, the Company has non-capital losses available for carryforward for Canadian income tax purposes amounting to $2,088,000. These losses expire in the following fiscal years:


2002                 $   121,000
2003                     271,000
2005                     501,000
2006                     303,000
2007                     505,000
2008                     387,000
--------------------------------
                   $   2,088,000

The Company also has non-capital losses available for carryforward for United States income tax purposes amounting to U.S $30,000 and U.S. $28,000, expiring in 2019 and 2021, respectively.

12.     GOVERNMENT  GRANTS:

The Company received government grants of nil (2000 - $141,958; 1999 - $129,967), which were used to reduce general and administrative expenses relating to the Company's publishing projects in China.

13.     FINANCIAL  INSTRUMENTS  AND  RISK  MANAGEMENT:

(a)     Currency  risk:

The Company is subject to currency risk through its activities outside of Canada. Unfavourable changes in the exchange rate may affect the operating results of the Company. The Company is also exposed to foreign exchange risk as a substantial amount of its revenue is denominated in U.S. dollars and Chinese Reminibi ("RMB").

The Company does not actively use derivative instruments to reduce its exposure to foreign currency risk. There were no derivative instruments outstanding at December 31, 2001 and 2000.

(b)     Fair  market  values:

The carrying values of cash and cash equivalents, short-term investments, accounts receivable, loan receivable, bank indebtedness, accounts payable and accrued liabilities approximate their fair values due to the relatively short periods to maturity. The fair value of long-term debt is not significantly different from its carrying value based on rates for similar instruments currently available to the Company and its maturity terms. The fair value of the shareholder loans is not determinable due to their related party nature and terms.

(c)     Concentration  of  credit  risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, short-term investments, accounts receivable and loan receivable. Cash and short-term investments consist of deposits with major financial institutions. With respect to accounts receivable, the Company performs periodic credit evaluations of the financial condition of its customers and typically does not require collateral from them. Management assesses the need for allowances for potential credit losses by considering the credit risk of specific customers, historical trends and other information. The loan receivable is secured by a personal guarantee.

13.     FINANCIAL  INSTRUMENTS  AND  RISK  MANAGEMENT  (CONTINUED):

A summary of sales to major customers that exceeded 10% of total sales during the year and the approximate amount due from the customer, as of December 31, 2001, are as follows:



                                           Accounts
                          Sales          receivable
---------------------------------------------------
              2001        2000      1999       2001
---------------------------------------------------
Customer 1     74%           -        -    $210,786
Customer 2     19%           8%       -     109,500
Customer 3      -           54%       -           -
Customer 4      -           38%       -           -
Customer 5      -            -       52%          -
Customer 6      -            -       19%          -
Customer 7      -            -       11%          -
Customer 8      -            -       10%          -


14.     SEGMENTED  INFORMATION:

The Company operates as an international business and has no distinct reportable business segments.

The Company is developing books, audiocassettes, multimedia and ancillary products for English language learning to be sold or licensed to the school market, primarily in China and Canada. This service is called Educational Publishing. The Company also develops original publishing properties on a contract basis for corporate clients. This service is called Trade Publishing.

The Company's revenue by geographic region based on the region in which the customer is located is as follows:




                          2001              2000              1999
------------------------------------------------------------------
Canada                $ 21,068          $482,991          $649,067
China                  312,623            44,060                 -
Other                        -                 -            83,060
------------------------------------------------------------------
                      $333,691          $527,051          $732,127

14.     SEGMENTED  INFORMATION  (CONTINUED):

The  Company's  revenue  by  type  of  service  is  as  follows:




                          2001              2000              1999
------------------------------------------------------------------
Educational Publishing  $333,691        $ 43,500               $ -
Trade Publishing               -         483,551           732,127
------------------------------------------------------------------
                        $333,691       $ 527,051         $ 732,127

Substantially all of the Company's identifiable assets as at December 31, 2001 and 2000 are located in Canada.

15.     SALE  OF  SUBSIDIARY:

On May 28, 2001, the Company sold its majority-owned subsidiary, AlphaCom Corporation, for cash proceeds of $150,000. A gain of $197,719 was realized. The gain was higher than the proceeds as the carrying value of the subsidiary was a negative amount.

16.     ISSUE  OF  SHARES  BY  SUBSIDIARY:

When a subsidiary issues shares to an external party, the Company records a dilution gain or loss equal to the difference between the proceeds received and the Company's proportionate book value interest given up.

On December 27, 2001, EnglishLingo, Inc., a subsidiary of the Company, issued 1,300,000 common shares at $0.0375 per share for total cash proceeds of $48,750 to "accredited investors" in Ontario pursuant to the distribution exemption as a "closely-held issuer" within the meaning of Rule 45-501 of the Ontario Securities Commission. As a result of this offering, the Company recorded a dilution gain of $48,750. Prior to the transaction the Company owned 100% of EnglishLingo, Inc.'s common shares. Subsequently, the Company's ownership interest was 93.9%. Due to the Company's loss position, no income taxes were provided on the dilution gain.

16.     ISSUE  OF  SHARES  BY  SUBSIDIARY  (CONTINUED):

On April 13, 1999, AlphaCom Corporation, a subsidiary of the Company, issued 100,000 common shares at $1.45 per share for total cash proceeds of $145,000 to qualified investors pursuant to the offering exemptions from registration with the Securities and Exchange Commission in the United States provided by Regulation D, Rule 504 of the 1993 Securities Act. As a result of this offering, the Company recorded a dilution gain of $143,962. Prior to the transaction the Company owned 100% of AlphaCom Corporation's common shares. Subsequently, the Company's ownership interest was 90.1%. Due to the Company's loss position, no income taxes were provided on the dilution gain.

17.     COMMITMENTS:

Future minimum lease payments under operating leases for premises and equipment are as follows:



2002               $     20,127
2003                     20,127
2004                     20,127
2005                      4,631
-------------------------------
                   $     65,012

18.     SUBSEQUENT  EVENTS:

(a)     Private  placement:

During March 2002, the Company completed a private placement of 3,700,000 common shares and 2,775,000 Class D Purchase Warrants for cash proceeds, net of issue costs of $349,000. The Class D Purchase Warrants entitle the holder to acquire one common share for a price of $0.10 per share for each warrant. The Class D Purchase Warrants expire March 2003.

(b)     Issue  of  shares  by  subsidiary:

During January 2002, EnglishLingo, Inc., a subsidiary of the Company, issued 1,800,000 common shares at $0.0375 per share for total cash proceeds of $67,500 to "accredited investors" in Ontario pursuant to the distribution exemption as a "closely-held issuer" within the meaning of Rule 45-501 of the Ontario Securities Commission. As a result of this offering, the Company recorded a diluted gain of $67,500. Prior to the transaction, the Company owned 93.9% of EnglishLingo, Inc.'s common shares. Subsequently, the Company's ownership interest was 86.6%.

19. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"):

The consolidated financial statements are prepared in accordance with generally accepted accounting principles ("GAAP") as applied in Canada. In the following respects, GAAP as applied in the United States differs from that applied in
Canada:




                                              2001          2000         1999
-----------------------------------------------------------------------------
Loss for the year - Canadian GAAP        $ (44,706)  $  (774,997)  $(276,459)
Impact of United States GAAP and
adjustments:
Development costs (a)                     (168,184)     (348,689)   (144,874)
Amortization of development costs           43,910        74,500      82,916
Software development costs (b)                   -       (30,957)    (93,227)
Amortization of software
development costs                           10,349             -           -
Compensation expense (c)                   (59,983)      (22,500)    (35,500)
-----------------------------------------------------------------------------
Loss for the year - United States GAAP   $(218,614)  $(1,102,643)  $(467,144)

19. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") (CONTINUED):

The cumulative effect of these adjustments on the consolidated shareholders' equity of the Company is as follows:


                                             2001         2000         1999
---------------------------------------------------------------------------
Shareholders' equity based on
Canadian GAAP                          $1,211,572   $1,142,778   $  75,903
Development costs (a)                    (850,619)    (726,345)   (452,156)
Software development costs (b)           (113,835)    (124,184)    (93,227)
Compensation expense (c)                 (124,033)     (64,050)    (41,550)
---------------------------------------------------------------------------
Shareholders' equity - United States
GAAP                                   $  123,085   $  228,199   $(511,030)

Under United States GAAP, the amounts shown on the consolidated balance sheets for development costs and software development costs would both be nil.

(a)     Development  costs:

Under Canadian GAAP, the Company defers the incremental costs relating to the development and pre-operating phases of new businesses and amortizes these costs on a straight-line basis over periods up to five years. Under United States GAAP, these costs are expensed as incurred.

(b)     Software  development  costs:

Under United States GAAP, the software development costs would be expensed as incurred.

(c)     Options  to  consultants:

Under Canadian GAAP, the Company does not recognize compensation expense when stock or stock options are issued to consultants. Any consideration paid on exercise of stock options or purchase of stock is credited to share capital. Under United States GAAP, the Company records compensation expense based on the fair value for stock or stock options granted in exchange for services from consultants.

19. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") (CONTINUED):

(d)     Statement  of  comprehensive  income:

Statement No. 130, Reporting Comprehensive Income ("SFAS 130"), establishes standards for the reporting and disclosure of comprehensive income and its components in financial statements. Components of comprehensive income or loss include net income or loss and all other changes in other non-owner changes in equity, such as the change in the cumulative translation adjustment and the unrealized gain or loss for the year on "available-for-sale" securities. For all periods presented, comprehensive loss is the same as loss for the year.

(e)     Stock-based  compensation  disclosure:

The Company measures compensation expense relating to employee stock option plans for United States GAAP purposes using the intrinsic value method specified by APB Opinion No. 25, which in the Company's circumstances would not be materially different from compensation expense as determined under Canadian GAAP.

Had the Company determined compensation expense based on the fair values at the grant dates of the stock options consistent with the method prescribed under Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards No. 123 ("SFAS 123"), the Company's loss would have been reported as the pro forma amounts indicated below:




                                 2001          2000         1999
----------------------------------------------------------------
Loss in accordance with
United States GAAP          $(218,614)  $(1,102,643)  $(467,144)
Pro forma loss               (271,881)   (1,127,018)   (499,894)
----------------------------------------------------------------

Pro forma loss per share -
basic and diluted           $   (0.02)  $     (0.08)  $   (0.05)


The effects on pro forma disclosure of applying SFAS 123 are not likely to be representative of the effects on pro forma disclosure in future years.

19. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") (CONTINUED):

The weighted average estimated fair value at the date of grant, as defined by SFAS 123, for options granted in fiscal 2001 was $0.13 (2000 - $0.45; 1999 - $0.18).

The fair value of each option granted was estimated on the date of grant using the Black-Scholes fair value option pricing model with the following assumptions:




                                       2001    2000   1999
----------------------------------------------------------
Risk-free interest rate                3.65%   6.09%  5.67%
Dividend yield                             -      -      -
Expected volatility                     129%    519%   576%
Expected life of the options in years     5       5      5


For the purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period on a straight-line basis.

(f)     Recent  accounting  pronouncements:

(i) In July 2001, the CICA and FASB issued new similar standards for Business Combinations, Goodwill and Other Intangible Assets. These standards provide new guidance on the accounting for a business combination at the date a business combination is completed. Specifically, they require use of the purchase method of accounting for all business combinations initiated after June 30, 2001, thereby eliminating use of the pooling-of-interests method. These standards also require that goodwill and certain other intangible assets will no longer be amortized and will be tested for impairment at least annually and written down only when impaired. The Company does not believe that the adoption of these standards will have a material impact on its financial statements.

(ii) In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and for the associated asset retirement costs. SFAS No. 143 is effective for the Company's fiscal year beginning January 1, 2002. The Company does not believe that the adoption of SFAS No. 143 will have a material impact on its financial statements.

19. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") (CONTINUED):

(iii) In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and related literature and establishes a single accounting model, based on the framework established in SFAS No. 121, for long-lived assets to be disposed of by sale. The Company is required to adopt SFAS No. 144 for its fiscal year beginning January 1, 2002. The Company does not believe that the adoption of SFAS No. 144 will have a material impact on its financial statements.

(iv) In November 2001, the CICA amended Handbook Section 1650, Foreign Currency Translation and issued Accounting Guideline 13, Hedging Relationships ("AcG 13"). The revision to Section 1650 will eliminate the deferral and amortization of foreign currency translation differences resulting from the translation of long-term monetary assets and liabilities denominated in foreign currencies. All such translation differences will be charged directly to income, Section 1650 will be in effect as of January 1, 2002. AcG 13 establishes new criteria for hedge accounting and will apply to all hedging relationships in effect on or after January 1, 2003. On January 1, 2003, the Company will reassess all hedging relationships to determine whether the criteria are met or not and will apply the new guidance on a prospective basis. To qualify for hedge accounting, the hedging relationship must be appropriately documented at the inception of the hedge and there must be reasonable assurance, both at the inception and throughout the term of the hedge, that the hedging relationship will be effective. Effectiveness requires a high correlation of changes in fair values or cash flows between the hedged item and the hedge. The Company does not believe that the adoption of revised Section 1650 and AcG 13 will have a material impact on its financial statements.

(v) Effective January 1, 2002, the Company will adopt the new Canadian accounting standard for stock-based compensation and other stock-based payments. The new standards will require additional disclosures for options granted to employees and that compensation cost be recorded for the fair value of options granted to non-employees. The new standards for non-employees will be similar in many respects to SFAS No. 123. The Company has not determined the impact on its financial statements of adopting these standards.

20.     COMPARATIVE  FIGURES:

Certain comparative figures have been reclassified to conform with the financial statement presentation adopted in the current year.


                                LINGO MEDIA INC.

                    CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                        (Expressed in Canadian dollars)
                                  (Unaudited)
                               SEPTEMBER 30, 2002

                                LINGO MEDIA INC.

                    CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                        (Expressed in Canadian dollars)
                                  (Unaudited)
                               SEPTEMBER 30, 2002












                                      INDEX






                                                          Page
                                                          ----

          Consolidated Interim Financial Statements:

          Balance Sheet                                     I

          Statement of Retained Earnings (Deficit)         II

          Statement of Operations                         III

          Statement of Changes in Cash Flows               IV

          Notes to Financial Statements                     V

                                             LINGO MEDIA INC.

                                     CONSOLIDATED INTERIM BALANCE SHEETS
                                        (Expressed in Canadian dollars)
                                                   (Unaudited)

                                                     ASSETS


                                                                   SEPTEMBER 30, 2002    DECEMBER 31, 2001
                                                                  --------------------  -------------------
CURRENT:

  Cash and cash equivalents                                       $            35,062   $            7,473
  Accounts receivable, net (Note 3)                                           685,436              336,840
  Loan receivable                                                              18,815               34,383
  Prepaid expenses and other                                                   36,830               52,778
  Inventory on hand                                                            23,328                    -
  Work in process                                                                   -              100,380
                                                                              799,471              531,854
                                                                  --------------------

Capital assets, net                                                            45,338               51,388
Development costs, net                                                        760,976              850,619
Acquired publishing content, net                                              282,679              335,681
Software development costs, net                                                82,788              113,835

                                                                            1,971,253            1,883,377


  LIABILITIES


CURRENT:
  Accounts payable                                                $           218,380   $          165,229
  Accrued liabilities                                                          39,750               41,000
  Current portion of long-term debt (Note 4)                                  131,903              411,096
                                                                              390,034              617,326

Long-term debt                                                                      -               54,480

                                                                              390,034              671,806


  SHAREHOLDERS' EQUITY
Authorized
Unlimited common shares and preferred shares with no par value.
Issued
20,733,827 common shares (December 31, 2001: 17,033,827)                    3,077,391            2,720,891
Deferred stock-based compensation                                              (3,958)                   -
Deficit                                                                    (1,492,213)          (1,509,319)
                                                                            1,581,220            1,211,572

                                                                  $         1,971,253   $        1,883,377

See accompanying notes to the consolidated financial statements.



                                                   LINGO MEDIA INC.
                                       CONSOLIDATED INTERIM STATEMENT OF DEFICIT
                                            (Expressed in Canadian dollars)
                                                      (Unaudited)
                                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002


                                                                            FOR THE NINE MONTHS ENDED SEPTEMBER 30
                                                                            --------------------------------------
                                                                                   2002                       2001
                                                                                   ----                       ----
Deficit, beginning of period                                                 (1,509,319)               (1,464,613)

Net income (loss) for the period                                                 17,106                  (146,757)
                                                                            -----------                 ----------
Deficit, end of period                                                       (1,492,213)               (1,611,370)
                                                                            ===========                 ==========
See accompanying notes to the consolidated financial statements.


                                                   LINGO MEDIA INC.
                                         CONSOLIDATED STATEMENTS OF OPERATIONS
                                            (Expressed in Canadian dollars)
                                                      (Unaudited)
                                      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002


                                                                            FOR THE NINE MONTHS ENDED SEPTEMBER 30
                                                                            --------------------------------------
                                                                                   2002                       2001
                                                                                   ----                       ----
Revenue                                                                    $  1,032,322                  $  84,051
Cost of sales                                                                   386,523                          -
                                                                                645,799                     84,051

EXPENSES
  General and administrative                                                    418,439                    356,139
  Interest on long term debt                                                     20,104                     20,954
  Other interest and bank charges                                                 2,237                      2,449
  Amortization of capital assets and deferred assets                            191,712                     48,985
  Amortization of deferred stock-based compensation                               3,542                          -
                                                                             ----------                   --------
PROFIT (LOSS) BEFORE THE UNDERNOTED                                               9,766                  (344,476)

  Gain on Issue of shares of subsidiary                                         101,438                          -

  Gain on sale of subsidiary                                                                               197,719
                                                                             ----------                   --------
                                                                                111,203                  (146,757)
EARNINGS (LOSS) BEFORE INCOME TAXES

Income taxes                                                                     94,097                          -

EARNINGS (LOSS) FOR THE PERIOD                                                $  17,106               $  (146,757)
                                                                             ==========                   ========
                                                                             ----------                   --------
Earnings (Loss) Per Share - Basic and Diluted                                   $  0.00                  $  (0.01)
                                                                             ----------                   --------
Weighted average number of common shares outstanding                         17,281,401                 15,966,978

See accompanying notes to the consolidated financial statements.


                                                  LINGO MEDIA INC.
                                     CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
                                            (Expressed in Canadian dollars)
                                                      (Unaudited)
                                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                                            FOR THE NINE MONTHS ENDED SEPTEMBER 30
                                                                            --------------------------------------
                                                                                   2002                       2001
                                                                                   ----                       ----
OPERATING ACTIVITIES
  Net income (loss) for the period                                             $  17,106              $  (146,757)

Items not affecting Cash:
  Gain on Issue of shares of subsidiary                                         (101,438)                        -
  Amortization of capital assets and deferred assets                             191,712                    48,985
  Amortization of deferred stock-based compensation                                3,542                         -
  Gain on sale of subsidiary                                                                             (197,719)

Change in non-cash working capital items:
  Accounts receivables                                                          (348,596)                   28,363
  Short-term investments                                                                                    22,662
  Loan receivable                                                                 15,568                     1,118
  Prepaid expenses and other                                                      15,947                         -
  Inventory on hand                                                              (23,328)                        -
  Work in process                                                                100,380                  (17,837)
  Accounts payable                                                                53,151                  (55,265)
  Accrued liabilities                                                             (1,250)                   19,748
                                                                               ----------                   ------
                                                                                 (77,205)                (296,702)
                                                                               ----------                   ------

FINANCING ACTIVITIES
  Issuance of capital stock, net                                                 349,000                    20,000
  Repayment of bank indebtedness                                                       -                 (145,000)
  Increase  in long-term debt                                                    180,621                   532,497
  Repayment of long-term debt                                                   (514,293)                 (95,460)
                                                                               ----------                   ------
                                                                                  15,327                   312,037
                                                                               ----------                   ------

INVESTING ACTIVITIES
  Development costs                                                              (10,313)                 (94,626)
  Realization of net assets of discontinued operations
  Purchase of capital assets                                                      (1,658)
  Proceeds of sale of subsidiary                                                                           150,000
  Proceeds of sale of shares of subsidiary                                       101,438
                                                                               ----------                   ------
                                                                                  89,467                    55,374
                                                                               ----------                   ------

Increase in cash and cash equivalents                                             27,589                    70,709

Cash and cash equivalents - Beginning of period                                    7,473                    44,207
                                                                               ----------                   ------

CASH AND CASH EQUIVALENTS - END OF PERIOD                                      $  35,062                $  114,916
                                                                               ==========                   ======

See accompanying notes to the consolidated financial statements.

                                LINGO MEDIA INC.

                   Notes to Consolidated Financial Statements
                         (Expressed in Canadian dollars)

                    For the nine months ended September 30, 2002

Lingo Media Inc. (the "Company") develops, publishes, licenses and distributes books, audiocassettes, multimedia and ancillary products for English language learning for the school and retail markets in China and Canada.

1.     FUTURE  OPERATIONS

These financial statements have been prepared on a going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of business. The application of the going concern concept is dependent on the Company's ability to generate future profitable operations and/or obtain additional financing to fund future operations.

2.     SIGNIFICANT  ACCOUNTING  POLICIES:

The disclosures contained in these unaudited interim consolidated financial statements do not include all requirements of generally accepted accounting principles (GAAP) for annual financial statements. The unaudited interim consolidated financial statements should be read in conjunction with the annual consolidated financial statements for the year ended December 31, 2001.

The unaudited interim consolidated financial statements reflect all adjustments, consisting only of normal recurring accruals, which are, in the opinion of management, necessary to present fairly the financial position of the Company as of September 30, 2002 and the results of operations and cash flows for the nine months ended September 30, 2001 and 2002.

The  Company  experiences  seasonal  variation  in  revenue.

The unaudited interim consolidated financial statements are based upon accounting principles consistent with those used and described in the annual consolidated financial statements, except the following:

(a)     Business  Combinations,  goodwill  and  other  intangible  assets:

In September 2001, the Canadian Institute of Chartered Accountants (CICA) issued Handbook Sections 1581 "Business combinations" and 3062 "Goodwill and other intangible assets". The new standards mandate the purchase method of accounting for business combinations and require that goodwill no longer be amortized but instead be tested for impairment at least annually. The standards also specify criteria that intangible assets must meet to be recognized and reported apart from goodwill. The standards require that the value of the shares issued in a business combination be measured using the average share price for a reasonable period before and after the date the terms of the acquisition are agreed to and announced. Previously, the consummation date was used to value the shares issued in a business combination. The new standards are substantially consistent with U.S. GAAP. Adoption of the new standards has not impacted the consolidated financial statements, as the Company does not have intangible assets with an indefinite life or goodwill.

(b)     Stock-based  compensation  and  other  stock-based  payments:

Effective January 1, 2002, the Company adopted the new CICA Handbook Section 3870, which requires that a fair value based method of accounting be applied to all stock-based payments to non-employees and to direct awards of stock to employees. However, the new standard permits the Company to continue its existing policy of recording no compensation cost on the grant of stock options to employees with the addition of pro forma information. The Company has applied the pro forma disclosure provisions of the new standard to awards granted on or after January 1, 2002. The pro forma effect of awards granted prior to January 1, 2002 has not been included.

The standard requires the disclosure of pro forma net earnings and earnings per share information as if the Company had accounted for employee stock options under the fair value method. The fair value of the options issued in the quarter is determined using the Black-Scholes option pricing model. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to income over the vesting period. For the nine months ended
September 30, 2002, the Company's pro forma net earnings is identical to reported earnings as there were no options issued to employees.

3.     ACCOUNTS  RECEIVABLE


The components of accounts receivables at the following dates are as follows:

                           September 2002   December 2001
---------------------------------------------------------
Trade Receivables             $  647,936       $  336,840
Grant Receivable                  37,500                -
---------------------------------------------------------
Total                            685,436          336,840

Grant receivable was used to reduce general and administrative expenses relating to the Company's publishing projects.


4.       LONG-TERM  DEBT:


                                                                  September 2002   December 2001
Bank Loan, repayable in monthly installments of $4,225
   plus interest, bearing interest at 4.75% per annum,
   secured by a general security agreement, maturing
   November 23, 2002. During the period, BDC extended
   the terms of repayment by an additional four months
   thereby the loan will mature on March 23, 2003.                     $  25,350       $  59,150
Shareholder loan payable due to a company controlled by a
   director of the Company, is interest bearing at 12%
   per annum and is due in full on January 31, 2003                                        5,000
Shareholder loan payable, interest bearing at 12% per annum and
   is due on January 31, 2003                                            106,553          36,805
Bank Loan payable, interest bearing at prime rate plus 8%
   per annum and was due in full on April 1, 2002                                        364,621
------------------------------------------------------------------------------------------------
                                                                         131,903         465,576

Less current portion                                                     131,903         411,096
------------------------------------------------------------------------------------------------
                                                                            $  -       $  54,480

5.     CAPITAL  STOCK,  WARRANTS  AND  STOCK  OPTIONS:

(a)     Authorized:

            Unlimited preference shares, no par value
            Unlimited common shares, no par value

The following details the changes in issued and outstanding shares for nine months ended September 30,2002.




                                                                                 Common Shares
                                                                               Number     Amount
------------------------------------------------------------------------------------------------
Balance, December 31, 2001                                                 17,033,827  2,720,891
Issued:
       Private placement (i)                                                3,700,000    349,000
       Stock Based Compensation                                                            7,500
------------------------------------------------------------------------------------------------
Balance, September 30, 2002                                                17,033,827  3,077,391

(1) During March 2002, the Company completed a private placement of 3,700,000 common shares and 2,775,000 Class D Purchase Warrants for cash proceeds, net of issue costs, of $349,000. The Class D Purchase Warrants entitle the holder to acquire one common share for a price of $0.10 per share for each warrant. The Class D Purchase Warrants expire in March 2003. The closing stock price for the Company's stock on TSX Venture Exchange was $0.10.



(b) Changes for the stock option plans during the nine months ended September 30,2002:

                                                                                        Weighted
                                                                                         average
                                                                 Number of exercise        Price
                                                                        shares
------------------------------------------------------------------------------------------------
Options outstanding, beginning of the year                             1,895,000         $  0.43
Options granted                                                          170,000            0.11
Options exercised                                                              -               -
Options cancelled                                                        (91,660)           0.19
Options expired                                                                -               -
------------------------------------------------------------------------------------------------
Options outstanding at the end of the year                             1,973,340            0.22
------------------------------------------------------------------------------------------------
Options exercisable,
    end of period                                                     1, 715,007            0.24
------------------------------------------------------------------------------------------------


The following table summarizes information about stock options outstanding at September 30,2002:


                               Options outstanding                         Options vested
                         -------------------------------------       ---------------------------
                                        Weighted
                                         average      Weighted                          Weighted
Range of                               remaining       average                           average
exercise                   Number    contractual      exercise         Number           exercise
price                 outstanding           life         price    outstanding              price
------------------------------------------------------------------------------------------------
0.10 - $0.12              850,000            3.89      $ 0.11         591,667             $ 0.11
0.20 - $0.22              743,340            1.59        0.20         743,340               0.20
0.45 - $0.50              380,000            2.91        0.49         380,000               0.49
------------------------------------------------------------------------------------------------
                        1,973,340            2.84        0.22       1,715,007               0.24

The following table summarizes information about warrants outstanding at September 30,2002:


Class  C  Warrants  outstanding                                          500,000
(each warrant exercisable into one common share at $0.15 per share, expiring November 23, 2002 (the expiry date of the warrants has been extended to November 23, 2003 at the exercise price of $0.15))

Class  D  Warrants  outstanding                                        2,775,000
(each warrant exercisable into one common share at
$0.10 per share, expiring March 30, 2003(the expiry
date of the warrants has been extended to December 31,
2003 at the revised exercise price of $0.12))
--------------------------------------------------------------------------------

Total  warrants  Outstanding                                           3,275,000

6.      SEGMENT  INFORMATION:
The Company operates as an international business and has no distinct reportable business segments.

The Company is developing books, audiocassettes, multimedia and ancillary products for English language learning to be sold or licensed to the school market, primarily in China and Canada. This service is called Educational Publishing. The Company also develops original publishing properties on a contract basis for corporate clients. This service is called Trade Publishing.

The Company's revenue by geographic region based on the region in which the customer is located is as follows:




                                                 September 2002   September 2001
--------------------------------------------------------------------------------
Canada                                               $  383,377        $  19,551
China                                                   648,945           64,500
--------------------------------------------------------------------------------
                                                   $  1,032,322        $  84,051

Substantially all of the Company's identifiable assets as at September 30, 2002 and December 31, 2001 are located in Canada.

The  Company's  revenue  by  type  of  service  is  as  follows:


                                                 September 2002   September 2001
--------------------------------------------------------------------------------
Educational Publishing                             $  1,024,822        $  69,051
Trade Publishing                                          7,500           15,000
--------------------------------------------------------------------------------
                                                   $  1,032,322        $  84,051


7.  GAIN  ON  ISSUE  OF  SHARES  BY  SUBSIDIARY:

During the first nine months of year 2002, EnglishLingo, Inc., a subsidiary of the Company, issued common share for proceeds of U.S. $67,625 (CDN $101,438). As a result of this offering, the Company recorded a dilution gain of CDN$101,438.

 8. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP")

The consolidated financial statements are prepared in accordance with generally accepted accounting principles ("GAAP") as applied in Canada. In the following respects, GAAP as applied in the United States differs from that applied in
Canada:


                                                                   September 30, 2002   September 30, 2001
----------------------------------------------------------------------------------------------------------
Net income (loss) for the period - Canadian GAAP                            $  17,106         $  (146,757)
Impact of U.S. GAAP and adjustments:
Development costs (a)                                                         (10,313)            (94,626)
Amortization of development costs                                              89,607               39,728
Software development costs (b)                                                       -                   -
Amortization of software development costs                                     41,395                    -
Compensation expense (c)                                                      (58,767)            (41,804)
----------------------------------------------------------------------------------------------------------
Gain (Loss) for the year - U.S. GAAP                                        $  79,029         $  (243,459)


The cumulative effect of these adjustments on the consolidated shareholders' equity of the company is as follows:




                                                                   September 30, 2002    December 31, 2001
----------------------------------------------------------------------------------------------------------
Shareholders' equity based on Canadian GAAP                              $  1,581,220         $  1,211,572
Development costs (a)                                                        (760,976)            (850,619)
Software development costs (b)                                                (82,788)            (113,835)
Compensation expense (c)                                                     (182,800)            (124,033)
-----------------------------------------------------------------------------------------------------------
Shareholders' equity - U.S. GAAP                                           $  554,656            $  123,085

Under United States GAAP, the amounts shown on the consolidated balance sheet for development costs and software development costs would both be nil.

 (a)     Development  costs:

Under Canadian GAAP, the Company defers the incremental costs relating to the development and pre-operating phases of new businesses and amortizes these costs on a straight-line basis over periods up to five years. Under United States GAAP, these costs are expensed as incurred.

      (b)  Software  development  costs:

Under United States GAAP, the software development costs would be expensed as incurred.

8. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP")

(c)     Options  to  consultants:

Prior to January 1, 2002, the Company did not recognize compensation expense under Canadian GAAP when stock or stock options were issued to consultants. Under U.S. GAAP, the Company has always recorded compensation expense based on the fair value for stock or stock options granted in exchange for services from consultants.

(d)  Statement  of  comprehensive  income:

Statement No. 130, "Reporting Comprehensive Income" ("SFAS 130") establishes standards for the reporting and disclosure of comprehensive income and its components in financial statements. Components of comprehensive income or loss include net income or loss and all other changes in other non-owner changes in equity, such as the change in the cumulative translation adjustment and the unrealized gain or loss for the year on "available-for-sale" securities. For all periods presented, comprehensive income is the same as net income.

9.     SUBSEQUENT EVENTS

(a) The Company amended the terms of its Series C Warrant by extending the term for exercise of the Warrants for one additional year, expiring November 23, 2003. The Company issued 500,000 Series C Warrants pursuant to a Private Placement. Each warrant entitles the holder to purchase one common share of the Company at $0.15 per share.

(b) The Company amended the terms of its Class D Warrant by extending the term for exercise of the Warrants for nine additional months, expiring December 31, 2003. 2,775,000 Class D Warrants were issued pursuant to the provisions of a Private Placement. Each Class D Warrant entitles the holder to purchase one common share of the Company at $0.10 per share.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Bylaws contain provisions to (i) eliminate the personal liability of our directors and officers for monetary damages resulting from breaches of their fiduciary duty (other than breaches from their own willful neglect or default) provided that nothing shall relieve our directors and officers from the duty to act in accordance with the Business Corporations Act of Ontario and the regulations thereunder or from liability for any breach thereof and (ii) indemnify our directors and officers if he acted honestly and in good faith with a view to the best interests of the Company, and in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. As a result of these provisions, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care.
The Securities and Exchange Commission has taken the position that the provisions will have no effect on claims arising under the federal securities laws.

ITEM 7.  RECENT SALES OF UNREGISTERED SECURITIES.

Financings
----------

The Company has financed its operations through borrowings and/or private issuance of common shares:

During May 1996, Lingo Media Ltd., formerly Alpha Corporation, a wholly-owned subsidiary of the Company issued 957,022 shares of common stock in consideration for forgiveness of debt in the amount of $95,702 owed to two individuals and one entity. The Company believes that these transactions were exempt from registration pursuant to Section 4(2) of the Securities Act as transactions by an Issuer not involving a public offering.

During August 1996, Lingo Media Ltd., formerly Alpha Corporation, a wholly-owned subsidiary of the Company, issued 700,000 shares for $120,000 to eight individuals and two corporations. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an Issuer not involving a public offering.

During April 1996, the Company issued 1,200,000 shares to six individuals in consideration for $120,000, which included Michael P. Kraft, our chief executive officer, president and director, and Richard J.G. Boxer, a Company director. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an Issuer not involving a public offering.

During May 1997, a stock option was exercised by a former director for 70,000 shares resulting in proceeds to the Company of $14,000. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an Issuer not involving a public offering.

From March 2000 through April 2000 the Company issued 5,000,000 shares in consideration for net proceeds of $1,811,872 to various investors outside of the United States. The Company believes that the transaction was exempt from registration pursuant to Regulation S.

From February through March 2000, stock options were exercised by three individuals for 150,000 shares resulting in proceeds of $30,000. The Company believes that the transactions were exempt from registration pursuant to Section 4(2) of the Securities Act as transactions by an Issuer not involving a public offering.

During April 2001, a stock option was exercised by Michael P. Kraft, our chief executive officer, president and director, for 100,000 shares resulting in proceeds of $20,000. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an Issuer not involving a public offering.

During November 2001, 1,000,000 units were issued in consideration for $100,000 to one entity. Each unit priced at $0.10 and consisting of one common share and one-half common share purchase Class C warrant. Each whole warrant is exercisable into one common share at a price of $0.15 per share for a period of 12 months. These Class C Warrants expiring November 23, 2002 exercisable at
$0.15 were extended until November 23, 2003 at $0.15 per share. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an Issuer not involving a public offering.

During March 2002, 3,700,000 units were sold in consideration for net proceeds of $349,000 to seven individual investors. Each Unit is comprised of one common share and three quarters of one Class D Warrant. Each whole Class D Warrant entitles the holder to purchase one common share at an exercise price of $0.10 per share for a period of 12 months from the date of closing. Class D warrants are exercisable at $0.10 per share until March 30, 2003, the original expiry date. The expiry date of the Class D warrants was extended by the Company pursuant to the approval of the TSX Venture Exchange for an additional 9 months from March 31, 2003 to December 31, 2003 at $0.12 per share. According to the TSX Venture Exchange policy, the exercise price of the Class D warrants at the time of the application for approval of the extension has to be higher than the market price of the shares. On March 19, 2003 the closing market price for our shares was $0.11. Accordingly, the exercise price for the Class D warrants during the 9 month extension period is $0.12 per share. The company believes that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an Issuer not involving a public offering..

ITEM 8.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS. The following is a list of exhibits to this registration statement:

Exhibit No.

2.1(1)     Acquisition Agreements with Alpha Corporation,
           dated May 7, 1997
2.2(1)     Acquisition Agreements for CSVL, dated March 5, 1998
2.3(1)     Stock Purchase Agreement of AlphaCom Corporation
2.4(1)     Amendment to Stock Purchase Agreement of AlphaCom Corporation
3.1*       Certificate of Incorporation
3.2(2)     Bylaws
3.3(2)     Amendment to Certificate of Incorporation4.1(2)
           Form of share certificate
4.2*       Class C warrant Certificate expiring on November 23, 2002
4.3*       Class D warrant Certificate expiring on March 30,2003
4.4*       Amended Class C warrant Certificate expiring on November 23, 2003
4.5*       Amended Class D warrant Certificate expiring on December 31,2003
5.1*       Opinion of David M. Loev, Attorney at Law - as to certain matters
10.1(1)    Management Agreement with MPK Inc.
10.2(1)    Amendment to Agreement with Michael P. Kraft
10.3(1)    Amendment #2 to Agreement with Michael P. Kraft

PEOPLE'S  EDUCATION  PRESS:

10.4(1)    Master Agreement to Develop, Publish and Sell Product
10.5(1) Product Agreement #1 - Communications: An Interactive EFL Program (Grade 1-6)
10.6(1)    Product Agreement #2 - Junior Reading Training Series
10.7(1)    Product Agreement #3 - Beginning English for Young Learners

CRAZY  ENGLISH  (RENZHEN  GROUP):

10.8(1)    Master Agreement to Develop, Publish and Sell Product
10.9(1)    Product Agreement #1 - English In Business Communications
10.10(1)   Product Agreement #2 - The Out Loud Program

Escrow Agreements
10.11(1) Performance Escrow Agreement (Form C Escrow Agreement) between Alpha Ventures Inc. (now Lingo Media Inc.), Montreal Trust Company of Canada (Transfer Agent) and Kraft and Sherman Holding Companies (1077431 Ontario Limited and Kraft Investments Corp.) & Kraft and Sherman RRSP's
10.12(1) Performance Escrow Agreement between Sherman Holding Company (1077431 Ontario Limited), Montreal Trust Company of Canada (Transfer Agent) and Richard Sherman
10.13(1) Performance Escrow Agreement between Kraft Holding Company (Kraft Investments Corp.), Montreal Trust Company of Canada
            (Transfer Agent), and Michael P. Kraft & Associates Inc.

23.1*       Consent of KPMG, LLP
23.2*       Consent of David M. Loev, Attorney at Law, See Exhibit 5.1

* Filed Herein
(1) Filed as an exhibit to the F-1/A amended registration statement filed on December 20, 2002.
(2) Filed as an exhibit to the F-1/A amended registration statement filed on February 24, 2003.
(b)         Financial Statements

                              FINANCIAL STATEMENTS
                              --------------------

Index  to  Financial  Statements
--------------------------------

Audited  Financial  Statements
------------------------------
A.  Auditor's  Report,  dated  May  3,  2002
    Consolidated  Balance  Sheets  at  December  31,  2001  and  December  31,
    2000

    Consolidated  Statements  of  Operations  and  Deficit
    for  the  years ended December 31, 2001,  December 31, 2000 and December 31,
    1999

    Consolidated  Statements  of  Cash  Flows
    for the years ended December 31, 2001, December 31, 2000, and December 31, 1999

    Notes  to  Financial  Statements

Unaudited  Financial  Statements
--------------------------------

B.  Consolidated  Balance  Sheet  at  September  30,  2002

     Consolidated Statements of Operations and Deficit for the Nine Months Ended September 30, 2002 and September 30, 2001 and the Nine Months Ended
     September  30,  2002  and  September  30,  2001

     Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2002 and September 30, 2001, and the Nine Months Ended September 30, 2002 and September 30, 2001

    Notes to Financial Statements

ITEM 9.  UNDERTAKINGS.

The registrant hereby undertakes that it will:

     1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement

          a) Include any prospectus required by Section 10(a)3) of the Securities Act;

          b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          c) Include any additional or changed material information on the plan of distribution.

     2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (Sec.239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Sec.210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     6) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    Part II-2

                                 SIGNATURE PAGE

     Pursuant to the requirements of the Securities Act of 1933, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Canada, on March 26, 2003.
                              By  /s/ Michael P. Kraft
                              -----------------------------
                              Name: Michael P. Kraft
                              Title:  Chief Executive Officer
                              and Director

                               By  /s/ Khurram R. Qureshi
                               -----------------------------
                              Name:  Khurram R. Qureshi
                              Title:  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                          Date

/s/ Michael P. Kraft     President, Chief Executive     March 26, 2003
--------------------     Officer and Board Member
Michael P. Kraft

/s/ Khurram R. Qureshi   Chief Financial Officer        March 26, 2003
----------------------
Khurram R. Qureshi

/s/ Richard J. G. Boxer  Board Member                   March 26, 2003
-----------------------
Richard J. G. Boxer

/s/ Richard H. Epstein   Board Member                   March 26, 2003
----------------------
Richard H. Epstein

/s/ Chen Geng            Board Member                   March 26, 2003
-------------
Chen Geng

/s/ Scott Remborg        Board Member                   March 26, 2003
-----------------
Scott Remborg

/s/ Imran Atique         Secretary / Treasurer          March 26, 2003
----------------
Imran Atique